PROSPECTUS AND DISCLOSURE DOCUMENT
QUADRIGA SUPERFUND, L.P.
$254,640,514 SERIES A
$255,111,165 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST
The Offering
     Quadriga Superfund, L.P. is offering two separate series of limited partnership units, designated Series A and Series B, in an aggregate offering amount of up to $509,751,679 for both Series A and Series B together. The two Series are traded and managed the same way except for the degree of leverage. The assets of each Series are segregated from the other Series and each Series is offered separately.
     Superfund Asset Management, Inc. and additional selling agents are offering the Series’ Units on the last day of each month at a price of month-end net asset value per unit. As of May 31, 2007, the net asset value of a Series A unit was $1,356.77 and the net asset value of a Series B unit was $1,562.30. No up-front underwriting discount or commission will be taken. The selling agents will use their best efforts to sell the Units offered. The offering will be conducted on a continuous basis until all Units have been sold. Subscription proceeds are held in escrow at HSBC Bank USA until released to the Series. There is no minimum number of Units that must be sold for Units to be issued at the end of each month.
The Risks
     These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “THE RISKS YOU FACE” ON PAGE 8.

•	Each Series is speculative and is leveraged from time to time.

•	Performance can be volatile and the net asset value per unit may fluctuate significantly in a single month.

•	You could lose all or substantially all of your investment in each Series.

•	Superfund Capital Management, Inc. has total trading authority over each Series. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•	There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See “Distributions and Redemptions.”

•	Transfers of interest in the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management, Inc. may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for a Series. See “Quadriga Superfund, L.P. Third Amended and Restated Limited Partnership Agreement.”

•	Substantial expenses must be offset by trading profits and interest income for each Series to be profitable.

•	No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

     Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial and tax adviser.
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.
     THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner
Prospectus dated June 29, 2007

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT
      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.
      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 3 THROUGH 6 AND 37 THROUGH 39 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 5.
      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 8.
      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

      THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN EACH SERIES’ REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN WASHINGTON, D.C. EACH SERIES FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. EACH SERIES’ FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP:// WWW.SEC.GOV.

      Until 40 days from the date of this Prospectus, all dealers effecting transactions in the Units, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUPERFUND CAPITAL MANAGEMENT, INC.
General Partner
OTWAY BUILDING
PO BOX 1479
GRAND ANSE
ST. GEORGE’S, GRENADA
WEST INDIES
(473) 439-2418

v

      An electronic version of this Prospectus is available on a special web site (http://www.superfund.net) being maintained by Superfund Asset Management, Inc.

SUMMARY
General
      Quadriga Superfund, L.P. (the “Fund”) is offering two separate series of limited partnership units (“Units”): Quadriga Superfund, L.P. Series A and Quadriga Superfund, L.P. Series B (each, a “Series”). Each Series trades speculatively in the U.S. and international futures and cash foreign currency markets. Specifically, each Series trades in a portfolio of more than 100 futures and cash foreign currency markets using fully automated, proprietary, computerized trading systems. The Superfund trading systems are licensed to Superfund Capital Management, Inc., a Grenada corporation (“Superfund Capital Management”) on a non-exclusive basis. These systems automatically initiate buy and sell trading signals and monitor relevant technical indicators on over 100 markets traded in the United States, Canada, Mexico, Europe and Asia. Each Series’ strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) trend-following, and (iv) money management. Superfund Capital Management may also formulate new approaches to carry out the overall investment objective of each Series. Superfund Capital Management reserves the right to trade other pools and/or funds.
      The leverage and trading methodology employed with respect to Series A is the same as that for Superfund Q-AG, a private non-U.S. fund managed by Superfund Trading Management, Inc., an affiliate of Superfund Capital Management. The leverage and trading methodology employed with respect to Series B is the same as that for Superfund GCT, a private non-U.S. fund managed by Superfund Fund Management (also an affiliate of Superfund Capital Management). Series B is leveraged approximately 1.5 times Series A. Performance information for each Series is shown beginning on page 16 and for these private, non-U.S. funds beginning on page 109 of the Prospectus.
      Each Series trades in more than 100 futures and forward markets globally, including both commodity and financial futures. The primary sectors that each Series may trade are: currencies, livestock, agricultural, metals, interest rates, energy, stock indices and grains. Each Series will emphasize instruments with low correlation to each other and high liquidity for order execution. Notwithstanding each Series’ philosophy of diversification among markets traded, a majority of each Series’ market exposure may be concentrated in only one or two market sectors from time to time.
      The proprietary software technology embodied in Superfund’s trading systems examines a broad array of investments around the world to identify possible opportunities that fit within a narrow selection criteria. This methodology primarily uses trend-following technical trading strategies. The duration of these trends vary from days to months. The technology is designed to isolate market patterns that offer high reward to risk potential based on historical data. Once potential trades are identified, the systems apply additional filters with respect to trend and volatility analysis. Finally, prior to generating definite buy or sell signals, the systems take into consideration macro variables such as overall risk capital and portfolio volatility. All transactions are then executed using a fully automated computerized system.
      The following summary provides a review in outline form of certain important aspects of an investment in each Series.

How to Subscribe for Units

•	Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared at the applicable month-end net asset value for the respective Series.

•	Each Series will accept subscriptions throughout the continuing offering period, which can be terminated by Superfund Capital Management at any time. Superfund Capital Management has no present intention to terminate the offering.

•	The selling agents will use their best efforts to sell the Units offered, without any firm underwriting commitment. Superfund Capital Management is also offering Units, through Superfund Asset Management, Inc., to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Agreement and Power of Attorney. Read the Subscription Agreement and Power of Attorney as well as this Prospectus carefully before you decide whether to invest.
Minimum Investment in Each Series
      Minimum initial investment is $5,000 per Series. Persons that become limited partners by holding Units in a particular Series may make additional investments in that same Series of at least $1,000.

Is Quadriga Superfund, L.P. a Suitable Investment for You?
      An investment in each Series is speculative and involves a high degree of risk. Each Series is not a complete investment program. Superfund Capital Management offers each Series as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in each Series should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

(1) a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

(2) a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.
      A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.
Risk Factors You Should Consider Before Investing in Either Series

•	Each Series is a highly volatile and speculative investment. There can be no assurance that each Series will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

•	For every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and offsetting loss. Each Series has from time to time in the past experienced drawdowns. Investments managed by Superfund Capital Management will likely experience drawdowns in the future.

•	Each Series trades in futures and forward contracts. Therefore, each Series is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to each Series.

•	There is no secondary market for Units of each Series and it is not anticipated that any such market will develop.

•	Each Series is subject to numerous conflicts of interest including the following:

(1) Superfund Capital Management is both the general partner and trading advisor of each Series and its fees and services have not been negotiated at arm’s length. Superfund Capital Management has a disincentive to replace itself as trading advisor, even if doing so may be in the best interests of each Series;

(2) Superfund Capital Management, each Series’ clearing brokers and their respective principals and affiliates, may trade in the futures and forward markets for their own accounts and may take positions opposite or ahead of those taken for each Series; and

(3) Superfund Capital Management’s principals are not obligated to devote any minimum amount of time to the Fund.

•	Limited Partners take no part in the management of each Series, and the past performance of Superfund Capital Management or each Series is not necessarily indicative of future results of a Series.

•	Superfund Capital Management will be paid a monthly management fee of 1/12 of 1.85% of the monthly net asset value (1.85% annually) for each Series, regardless of profitability. Superfund Capital Management will also be paid monthly performance fees equal to 25% of aggregate cumulative net appreciation of each Series above its previous highest value, excluding interest income, in net asset value, if any.

•	Each Series is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•	Although each Series is liquid compared to other “alternative” investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon ten business days’ written notice. You may transfer or assign your Units after 30 days’ advance notice, and only with the consent of Superfund Capital Management which may not be given if such transfer may result in adverse legal or tax consequences for a Series.

•	Even though each Series does not intend to make distributions, you will be liable for taxes on your share of trading profits and other income of the Series in which you invest. For U.S. federal income tax purposes, if the Series in which you invest has taxable income for any year, that income will be taxable to you in accordance with your allocable share of income from the Series in which you invest even though Superfund Capital Management does not presently intend to make distributions from either Series.
Investment Factors You Should Consider Before Investing in Either Series

•	Each Series is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

•	Superfund Capital Management utilizes proprietary, systematic trading systems for each Series.

•	Each Series has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that each Series will outperform other sectors of an investor’s portfolio or not produce losses. Each Series’ profitability also depends on the success of Superfund Capital Management’s trading techniques. If each Series is unprofitable, then it will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in each Series get the advantage of limited liability in highly leveraged trading.
Superfund Capital Management, Inc.
      Superfund Capital Management, the general partner and trading advisor for each Series, is responsible for the administration and trading of each Series. Affiliates of Superfund Capital Management manage various offshore investment funds with strategies substantially similar to that of each Series.
Charges to Each Series
      Each Series’ charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of each Series’ assets.
     Superfund Capital Management, Inc.

•	1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series.

•	25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.

•	Up to 1% of net assets in each Series per year (up to 1/12 of 1% payable monthly) for organization and offering expenses in connection with this offering, not to exceed the amount of actual expenses incurred. These expenses are estimated at approximately $973,650 over the life of this offering.

•	0.15% of net assets in each Series per year (1/12 of 0.15% payable monthly) for operating expenses such as legal, auditing, administration, printing and postage.
     Selling Agents and Others

•	An annual selling commission will be paid to Superfund Asset Management, Inc. an affiliate of Superfund Capital Management. The Units pay a commission of 4% of the month-end net asset value per Unit (1/12 of 4% per month) in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month net asset value per Unit thereafter. Each Series and Superfund Asset Management, Inc. may retain additional selling agents to assist with the placement of the Units. Superfund Asset Management, Inc. will pay all or a portion of the selling commission described above which it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales. If the selling commission paid in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the initial public offering price for such Unit (which is equal to approximately $50,975,168 out of the approximately $509,751,679 in Units registered in this offering).

•	If you participate in a registered investment adviser’s asset-based fee or fixed fee advisory program and your investment adviser recommends a portfolio allocation to the Fund, your Units purchased through Superfund Asset Management, Inc. will not be subject to the selling commissions described above.

•	$25.00 per round-turn transaction plus applicable National Futures Association (“NFA”) and exchange fees for brokerage commissions, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management, Inc. which serves as introducing broker for each Series. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $25.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $25.00.

•	“Bid-ask” spreads and prime brokerage fees for off-exchange contracts.

•	There are no penalties or charges applied upon the redemption of Units.
Breakeven Analysis
      The following tables show the fees and expenses that an investor would incur on an initial investment of $5,000 in each Series and the amount that such investment must earn to break even after one year.
Series A

		Dollar Return Required
	Percentage Return Required	($5,000 Initial Investment)
	Initial Twelve Months of	Initial Twelve Months of
Routine Expenses	Investment	Investment

Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	25.00%	$0
Selling Commissions	4.00%	$200.00
Offering Expenses(2)	1.00%	$50.00
Operating Expenses	0.15%	$7.50
Brokerage Fees(3)	3.75%	$187.50
Less Interest Income	4.25%	$212.50
TWELVE-MONTH BREAKEVEN	6.50%	$325.00

Series B

		Dollar Return Required
	Percentage Return Required	($5,000 Initial Investment)
	Initial Twelve Months	Initial Twelve Months
Routine Expenses	of Investment	of Investment

Management Fees	1.85%	$92.50
General Partner Performance Fees(1)	25.00%	$0
Selling Commissions	4.00%	$200.00
Offering Expenses(2)	1.00%	$50.00
Operating Expenses	0.15%	$7.50
Brokerage Fees(3)	5.63%	$281.50
Less Interest Income	4.25%	$212.50
TWELVE-MONTH BREAKEVEN	8.38%	$419.00

(1)	No performance fees will be changed until breakeven costs are met. However, because Superfund Capital Management’s performance fee is payable monthly, it is possible for Superfund Capital Management to earn a performance fee during a break-even or losing year.

(2)	Not to exceed the amount of actual expenses incurred. These expenses are estimated at approximately $973,650 over the life of this offering.

(3)	Assumes 1,500 round-turn transactions for Series A and 2,250 round-turn transactions for Series B per million dollars per year at a rate of $25 per transaction.*

*	In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.
Distributions and Redemptions
      Each Series is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon 10 business days’ written notice to Superfund Capital Management. Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series but not a redemption request submitted in good form and in a timely manner. Superfund Capital Management does not intend to make any distributions. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and subscription at the then applicable respective net asset values of each Series.
Federal Income Tax Aspects
      Superfund Capital Management believes that all of the income generated by and expected to be generated by each Series will constitute “qualifying income” and has so advised Sidley Austin LLP. As a result, in the opinion of Sidley Austin LLP, Chicago, Illinois, each Series will be classified as a partnership for federal income tax purposes and will not be considered a publicly-traded partnership taxable as a corporation for federal income tax purposes. As such, whether or not Superfund Capital Management has distributed any cash to the Limited Partners, each Limited Partner must report his or her allocable share of items of income, gain, loss and deduction of each Series and is individually liable for income tax on such share. To the extent each Series invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, constitute a mixture of: 1) ordinary income or loss; and/or 2) capital gain or loss. Trading losses of each Series, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the Limited Partners of such Series. Although each Series treats the management fees and performance fees paid to Superfund Capital Management as ordinary expenses, such expenses may be subject to restrictions on deductibility for federal income tax purposes or be treated as non-deductible syndication costs by the Internal Revenue Service.

Fees to be Paid by the Fund

Recipient	Percentage

Superfund Capital Management
Management Fee	1.85%
Performance Fee	25.00%
Organization and Offering Expenses	1.00%*
Operating Expenses	0.15%
Superfund Asset Management
Sales Commission	4.00%**

*	Not to exceed the amount of actual expenses incurred. These expenses are estimated at approximately $973,650 over the life of this offering.

**	Pursuant to National Association of Securities Dealers, Inc. (“NASD”) rules, the maximum cumulative sales commission per Unit is 10.00% of the initial public offering price of such Unit.
      Above amounts are annualized and paid monthly in arrears at 1/12 the rates shown.
      Each Series will be charged a brokerage commission for execution and brokerage services of $25.00 per round-turn transaction plus applicable NFA and exchange fees, where brokerage commissions are charged in U.S. dollars. Fluctuations in foreign currency exchange rates will cause the actual commissions charged to the Fund in non-U.S. currencies for certain foreign futures contracts to be more or less than $25.00. A portion of these brokerage commissions will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Asset Management which serves as introducing broker for each Series. Such brokerage commissions are estimated to be approximately 3.75% for Series A and 5.63% for Series B. In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.

Organizational Chart
      The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management is both the general partner and trading advisor for each Series. The selling agents (other than Superfund Asset Management) and clearing brokers are not affiliated with Superfund Capital Management or each Series.

(1)	If the maximum number of Units are sold publicly, Superfund Capital Management would maintain a 1% ownership interest in the Fund.

(2)	If the maximum number of Units are sold publicly, investors would have a 99% ownership interest in the Fund.

THE RISKS YOU FACE
Market Risks

Possible Total Loss of an Investment in each Series
      Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in each Series.

Each Series Will Be Highly Leveraged
      Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Series will be able to hold positions with face values equal to several times each Series’ net assets. The ratio of margin to equity for Series A is approximately 20% and approximately 30% for Series B, but each Series can range from 10% to 50% due to factors such as market volatility and changes in margin requirements. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Superfund Capital Management will monitor the leverage of each Series regularly but is not limited by the amount of leverage it may employ, except that Series A will be leveraged less than Series B.

Illiquidity of Your Investment
      There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, each Series might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect each Series and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series. See “Quadriga Superfund, L.P. Third Amended and Restated Limited Partnership Agreement — Dispositions.”
     Market Illiquidity
      In illiquid markets, the Fund could be unable to close out positions to limit losses or to take positions in order to follow trends. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.
      Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging market currencies. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.
      United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract, if the market has moved adversely to the Fund, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

Forward Transactions are Not Regulated and are Subject to Credit Risk
      Each Series trades forward contracts in foreign currencies. Forward contracts are typically traded through a dealer market which is dominated by major money center banks and is not regulated by the Commodity Futures Trading Commission (the “CFTC”). Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by each Series. Also, each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.

Non-Correlated, Not Negatively Correlated, Performance Objective
      Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If each Series does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and each Series may have no gains to offset your losses from other investments.

Foreign Currency Trading
      Cash foreign currency markets are substantially unregulated and price movements in such markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors combined with the lack of regulation could expose each Series to significant losses which they might otherwise have avoided.
      Positions in cash foreign currencies can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.
Trading Risks

Superfund Capital Management Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices
      The trading systems used by Superfund Capital Management for each Series are technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Superfund Capital Management’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Speculative Position Limits May Alter Trading Decisions for Each Series
      The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. All accounts controlled by Superfund Capital Management, including the account of each Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Superfund Capital Management’s trading decisions for each Series or force liquidation of certain futures positions.

Increase in Assets Under Management May Affect Trading Decisions
      The more assets Superfund Capital Management manages, the more difficult it may be for Superfund Capital Management to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Superfund Capital Management to modify its trading decisions for each Series which could have a detrimental effect on your investment.

Each Series’ Trading is Not Transparent
      Superfund Capital Management makes each Series’ trading decisions. While Superfund Capital Management receives daily trade confirmations from the clearing broker, only a Series’ net trading results are reported to Limited Partners and only on a monthly basis. Accordingly, an investment in each Series does not offer Limited Partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.
Tax Risks

Investors are Taxed Based on Their Share of Profits in Each Series
      Investors are taxed each year on their share of each Series’ profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from each Series. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.

Tax Could Be Due From Investors on Their Share of Each Series’ Ordinary Income Despite Overall Losses
      Investors may be required to pay tax on their allocable share of each Series’ ordinary income, which in the case of each Series is each Series’ interest income and gain on some foreign futures contracts, even though each Series incurs overall losses. Capital losses can be used only to offset capital gains and $3,000 of ordinary income each year. Consequently, if an investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

Deductibility of Management and Performance Fees
      Although each Series treats the management fees and performance fees paid and other expenses of such Series as ordinary and necessary business expenses, upon audit each Series may be required to treat such fees as “investment advisory fees” if each Series’ trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were investment advisory expenses, a Limited Partner’s tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in each Series’ capital gain or as an increase in each Series’ capital loss. If the management and performance fees were so treated, a Limited Partner’s tax liability would likely increase.
Other Risks

Fees and Commissions are Charged Regardless of Profitability and are Subject to Change
      Each Series is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Included in these charges are management, organization and offering, and brokerage fees and operating expenses. On each Series’ forward trading, “bid-ask” spreads and prime brokerage fees are incorporated into the pricing of each Series’ forward and swap contracts, respectively, by the counterparties in addition to the brokerage fees paid by each Series. It is not possible to quantify the “bid-ask” spreads and prime brokerage fees paid by each Series because each Series cannot determine the profit its counterparty is making on its forward and swap transactions. Such spreads can at times be significant.

Failure of Brokerage Firms; Disciplinary History of Clearing Brokers
      The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of each Series might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of a clearing broker’s bankruptcy, each Series could be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of any such clearing broker’s combined customer accounts, even though certain property specifically traceable to each Series (for example, Treasury bills deposited by each Series with the clearing broker as margin) was held by the clearing broker. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future.

Such actions could affect the ability of a clearing firm to conduct its business. See “The Clearing Brokers.” Furthermore, dealers in forward contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. As a result, you do not have such basic protections in forward contracts.

Investors Must Not Rely on Past Performance of Superfund Capital Management in Deciding Whether to Buy Units
      The future performance of each Series is not predictable, and no assurance can be given that each Series will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.

Conflicts of Interest
      Superfund Capital Management has a conflict of interest because it acts as the general partner and sole trading advisor for each Series. Since Superfund Capital Management acts as both trading advisor and general partner, it is very unlikely that its advisory contract will be terminated by each Series. The fees payable to Superfund Capital Management were established by it and were not the subject of arm’s-length negotiation. Furthermore, the fact that Superfund Asset Management is an affiliate of Superfund Capital Management presents the possibility of Superfund Capital Management increasing the level of trading to generate greater commission income for Superfund Asset Management. See “Conflicts of Interest.”

Lack of Independent Experts Representing Investors
      Superfund Capital Management has consulted with counsel, accountants and other experts regarding the formation and operation of each Series. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in each Series.

Reliance on Superfund Capital Management
      The incapacity of Superfund Capital Management’s principals could have a material and adverse effect on Superfund Capital Management’s ability to discharge its obligations under the Quadriga Superfund, L.P. Third Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”). Neither Superfund Capital Management nor its principals are under any obligation to devote a minimum amount of time to the Fund, which is the first publicly-offered fund managed by Superfund Capital Management.

Possibility of Termination of Each Series Before Expiration of its Stated Term
      As general partner, Superfund Capital Management may withdraw from each Series upon 120 days’ notice, which would cause each Series to terminate unless a substitute general partner was obtained. Other events, such as a long-term substantial loss suffered by each Series, could also cause each Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of Superfund Capital Management or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to each Series.

Each Series is Not a Regulated Investment Company
      Although Superfund Capital Management is subject to regulation by the CFTC, each Series is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

Proposed Regulatory Change is Impossible to Predict
      The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on each Series is impossible to predict, but could be substantial and adverse.

Forwards, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation
      Each Series may trade foreign exchange contracts in the interbank market. In addition to swaps, each Series may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. There is no exchange or clearinghouse for these contracts, they are not regulated by the CFTC, and traders must rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction. Each Series will not receive the protections which are provided by the CFTC’s regulatory scheme for these transactions.

Options on Futures are Speculative and Highly Leveraged
      In the future, options on futures contracts may be used by each Series to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.

Each Series Will Trade Extensively in Foreign Markets
      A substantial portion of Superfund Capital Management’s trades takes place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions. The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, each Series may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Superfund Capital Management bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as each Series) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. To the extent that a foreign entity does not have assets domiciled in the United States, satisfaction of any judgment against that party may be adversely affected.

Restrictions on Transferability
      You may transfer or assign your Units only upon 30 days’ prior written notice to Superfund Capital Management and if Superfund Capital Management is satisfied that the transfer complies with applicable laws and would not result in the termination of each Series for federal income tax purposes.

A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund
      Each Series is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, it is anticipated that each Series may have a greater profit potential than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. Superfund Capital Management may retain additional trading advisors on behalf of each Series in the future.

Money Committed to Margin
      Each Series may commit up to 50% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets of a Series.
SUPERFUND CAPITAL MANAGEMENT, INC.
Description
      Superfund Capital Management is the general partner and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Otway Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada West Indies, and its telephone number is (473) 439-2418. The firm’s books and records are maintained at this location and are available there for inspection. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001 and has been a member of the NFA in that capacity since January 7, 2003. As of April 30, 2007, Superfund Capital Management and its affiliates had approximately $1.395 billion in assets under management in the futures and forward markets (including approximately $447 million (euro equivalent) in assets traded pursuant to the same program as traded by Series A and $547 million in assets traded pursuant to the same program as traded in Series B). Christian Baha owns 100% of Superfund Capital Management and Superfund Investment Advisory, Inc. and 50% or more of two of their affiliates, Superfund Fund Management, Inc. and Superfund Trading Management, Inc.
      The principals of Superfund Capital Management are Nigel James, Roman Gregorig and Christian Baha. As discussed below, Mr. James and Mr. Gregorig are responsible for the firm’s trading decisions through the implementation of proprietary, computerized trading systems. The principals of Superfund Capital Management have not purchased and do not intend to purchase Units. Superfund Capital Management has agreed that its capital account as general partner of each Series at all times will equal at least 1% of the net aggregate capital contributions of all Limited Partners in each such Series. There have never been any material administrative, civil or criminal proceedings brought against Superfund Capital Management or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals at the address shown above in this section.
      Nigel James, age 26, was appointed as President of Superfund Capital Management on July 13, 2006. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003. Upon graduation, Mr. James commenced work as a software developer for Superfund Trading Management, an affiliate of Superfund Capital Management and, in May 2005, was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management.
      Roman Gregorig, age 42, is Vice President and Principal Financial Officer of Superfund Capital Management, Mr. Gregorig has been a Director of Superfund Capital Management as well as its Audit Committee Financial Expert and Principal Accounting Officer since March 3, 2006. Mr. Gregorig graduated from the Academy of Commerce in Vienna, Austria, in 1986. Mr. Gregorig became a licensed tax advisor in 1993 and subsequently worked as a partner at an Austrian accounting firm. In 2000, Mr. Gregorig became licensed to perform auditing services by the Austrian Chamber of Conventional Trustees. He then founded

Gregorig Consulting GmbH, specialized in providing accounting and tax consulting services to companies in the financial sector, which he sold in 2005. Since June 2005, Mr. Gregorig has served in various oversight positions for multiple member companies of the Superfund group of affiliated companies.
      Christian Baha, age 38, is Superfund Capital Management’s controlling shareholder, founder and sole owner. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr. Baha began his career in Austria in 1991 by developing software for the technical analysis of financial data. This software was the foundation for Austria’s first discount brokerage in 1994. In 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies, specializing in managed futures funds and developing a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment product for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (“Superfund Q-AG”), and was formerly known as Quadriga Beteiligungs & Vermögens AG. In 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/ Superfund Group, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. Mr. Baha is also an associated person and principal of Superfund Asset Management, Inc., introducing broker and selling agent for each Series, which positions he has held since July 1999 and June 1997, respectively.
The Trading Advisor
      Pursuant to the Partnership Agreement, Superfund Capital Management has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets. Although Superfund Capital Management will initially serve as the sole trading advisor of each Series, it may, in the future, retain other trading advisors to manage a portion of the assets of each Series. Limited Partners will receive prior notice, in the monthly report from each Series or otherwise, in the event that additional trading advisors are to be retained on behalf of each Series.
Trading Systems
      Superfund Capital Management makes each Series’ trading decisions using proprietary, fully-automated computerized trading systems, which trade in more than 100 futures and foreign currency forward markets, automatically generate buy and sell signals, and constantly monitor relevant technical indicators on the traded futures markets in the U.S., Canada, Europe and Asia and on the off-exchange foreign currency markets. By using fully-automated trading systems, human emotions are removed from the capital management process.
      Superfund Capital Management and its affiliates trade in more than 100 futures and forward markets globally, including both commodity and financial futures and foreign currencies. The primary sectors that each Series may trade are: currencies, meat, agricultural, metals, bonds, energy, stock indices, and grains. Superfund’s proprietary trading systems emphasize instruments with low correlation to each other and high liquidity for order execution.
      Superfund Capital Management’s strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) trend-following, and (iv) money management. The Superfund trading systems scan more than 100 different futures markets worldwide on a daily basis and make the following decisions: whether to establish new positions (long or short), whether to adjust or place stop orders, whether to make a change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is done by analyzing technical indicators and parameters such as moving averages, Bollinger Bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average and other technical indicators. Once potential trades are identified, the systems apply additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, taking into consideration macro variables such as overall risk capital available for trading and portfolio volatility.

      With respect to money management, before entering new positions the Superfund trading systems define the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation. Once finally determined, trade instructions are transmitted to Superfund Asset Management, Inc., which serves as the Fund’s introducing broker, for execution through the Fund’s executing and clearing brokers.
      The trading method, systems, and money management techniques employed by Superfund Capital Management are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that Superfund Capital Management’s trading systems will successfully identify trends that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by Superfund Capital Management or its affiliates.
Potential Inability to Trade or Report Due to Systems Failure
      Superfund Capital Management’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Superfund Capital Management’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Lastly, any such failures could cause a temporary delay in reports to investors.

PAST PERFORMANCE OF QUADRIGA SUPERFUND, L.P.

Name of Pool	Quadriga Superfund, L.P. — Series A
General Partner	Superfund Capital Management, Inc.
Inception of Trading	November 2002
Aggregate Subscriptions as of May 31, 2007	$85.36 million
Net Asset Value as of May 31, 2007	$64.47 million
Worst Monthly % Drawdown (March 2003)	(20.12%)
Worst Peak-to-Valley % Drawdown (February 2004 to May 2007)	(25.97%)
HISTORICAL PERFORMANCE

2002			2003		2004		2005		2006		2007

Jan			Jan	11.38%	Jan	2.46%	Jan	(9.87%)	Jan	6.87%	Jan	(3.09%	)
Feb			Feb	12.00%	Feb	12.65%	Feb	1.78%	Feb.	(3.66%)	Feb	(7.54%	)
Mar			Mar	(20.12%)	Mar	(2.10%)	Mar	6.15%	Mar	4.48%	Mar	(8.73%	)
Apr			Apr	0.51%	Apr	(14.20%)	Apr	(12.22%)	Apr	5.79%	Apr	7.99%
May			May	15.04%	May	7.21%	May	0.30%	May	(7.57%)	May	2.39%
Jun			Jun	(8.37%)	Jun	(11.62%)	Jun	2.44%	Jun	(0.33%)
Jul			Jul	(8.77%)	Jul	(0.16%)	Jul	(2.85%)	Jul	(10.35%)
Aug			Aug	2.16%	Aug	(6.84%)	Aug	5.69%	Aug	0.38%
Sep			Sep	0.12%	Sep	10.44%	Sep	0.51%	Sep	3.20%
Oct			Oct	3.99%	Oct	4.88%	Oct.	(7.92%)	Oct	5.53%
Nov	(3.59%	)	Nov	(1.75%)	Nov	12.30%	Nov	8.81%	Nov	(1.28%)
Dec	13.65%		Dec	19.45%	Dec	0.19%	Dec	(0.28%)	Dec	11.36%
Annual	9.56%		Annual	20.23%	Annual	11.34%	Annual	(9.43%)	Annual	12.94%	Annual	(-9.56%	)
	(2 mos.	)										(5 mos.	)
Aggregate subscriptions
      Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
      Losses experienced by a pool or account over a specified period.
Worst month peak-to-valley drawdown
      Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Net Asset Value
      Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Quadriga Superfund, L.P. — Series B
General Partner	Superfund Capital Management, Inc.
Inception of Trading	November 2002
Aggregate Subscriptions as of May 31, 2007	$55.01 million
Net Asset Value as of May 31, 2007	$28.97 million
Worst Monthly % Drawdown (March 2003)	(29.11%)
Worst Peak-to-Valley % Drawdown (February 2004 to April 2006)	(34.22%)
HISTORICAL PERFORMANCE

2002			2003		2004		2005		2006			2007

Jan			Jan	17.59%	Jan	3.48%	Jan	(14.74%)	Jan	9.72%		Jan	(4.60%	)
Feb			Feb	17.07%	Feb	18.63%	Feb	3.94%	Feb	(4.95%	)	Feb	(10.67%	)
Mar			Mar	(29.11%)	Mar	(2.59%)	Mar	8.49%	Mar	6.32%		Mar	(12.65%	)
Apr			Apr	0.87%	Apr	(19.60%)	Apr	(16.86%)	Apr	8.31%		Apr	11.38%
May			May	21.90%	May	9.11%	May	0.48%	May	(10.37%	)	May	3.41%
Jun			Jun	(11.57%)	Jun	(15.07%)	Jun	3.56%	Jun	0.29%
Jul			Jul	(11.96%)	Jul	(0.09%)	Jul	(3.68%)	Jul	(14.11%	)
Aug			Aug	3.43%	Aug	(9.29%)	Aug	8.02%	Aug	0.55%
Sep			Sep	0.04%	Sep	14.75%	Sep	1.06%	Sep	4.45%
Oct			Oct	5.92%	Oct	7.01%	Oct	(10.77%)	Oct	7.74%
Nov	(5.84%	)	Nov	(2.04%)	Nov	17.33%	Nov	12.93%	Nov	(1.73%	)
Dec	23.17%		Dec	27.33%	Dec	0.41%	Dec.	(0.22%)	Dec	16.14%
Annual	15.98%		Annual	27.71%	Annual	16.82%	Annual	(12.06%)	Annual	19.74%		Annual	(14.25%	)
	(2 mos.	)											(5 mos.	)
Aggregate subscriptions
      Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
      Losses experienced by a pool or account over a specified period.
Worst month peak-to-valley drawdown
      Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
Net Asset Value
      Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Selected Financial Information
      The Selected Financial Information for the years ended December 31, 2006, 2005, 2004, 2003 and 2002 is taken from the audited financial statements of the Fund. See “Index to Financial Statements.” The Fund commenced trading operations on November 5, 2002.

	December 31, 2006		December 31, 2005		December 31, 2004		December 31, 2003		December 31, 2002

	Series A	Series B	Series A	Series B	Series A	Series B	Series A	Series B	Series A	Series B

Income Statement Data
Investment income:
Interest income:	$3,010,369	$1,662,446	$1,165,809	$1,092,688	$291,745	$376,469	$73,045	$99,890	$1,100	$1,543
Expenses:
Total expenses:	$6,642,441	$4,095,073	$4,549,689	$4,820,581	$3,313,656	$5,236,419	$1,298,917	$2,158,764	$49,137	$132,114
Net investment losses:	$(3,632,072)	$(2,432,624)	$(3,383,880)	$(3,727,893)	$(3,021,911)	$(4,859,950)	$(1,225,872)	$(2,058,874)	$(48,037)	$(130,571)
Realized and unrealized gain (loss):
Net realized gain (loss) on futures and forward contracts:	$7,720,119	$7,227,032	$(648,158)	$(2,166,857)	$5,753,291	$10,178,977	$1,867,602	$3,065,723	$88,636	$273,596
Net change in unrealized appreciation on futures and forward contracts:	$3,535,145	$1,198,071	$1,984,418	$761,341	$174,704	$259,633	$1,472,256	$2,562,594	$68,338	$192,020
Net increase from payments by affiliate:	$426,879	$584,801	$—	$—	$—	$—	$—	$—	$—	$—
Net increase (decrease) in net asset value per Unit:	$171.87	$300.38	$(138.34)	$(208.68)	$149.44	$249.10	$221.61	$321.42	$95.62	$159.77
Balance Sheet Data
Total assets:	$76,552,324	$39,178,905	$62,077,377	$41,608,823	$32,841,020	$44,988,922	$18,117,295	$24,654,331	$2,232,474	$3,283,459
Total liabilities:	$4,247,163	$2,747,212	$2,655,329	$1,824,994	$1,072,751	$2,514,558	$1,972,506	$2,517,560	$1,016,039	$1,086,478
Net assets:	$72,305,161	$36,431,693	$59,422,048	$39,783,829	$31,768,269	$42,474,364	$16,144,789	$22,136,771	$1,216,435	$2,196,981
Net asset value per Unit:	$1,500.20	$1,821.99	$1,328.33	$1,521.61	$1,466.67	$1,730.29	$1,317.23	$1,481.19	$1,095.62	$1,159.77
Selected Quarterly Financial Data
      The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31, 2007 and for the three month periods ended March 31, June 30, September 30 and December 31, 2006 and 2005. This information has not been audited.

	First Quarter 2007

	Series A	Series B

Interest Income:	$847,926	$400,869
Other Income:	$972	$1,969
Net Realized and Unrealized Gains (Losses):	$(12,347,714)	$(8,539,065)
Expenses:	$1,606,757	$868,397
Net Income (Loss):	$(13,105,573)	$(9,004,624)
Net Income (Loss) per Unit*:	$(272.71)	$(461.88)
Increase (Decrease) in net asset value per Unit:	$(273.20)	$(465.62)

	Fourth Quarter 2006		Third Quarter 2006		Second Quarter 2006		First Quarter 2006

	Series A	Series B	Series A	Series B	Series A	Series B	Series A	Series B

Interest Income:	$847,091	$421,638	$773,994	$398,744	$759,652	$430,037	$629,632	$412,029
Net Realized and Unrealized Gains (Losses):	$11,293,161	$7,755,855	$(4,212,313)	$(3,257,402)	$(887,443)	$(283,670)	$5,488,739	$4,795,120
Expenses:	$1,779,789	$993,429	$1,518,937	$856,375	$1,742,072	$1,098,756	$1,601,643	$1,146,514
Net Income (Loss):	$10,360,463	$7,184,064	$(4,957,256)	$(3,715,033)	$(1,869,863)	$(952,389)	$4,516,728	$4,060,635
Net Income (Loss) per Unit*:	$204.00	$335.10	$(98.20)	$(163.40)	$(38.83)	$(40.92)	$100.98	$166.14
Increase (Decrease) in net asset value per Unit:	$207.00	$340.29	$(99.28)	$(160.85)	$(36.41)	$(44.60)	$100.56	$165.54

	Fourth Quarter 2005		Third Quarter 2005		Second Quarter 2005		First Quarter 2005

	Series A	Series B	Series A	Series B	Series A	Series B	Series A	Series B

Interest Income:	$480,807	$326,477	$320,899	$297,409	$196,075	$254,037	$168,028	$214,765
Net Realized and Unrealized Gains (Losses):	$1,069,300	$903,716	$2,818,902	$3,038,791	$(2,537,002)	$(4,813,347)	$(14,940)	$(534,676)
Expenses:	$1,403,498	$1,080,818	$1,375,003	$1,301,670	$861,290	$1,239,387	$909,898	$1,198,706
Net Income (Loss):	$146,609	$149,375	$1,764,798	$2,034,530	$(3,202,217)	$(5,798,697)	$(756,810)	$(1,518,617)
Net Income (Loss) per Unit*:	$3.37	$5.62	$49.43	$73.93	$(132.14)	$(210.05)	$(34.87)	$(61.12)
Increase (Decrease) in net asset value per Unit:	$(1.13)	$8.22	$41.29	$74.21	$(140.11)	$(224.36)	$(38.39)	$(66.75)

*	Based on weighted average number of Units outstanding during the period.
      There were no extraordinary, unusual or infrequently occurring items recognized in any quarter reported above, other than in the second quarter of 2006 when Series A recorded a gain of $426,879 and Series B recorded a gain of $584,801 from payments by an affiliate. The Fund has not disposed of any segments of its business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
Introduction
      The Fund commenced the offering of its Units on October 22, 2002. The initial offering terminated on October 31, 2002 and the Fund commenced operations on November 5, 2002. The continuing offering period commenced at the termination of the initial offering period and is ongoing. From inception through the period ended May 31, 2007, subscriptions totaling $140,282,861 had been accepted and redemptions over the same period totaled $56,858,735.
Capital Resources
      The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.
Liquidity
      Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.
      Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.
      Other than these limitations on liquidity, which are inherent in the Fund’s futures trading operations, the Fund’s assets are expected to be highly liquid.
Results of Operations

2007 (3 mos.)

Series A:
      Net results for the quarter ended March 31, 2007 were a loss of 18.21% in net asset value compared to the preceding quarter. In this period, Series A experienced a net decrease in net assets from operations of $13,105,573. This decrease consisted of interest income of $847,926, other income of $972, trading losses of $12,347,714, and total expenses of $1,606,757. Expenses included $299,988 in management fees, $162,155 in organization and offering expenses, $24,323 in operating expenses, $648,622 in selling commissions, $470,143 in brokerage commissions, and $1,526 in other expenses. At March 31, 2007 and December 31, 2006, the net asset value per Unit of Series A was $1,227.00 and 1,500.20, respectively.

Series B:
      Net results for the quarter ended March 31, 2007 were a loss of 25.56% in net asset value compared to the preceding quarter. In this period, Series B experienced a net decrease in net assets from operations of $9,004,624. This decrease consisted of interest income of $400,869, other income of $1,969, trading losses of $8,539,065, and total expenses of $868,397. Expenses included $140,787 in management fees, $76,101 in organization and offering expenses, $11,415 in operating expenses, $304,405 in selling commissions, $334,750 in brokerage commissions, and $939 in other expenses. At March 31, 2007 and December 31, 2006, the net asset value per Unit of Series B was $1,356.37 and 1,821.99, respectively.

Fund results for 1st Quarter 2007:
      In March, the Fund’s long positions in the Euro, New Zealand Dollar and Brazilian Real experienced major gains which exceeded the losses from short positions in other currency markets, resulting in an overall gain. Corn futures closed 14% lower in March as the high prices of the last six months appear to have offered sufficient incentive for increased plantings. Soybeans finished 3.3% lower in sympathy with these losses in the corn market. Wheat futures continued to trend lower, finishing with a 10.2% loss on timely spring rains in the plains. The Fund experienced losses from its long positions in this sector. Worldwide energy markets continued to trend higher in March, extending the rally that began in January. Short positions in this market sector resulted in a relatively large loss. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on this March’s overall negative performance.
      In February, world stock market indices trended downward, triggered by a large correction in Chinese stocks and weakness in the U.S. sub-prime mortgage market. Long positions in this market sector resulted in a loss. At the end of February, bond futures markets rallied significantly, reaching two month highs in a flight to quality as global equity markets endured a substantial sell off. Short positions resulted in a loss for this sector. Euribor futures, Eurodollar futures and Sterling futures each rallied in February, resulting in a relatively large loss in this market sector’s short positions. Energy markets moved higher in February amid ongoing geopolitical developments in the Middle East, cold temperatures, and refinery disruptions in the U.S. Short positions resulted in a loss for this sector. Precious and base metals trended upward in February resulting in gains for the Fund’s long positions in this market sector. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have any major influence on this February’s negative performance.
      World stock indices moved steadily higher in January on the strength of various economic indicators, resulting in gains for the Fund’s long positions in this market sector. In January, American and European bond futures trended lower for the second consecutive month as employment and inflation figures pointed toward ongoing central bank vigilance. The Fund’s short positions in this sector produced positive results. Three month Eurodollar futures and three month Euribor futures continued their downward trends, resulting in a relatively large gain from short positions in this sector. World energy markets continued to trend lower early in January, but this trend reversed dramatically as natural gas finished sharply higher (+15.9%), crude oil rallied from a 17% deficit to finish 6.9% lower, and heating oil rallied to finish unchanged after trading over 12% lower early in the month. Short positions resulted in relatively large losses for this market sector and contributed significantly to the Fund’s overall loss for January. Other market sectors, relative to the sectors mentioned above, did not reveal significant trends and did not have a major influence on this January’s overall negative performance.
      For the first quarter of 2007, the most profitable market sector for the Fund on an overall basis was agriculture, while the highest losses resulted from the Fund’s positions in currencies.

2006

Series A:
      Net results for the year ended December 31, 2006 were a gain of 12.94% in net asset value per Unit compared to the preceding year. In 2006, Series A experienced a net increase in net assets from operations of $8,050,071. This net increase in net assets consisted of interest income of $3,010,369, a net realized and unrealized gain of $11,255,264 from trading operations, a net increase from payment by an affiliate of the Fund of $426,879, and expenses of $6,642,441. Expenses included $1,237,907 in management fees, $669,139 in organization and offering expenses, $100,371 in operating expenses, $2,676,556 in selling commissions, $1,953,214 in brokerage commissions, and $5,254 in other expenses. At December 31, 2006 and December 31, 2005, the net asset value per Unit of Series A was $1,500.20 and $1,328.33, respectively.

Series B:
      Net results for the year ended December 31, 2006 were a gain of 19.74% in net asset value per Unit compared to the preceding year. In 2006, Series B experienced a net increase in net assets from operations of $6,577,280. This net increase in net assets consisted of interest income of $1,662,449, a net realized and unrealized gain of $8,425,103 from trading operations, a net increase from payments by an affiliate of the Fund of $584,801, and expenses of $4,095,073. Expenses included $684,468 in management fees, $369,983 in organization and offering expenses, $55,498 in operating expenses, $1,479,931 in selling commissions, $1,499,287 in brokerage commissions, and $5,906 in other expenses. At December 31, 2006 and December 31, 2005, the net asset value per Unit of Series B was $1,821.99 and $1,521.61, respectively.

Fund results for 4th Quarter 2006:
      In December, rising employment, strong retail sales, and strong late month housing data contributed to steady declines for short interest rates. The European Community Bank raised rates 25 basis points for the sixth time this year to 3.5%. Three month Sterling futures trended lower as U.K. employment and GDP growth remained very strong. Short positions in this sector resulted in an overall gain. Gold futures moved slightly lower (-2.2%) in December as weaker energy markets and a rebound in the U.S. Dollar limited gains. Gold ran into resistance as improving economic sentiment in the U.S. and throughout the world put a temporary halt to safe haven buying in the precious metal. Silver futures lost 8.3% as weakness in copper took its toll. Long positions in the metals sector produced a loss for the Fund. In the energy markets, crude oil futures lost 5.5%. Disappointing early month ISM manufacturing data set a negative tone at the start of the month, while unseasonably warm temperatures in the Northern Hemisphere and a resultant steady inventory situation only added to the losses as the month wore on. Natural gas added to its downward trend with a loss of 29.1% as stocks stood 10.7% above year ago levels. Heating oil futures also broke lower, posting a 12.1% decline. Gasoline stocks rose much more than expected, leading to losses of up to 6% in unleaded gas futures. The Fund posted gains on its short positions in the energy sector.
      World bond futures continued to trend higher in November as weak economic data outweighed hawkish central bank inflation dialogue. The Fund’s short positions sustained a loss for this market sector. U.S. and European interest rates lost ground early in the month but recovered for the balance of the month. The Fund’s short positions sustained losses for this sector. The U.S. dollar fell sharply against European currencies in November amid growing fears of a U.S. economic slowdown and the Canadian Dollar lowered as the government announced a plan to increase taxes on foreign investors. Uncertainty surrounding Mexico’s presidential election led to losses of 2.0% for the Peso. The Fund’s mixture of long and short positions resulted in a relatively large gain on the month from the currencies sector. World energy markets finished higher in November as a combination of further OPEC production threats and a significant distillates stocks drawdown supported values despite warm temperatures. Crude oil, natural gas, and heating oil all gained on the month. As a result, the Fund sustained a relatively large loss from its short energy positions. Gold futures moved higher in November due to the effects of a very weak U.S. Dollar and inflation concerns heightened by stronger energy markets. Silver futures climbed 13.5% in sympathy with gold. Long positions in the metals sector produced gains for the month.
      Worldwide stock markets rallied across the board in October despite North Korea’s surprise nuclear test. European stocks led the way with Spain’s IBEX shining once again, posting a gain of 6.2%. In Asia, the Singapore index gained 6.1% on the strength of a superb quarterly GDP number. Australia’s SPI 200 gained 4.2% on declining unemployment. The Dow Jones Index moved to new all time highs buoyed by declining unemployment. The Fund’s long positions in stock indices futures produced a gain for the month. World energy markets lost ground again in October. Expanding inventories, the North Korean nuclear test, unrest in Nigeria, and terrorist threats on Saudi oil facilities had little positive impact on prices. The Fund’s short positions in the energy sector resulted in gains.
      For the 4th quarter of 2006, the most profitable market sector was the currencies sector while the highest losses were experienced in the bond markets.

Fund results for 3rd Quarter 2006:
      World energy markets saw major declines in September as ongoing mild weather, mild Atlantic hurricane activity, and restored output at the Prudhoe Bay oil field sent December crude oil futures, December unleaded gas, December natural gas, and heating oil significantly lower. In Europe, November gas oil lost 14.3% and Brent crude lost 12.3%. Tokyo products finished 10-15% lower. Short positions in this market sector resulted in a significant gain and accounted for the great majority of this month’s overall positive performance.
      Global stocks pushed higher in August as energy prices and interest rates eased, leading the Fund’s long positions to an overall gain in this sector for the month. World bond futures markets also rallied in August. Short positions in this sector lead to an overall loss for the month. A surprise early month rate hike by the Bank of England helped the British Pound gain 1.9% against the U.S. Dollar. The Yen lost ground against both the U.S. Dollar and the Euro as softening price data confirmed dwindling prospects for an additional rate hike this year. Otherwise, the Asian bloc showed modest gains amid further strength in China. Latin America, led by Brazil, posted small gains. Short positions in Yen and long positions in the British Pound resulted in an overall gain in this sector. World crude oil markets surged to near all-time highs in early August followed by a sharp reversal. Losses in long positions overwhelmed gains from short positions, resulting in an overall loss in the energy sector.
      World bond futures markets reversed course in July, which led the Fund’s short positions to an overall loss. Meanwhile, worldwide short term interest rates rallied in July led by the U.S. benchmark Eurodollar. Short positions resulted in an overall loss for this sector. Most energy markets ended the month retreating from record highs, trading slightly lower after volatile swings, as geopolitical news, impending hurricane season, and hot weather contributed to a strong rally early in the month. Short positions in natural gas experienced major losses, which exceeded gains from long positions in other markets from this sector, resulting in an overall loss. Long positions in the metals sector experienced a loss due to market volatility along with lower aluminum prices.
      For the third quarter of 2006, the most profitable market group overall was the metals sector while the largest losses resulted from positions in the currency markets.

Fund results for 2nd Quarter 2006
      Stock indices worldwide found support mid-June from improved economic data after weakness earlier in the month. Amid these conditions, the Fund’s long/short positions experienced losses. World bond futures markets reestablished their downward trend by the end of June as a positive U.S. GDP number countered previously weaker monthly numbers. However, the reestablishment of the downward trend did not offset the losses suffered by the Fund’s short positions during the initial rally in bond futures at the beginning of June. U.S. short-term interest rates continued to trend lower as strong economic readings spurred the Fed to continue its monetary tightening strategy. First quarter GDP was revised up to a 5.6% annual rate, the strongest quarterly growth in 2 1/2 years. The Fund’s short money market positions had considerable gains. The U.S. Dollar reversed its May losses as it was bolstered by continued currency weakness in various emerging markets. Overall, the Fund’s long/short positions in these markets performed negatively. The combined influences of the South American grain harvest and favorable late spring/early summer growing weather in the U.S. led to a mid-month sell off in grain futures. However, values recovered as the month came to a close amid forecasts for higher temperatures at the critical point of the U.S. growing season. As a result, the Fund’s short positions in these markets experienced losses. Among the other agricultural markets, NY coffee reached a new 1 1/2 year low in late June before recovering slightly as values were supported by short covering due to Brazilian weather concerns. September cocoa rallied 8.9% amid concerns about Indonesian floods, Brazilian crop disease, and the reemergence of violence in the Ivory Coast. October sugar rallied 9.1% from its mid-June lows amid commercial interest and higher oil prices fueled by stronger than expected U.S. gasoline demand. On the whole, the Fund’s short positions in these agricultural markets performed negatively.
      The uptrend in global stock indices came to an abrupt end in May as worldwide equities sold off sharply, which resulted in a considerable loss to the Fund’s long positions. In mid-May world bond futures rebounded off their lows as traders continued to weigh the effects of inflation on expectations for economic growth. As a result, the Fund’s short positions in these markets performed negatively. The U.S. Dollar continued its decline against most currency regions in May despite a violent correction in some of the emerging markets, most notably Latin America. Overall, the U.S. Dollar was down between 1-2% on the month against major currencies, which resulted in a loss to the Fund’s long/short positions. Metals markets experienced extreme volatility as the significant trend toward higher prices seemed to have stalled for the time being. Overall, the Fund’s long positions in these markets performed positively in May.
      Metals continued to soar in April with gold reaching levels not seen in 25 years as June Comex Gold settled at over $654 per ounce, which resulted in a considerable gain to the Fund’s long positions.
      For the second quarter of 2006, the most profitable market group overall was metals while the highest losses resulted from positions in the currency markets.

Fund results for 1st Quarter 2006
      World stock markets posted solid gains in March as Asia, led by Japan and Australia, moved to new highs. The Fund’s long strategy in stock indices performed positively. World bond and money markets declined sharply on inflation concerns as well as a bid by central bankers to remove excess liquidity from financial markets in the face of exceptional economic growth, which resulted in a gain of the Fund’s short positions. The U.S. Dollar remained mixed in March against most major currencies as economic releases had little impact on world currency relationships. The long/short strategy established by the Fund’s trading systems produced a negative result for this market. World energy markets posted notable gains in March, reversing their February losses. The Fund held both long and short positions in these markets during the month and experienced overall losses from its positions. Precious and base metals ended their 2 month corrections in March, with most metals surging to multiyear highs, which resulted in a considerable gain to the Fund’s long positions.
      Short-term U.S. interest rates continued to trend downward in the month of February as economic data fueled speculation that the Fed was not done raising interest rates. The Fund’s long/short strategy in the money market performed positively. U.S. crude, heating oil and unleaded gas reversed their January gains, with decreases of 8.1%, 7.7%, and 16.8% respectively from the close of January to February, which resulted in a considerable loss from the Fund’s long/short positions. By mid-February metals declined sharply. As a result, the long strategy established by the Fund’s trading systems produced a negative result for this market.
      Global stock indices began 2006 right where 2005 left off, with many markets rising to new highs. As a result, the Fund’s long positions in these markets performed positively. Precious and base metals continued to surge higher in January, which resulted in a considerable gains for the Fund’s long positions. Coffee and sugar continued their positive momentum and provided a positive result for the long strategy established by the Fund’s trading systems. In the money market, the Fund’s long/short strategy experienced losses.
      For the first quarter of 2006, the most profitable market sector for the Fund on an overall basis was stock indices, while the highest losses resulted from the Fund’s positions in the energy markets.

2005

Series A:
      Net results for the year ended December 31, 2005 were a loss of 9.43% in net asset value compared to the preceding year. This net decrease in net assets consisted of interest income of $1,165,809, a net realized and unrealized gain of $1,336,260 from trading operations, and total expenses of $4,549,689. Expenses included $759,356 in management fees, $410,462 in organization and offering expenses, $61,569 in operating expenses, $1,641,851 in selling commissions, $1,669,455 in brokerage commissions and $6,996 in other expenses. At December 31, 2005 and December 31, 2004, the net asset value per Unit of Series A was $1,328.33 and $1,466.67 respectively.

Series B:
      Net results for the year ended December 31, 2005 were a loss of 12.06% in net asset value compared to the preceding year. This net decrease in net assets consisted of interest income of $1,092,688, a net realized and unrealized loss of $1,405,516 from trading operations, and total expenses of $4,820,581. Expenses included $727,205 in management fees, $393,084 in organization and offering expenses, $58,962 in operating expenses, $1,572,336 in selling commissions, $2,062,396 in brokerage commissions and $6,598 in other expenses. Series B generally magnifies the performance for Series A during any period, either positive or negative, due to Series B’s leverage of approximately 1.5 times Series A. At December 31, 2005 and December 31, 2004, the net asset value per Unit of Series B was $1,521.61 and $1,730.29, respectively.

Fund results for 4th Quarter 2005
      European and Asian stock indices added to their recent gains in December, which resulted in considerable gains for the Fund’s long positions in these indices. In a significant turnaround from November, the U.S. Dollar weakened against major currencies such as the Japanese Yen and the Australian Dollar. As a result, the Fund’s long/short strategy incurred significant losses. The Fund’s long positions in precious and base metals realized gains as these markets extended their gains through mid-December. World raw sugar futures raced to 10-year highs on the New York Board of Trade, continuing a trend that started earlier in 2005, thus producing positive returns for the long strategy established by the Fund’s trading systems. In the grain markets, the Fund’s short positions produced a loss.
      Major world stock indices posted solid gains in November, shrugging off sluggish October results, which resulted in a major gain from the long positions that had been entered into by the Fund. A combined long/short strategy in the currencies sector generated a profit for the Fund. Despite the U.S. Federal Reserve’s dialogue, continuing inflation concerns in the precious metals and impressive industrial demand in the base metals spurred both sectors to multi-year highs. As a result long positions in the metals sector were positive contributors to the Fund’s performance for November.
      World stock markets declined to close the month of October as inflationary concerns took center stage in the U.S., and fears of an economic slowdown impacted European and Asian markets, which resulted in significant losses for the Fund’s long positions in stock indices. Energies continued their post-Katrina slide, resulting in considerable losses for the Fund’s long positions in these markets.
      For the fourth quarter of 2005, the most profitable market group overall was metals while the highest losses resulted from the energy markets.

Fund results for 3rd Quarter 2005
      In the month of September, world stock market indices, most notably Asian indices, were moving upwards; therefore the Fund’s long positions in these markets gained. Conversely, worldwide treasuries traded lower for the month, resulting in losses for the Fund’s long positions in these markets. The major metals markets — especially gold — trended higher during September and provided a positive result for the “long” strategy established by the Fund’s trading systems. Long positions in foreign currencies markets were unsuccessful in September due to the strengthening of the U.S. Dollar.
      With the exception of Japanese markets, the upward trend of world stock indices reversed in August, resulting in losses to the Fund’s long positions. The rise of energy prices continued and a shortage in supplies due to Hurricane Katrina in the Gulf Coast area of the United States led to new all time highs on the crude oil markets. The Fund’s long positions in this sector performed well as a result. The Fund’s short positions in foreign currencies incurred losses as the U.S. Dollar weakened versus most currencies. The grain markets trended downward with soy products trading at 6-month lows. As a result, the Fund’s short positions in these markets performed positively.
      In the month of July, stock indices were on the rise again and therefore the Fund’s long positions in these markets were profitable. In contrary, long positions in bonds, notes and interest markets produced losses as prices in these futures markets declined. Combined long and short positions in the currencies didn’t produce any significant performance, as the trends were inconsistent and trading was quite volatile. In the energy sector, long positions took profit again from the slightly rising price levels.
      For the third quarter of 2005, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in bonds and notes.

Fund results for 2nd Quarter 2005:
      As stock indices continued their rise in June, the Fund’s long positions in these markets continued to be profitable for the month. Long positions in bonds, notes and interest markets also contributed notably to June’s positive performance due to rising prices in these sectors. Minor losses were incurred by short positions in the soft commodities and long positions in the energy markets.
      Rising stock indices led to a positive result in the “long strategy” of the Fund for these markets in May. Long positions in bonds, notes and interest markets also performed well. A “long/short strategy” in the metals markets resulted in losses. Also, short positions in the grains markets produced negative performance.
      During the month of April, stock markets declined, which resulted in a considerable loss to the Fund’s long positions. In contrary, rising prices in the bond and notes markets were beneficial to the Fund’s long positions in this sector. The prices for the energy markets reversed their rising trend and declined sharply. As a result, the Fund’s long positions in these markets incurred significant losses.
      For the second quarter of 2005, the most profitable market group overall was the bonds and notes sector, while the greatest losses were attributable to positions in the energy markets.

Fund results for 1st Quarter 2005:
      During the first half month of March, the U.S. Dollar was on a rise again and this development caused substantial losses to the Fund’s short positions in non-U.S. currencies. The trading performance in financial futures was positive due to short positions in bonds and notes and both long and short positions in interest rates. However, the most important influence on March’s performance resulted from long positions in the energy sector, which were able to take significant profits from sharply rising prices.
      In February, rising energy prices led to a positive result of the “long” strategy of the Fund for these markets. Long positions in stock index markets performed almost as well and contributed to February’s positive Fund performance together with combined long and short positions in other financial futures sectors. A “long/short” strategy in the agricultural markets was not successful and marked the only noteworthy loss for February.
      The first month of the year 2005 showed a sharp decline of metal prices causing significant losses for the Fund’s long positions. Also, short positions in foreign currencies were not successful due to the rising U.S. Dollar and therefore lost considerably. Long positions in the stock index markets also contributed to January’s negative performance.
      For the first quarter of 2005, the most profitable market group overall was the energy sector while the highest losses resulted from positions in the foreign currencies markets.
     2004

Series A:
      Net results for the year ended December 31, 2004 were a gain of 11.34% in net asset value compared to the preceding year. This increase consisted of interest income of 1.18%, trading performance (including commissions) of 20.98%, and charges of 10.82%, due to management fees, organization expenses, operating expenses, selling commissions and incentive fees. At December 31, 2004 the net asset value per Unit of Series A was $1,466.67.

Series B:
      Net results for the year ended December 31, 2004 were a gain of 16.82% in net asset value compared to the preceding year. This increase consisted of interest income of 1.15%, trading performance (including commissions) of 27.67%, and charges of 12.0%, due to management fees, organization expenses, operating expenses, selling commissions and incentive fees. Series B generally magnifies the performance for Series A during any period, either positive or negative, due to Series B’s leverage of approximately 1.5 times Series A. At December 31, 2004 the net asset value per Unit of Series B was $1,730.29.

Fund results for 4th Quarter 2004:
      Although falling prices in bonds, notes and interest rates caused losses for long positions in these markets in December, the financial futures sector was still able to incur gains due to the year-end rally of world stock index futures. A short strategy in the metals sector caused some losses for the Fund due to strengthening metal prices. The agricultural sector didn’t reveal any significant trend and the Fund’s combined long/short allocation resulted in minor losses.
      Rising prices in the financial futures sector — most significantly for the stock indices — allowed the Fund’s long positions to gain in November. Long positions in the foreign currency markets performed outstandingly well and were the main source of November’s positive performance. In the metals sector, long positions also performed very well. Only long positions in energy markets produced a noteworthy loss due to the sharp decline of prices during the first half of the month.
      In the month of October, long positions in the energy sector were the most positive contributors to the fund’s performance together with long positions in foreign currencies. To a lesser extent, long positions in the financial futures sector were able to incur significant gains. Long positions in the metals sector, however, resulted in the only noteworthy losses in October.
      For the fourth quarter of 2004, the most profitable market group overall was the currencies sector while positions in the agricultural markets showed the weakest performance.

Fund results for 3rd Quarter 2004:
      Due to the impact of Hurricane Ivan on the U.S. oil production in the Gulf of Mexico, rising prices of crude oils as well as oil-related products resulted in a major gain of the Fund’s long positions in these markets in September. Long positions in metal markets were able to even outperform these gains and were the most successful contributors to September’s outstanding trading performance. The only notable losses were incurred by long positions in the financial futures sector.
      After July’s rally, which persisted during the first weeks of August, oil prices gave back most of their gains resulting in a negative performance for the Fund’s long positions in the energy sector in August, which was the worst among all market groups. Long positions in financial futures traded sideward, whereas long and short positions in foreign currencies were able to contribute positively to August’s trading performance. A combined long/short strategy in the agricultural sector produced a slight loss.
      For the month of July, long positions in the financial futures sector, most importantly in stock market indices were unprofitable. However, long positions in the energy sector were able to compensate for these losses by profiting from rising prices mainly in the oil and oil-related futures markets. The other market groups didn’t reveal significant trends and didn’t have any major influence on July’s slightly negative performance.
      For the third quarter of 2004, the most profitable market group overall was the energy sector while positions in the stock index markets contributed the greatest amount of losses.

Fund results for 2nd Quarter 2004:
      In the month of June, long positions in stock indices faced a weakening of the upwards trend, but were still able to perform slightly positively. Short positions in the other financial futures sectors lost along with long positions in the metal markets. The most significant losses were incurred by long positions in the energy sector due to a sharp price-decline in these markets.
      Although the downwards trend on the stock markets reversed in May, long positions still produced losses for the month. Long positions in the energy markets performed well and were the main source of May’s positive performance. In the financial futures sector, short positions in bonds, notes and interest rates generated slight profits. Only combined long/short positions in foreign currencies produced significant losses.
      In April, long positions in stock market indices and metals were unprofitable due to falling prices in both market sectors. Long positions in the energy sector were the only notable positive contributors to the Fund’s performance for April. The largest losses resulted from a combined long/short strategy in foreign currencies.
      For the second quarter of 2004, the most profitable market group overall was the energy sector while positions in the currencies markets contributed the greatest amount of losses.

Fund results for 1st Quarter 2004:
      In the month of March, the upwards trend of the stock indices reversed and caused a loss for the Fund’s long positions. Also, the strengthening U.S. Dollar caused a negative performance of long positions in foreign currencies. Long positions in the metal sector performed slightly negative, whereas energy and financial futures positions were able to realize minor gains.
      For the month of February, the continuing upwards movement on the stock exchanges resulted in further profits for long positions. Long positions in the energy and metals markets also performed notably well. In the financial futures sector, long positions in bonds, notes and interest rates also contributed to February’s positive performance.
      In January, long positions in stock market indices profited considerably from upward price developments on the stock exchanges. Long positions in the metal sector performed in a successful manner along with most of the foreign currencies. Minor losses were incurred by a combination of long and short positions in the agricultural markets.
      For the first quarter of 2004, the most profitable market group overall was the metal sector while positions in the currencies markets contributed the greatest amount of losses.
Off-Balance Sheet Risk
      The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 50%.
      In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange.
      In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

Off-Balance Sheet Arrangements
      The Fund does not engage in off-balance sheet arrangements with other entities.
Contractual Obligations
      The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures contracts and forward currency contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The Financial Statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series’ open future and forward currency contracts at March 31, 2007 and December 31, 2006.
Critical Accounting Policies — Valuation of the Fund’s Positions
      Superfund Capital Management believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The Fund uses the amortized cost method for valuing U.S. Treasury Bills; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value. The majority of the Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot and forward foreign currency or swap contracts held by the Fund will also be valued at published daily settlement prices or at dealers’ quotes. Thus, Superfund Capital Management expects that under normal circumstances substantially all of the Fund’s assets will be valued on a daily basis using objective measures.
Recently Issued Accounting Standards
      In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes- an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Fund recognize in its financial statements, the impact of a tax position, and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Fund adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on the Fund’s financial position or results of operations.
      In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Fund is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to the Fund’s financial statements has not been determined.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Introduction

Past Results Not Necessarily Indicative of Future Performance
      The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund’s main line of business.

      Market movements can produce frequent changes in the fair market value of the Fund’s open positions and, consequently, in its earnings and cash flow. The Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund’s open positions and the liquidity of the markets in which it trades.
      The Fund rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Fund’s past performance is not necessarily indicative of its future results.
      Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund’s speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund’s experience to date (i.e., “risk of ruin”). In light of this, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund’s losses in any market sector will be limited to Value at Risk or by the Fund’s attempts to manage its market risk.

Standard of Materiality
      Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the Fund’s market sensitive instruments.
Quantifying the Fund’s Trading Value at Risk

Quantitative Forward-Looking Statements
      The following quantitative disclosures regarding the Fund’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).
      The Fund’s risk exposure in the various market sectors traded by Superfund Capital Management is quantified below in terms of Value at Risk. Due to the Fund’s mark-to-market accounting, any loss in the fair value of the Fund’s open positions is directly reflected in the Fund’s earnings (realized or unrealized).
      Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum losses reasonably expected to be incurred in the fair value of any given contract in 95%-99% of any one-day intervals. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.
      In the case of market sensitive instruments which are not exchange-traded (which includes currencies and some energy products and metals in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those cases in which a futures-equivalent margin is not available, dealers’ margins have been used.
      In the case of contracts denominated in foreign currencies, the Value at Risk figures include foreign margin amounts converted into U.S. Dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S. Dollar-based Fund in expressing Value at Risk in a functional currency other than U.S. Dollars.
      In quantifying the Fund’s Value at Risk, 100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have simply been aggregated to determine each trading category’s aggregate Value at Risk. The diversification effects resulting from the fact that the Fund’s positions are rarely, if ever, 100% positively correlated have not been taken into account.
The Fund’s Trading Value at Risk in Different Market Sectors
      The following tables indicate the trading Value at Risk associated with the Fund’s open positions by market category as of March 31, 2007. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. As of March 31, 2007, the capitalization of Series A was $58,503,129 and the capitalization of Series B was $24,354,303.

Series A as of March 31, 2007:

		% of Total
Sector	Value at Risk	Capitalization

Stock Indices	$1,234,901	2.11%
Financial Futures	$2,402,440	4.11%
Currencies	$7,340,969	12.55%
Agricultural Products	$759,080	1.30%
Energy	$1,097,500	1.88%
Metals	$255,376	0.43%
Total	$13,090,266	22.38%

Series B as of March 31, 2007:

		% of Total
Sector	Value at Risk	Capitalization

Stock Indices	$1,911,639	7.85%
Financial Futures	$1,590,549	6.53%
Currencies	$4,812,440	19.76%
Agricultural Products	$499,965	2.05%
Energy	$723,000	2.97%
Metals	$165,618	0.68%
Total	$9,703,211	39.84%

      The following tables indicate average, highest and lowest amount of the trading Value at Risk associated with the Fund’s open positions by market category for the year ended December 31, 2006. All open position trading risk exposures of the Fund have been included in calculating the figures set forth below. During the year ended December 31, 2006, the average capitalization for Series A was $68,320,419 and the average capitalization for Series B was $37,800,868.

Series A as of December 31, 2006:

	Average Value	% of Average	Highest Value	Lowest Value
Sector	at Risk	Capitalization	at Risk	at Risk

Stock Indices	$1,730,170	2.53%	$3,900,719	$381,150
Financial Futures	$2,138,142	3.13%	$3,287,013	$485,375
Currencies	$5,285,887	7.74%	$7,716,185	$3,057,659
Agricultural Products	$522,898	0.77%	$593,242	$447,350
Energy	$2,045,413	2.99%	$2,745,083	$1,499,620
Metals	$1,000,913	1.47%	$1,712,472	$0
Total	$12,723,423	18.63%

Series B as of December 31, 2006:

	Average Value	% of Average	Highest Value	Lowest Value
Sector	at Risk	Capitalization	at Risk	at Risk

Stock Indices	$1,341,170	3.55%	$2,683,136	$286,650
Financial Futures	$1,592,488	4.21%	$2,317,193	$337,357
Currencies	$4,195,892	11.10%	$5,279,732	$2,328,732
Agricultural Products	$391,703	1.04%	$447,707	$330,020
Energy	$1,486,530	3.93%	$1,901,488	$1,263,195
Metals	$765,709	2.03%	$1,429,084	$0
Total	$9,773,492	25.86%
      Average, highest and lowest Value at Risk amounts relate to the quarter-end amounts for the calendar quarter-ends during the fiscal year. Average capitalization is the average of each Series’ capitalization at the end of the calendar quarters during fiscal year 2006.
Material Limitations on Value at Risk as an Assessment of Market Risk
      The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 2% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund’s open positions creates a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Fund to incur severe losses over a short period of time. The foregoing Value at Risk tables — as well as the past performance of the Fund — gives no indication of this “risk of ruin.”
Non-Trading Risk
      The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Fund also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills. The market risk represented by these investments is immaterial.

Qualitative Disclosures Regarding Primary Trading Risk Exposures
      The following qualitative disclosures regarding the Fund’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Fund manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Fund’s primary market risk exposures as well as the strategies used and to be used by Superfund Capital Management for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Fund’s risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Fund. There can be no assurance that the Fund’s current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Fund.
      The following were the primary trading risk exposures of the Fund as of March 31, 2007 by market sector.
Currencies
      The Fund’s currency exposure is to exchange rate fluctuations, primarily those which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political, geopolitical and general economic conditions. The Fund trades in a large number of currencies, including cross-rates, (e.g., positions between two currencies other than the U.S. Dollar). Superfund Capital Management does not anticipate that the risk profile of the Fund’s currency sector will change significantly in the future. As of March 31, 2007, the exposure to these markets was the highest among all market groups.

Energy
      The Fund’s primary energy market exposure is to crude oil, natural gas and heating oil. Movements in these markets are often due to geopolitical developments in the Middle East but can also be caused by increased demand from the United States and other developed and developing countries as well as supply shortages due to extreme weather conditions. As of March 31, 2007, the exposure to these markets was relatively low in comparison to historic levels.

Stock Indices
      Generally, the Fund’s primary exposure is to the equity price risk in the G-7 countries and certain other countries with high liquidity (Taiwan, Hong Kong, Switzerland and Spain). The Fund is primarily exposed to the risk of adverse price trends or static markets in these countries. Static markets would not cause major price changes but would make it difficult for the Fund to avoid being “whipsawed” into numerous smaller losses. As of March 31, 2007 the exposure to these markets was low in comparison to historic levels.

Metals
      The Fund’s metals market exposure derives primarily from fluctuations in the price of gold, silver, platinum, copper, zinc, nickel and aluminum. These markets are generally diversified in terms of correlation to many of the other sectors the Fund trades. As of March 31, 2007, the exposure to these markets was the lowest amongst all market groups.

Agricultural Market
      The Fund’s agricultural market exposure is to fluctuations in the price of cocoa, sugar, coffee, cotton, lean hogs and live cattle. These markets are generally diversified in terms of correlation to many of the other sectors the Fund trades. As of March 31, 2007, the exposure to these markets was very similar to historic levels.

Interest Rates
      Interest rate movements directly affect the price of the sovereign bond positions held by the Fund and indirectly the value of the Fund’s stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries could materially impact the Fund’s profitability. The Fund’s primary interest rate exposure is to interest rate fluctuations in the United States, Europe, United Kingdom, Australia and Japan. The changes in interest rates which have the most effect on the Fund are changes in long-term as opposed to short-term rates. As of March 31, 2007 the exposure to these markets was low in comparison to historic levels.
Qualitative Disclosures Regarding Non-Trading Risk Exposure

General
      The Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Fund generally will use a small percentage of assets as margin, the Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Fund’s operations.

Foreign Currency Balances
      The Fund’s primary foreign currency balances are in the G-7 countries along with Spain and Asian markets. The Fund controls the non-trading risk of these balances by regularly converting these balances back into U.S. Dollars (no less frequently than weekly, and more frequently if a particular foreign currency balance becomes unusually large based on Superfund Capital Management’s experience).

Treasury Bill Positions
      The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. The Fund holds U.S. Treasury Bills (interest bearing and credit risk-free) with durations no longer than six months. Substantial or sudden fluctuations in prevailing interest rates could cause immaterial mark-to-market losses on the Fund’s U.S. Treasury Bills, although substantially all of these short-term investments are held to maturity.
Qualitative Disclosures Regarding Means of Managing Risk Exposure
      The means by which Superfund Capital Management attempts to manage the risk of the Fund’s open positions is essentially the same in all market categories traded. Superfund Capital Management applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Superfund Capital Management follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as imposing “stop-loss” points at which the Fund’s brokers must attempt to close out open positions.
      Superfund Capital Management controls the risk of the Fund’s non-trading instruments (i.e., U.S. Treasury Bills held for cash management purposes) by limiting the duration of such instruments to no more than six months.

CONFLICTS OF INTEREST
      Superfund Capital Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although Superfund Capital Management will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.
     Superfund Capital Management, Inc.
      Conflicts exist between Superfund Capital Management’s interests in and its responsibilities to each Series. The conflicts are inherent in Superfund Capital Management acting as general partner and as trading advisor to each Series. These conflicts and the potential detriments to the Limited Partners are described below. Superfund Capital Management’s selection of itself as trading advisor was not objective, since it is also the general partner of each Series. In addition, it has a disincentive to replace itself as the advisor. The advisory relationship between each Series and Superfund Capital Management, including the fee arrangement, was not negotiated at arm’s length. Investors should note, however, that Superfund Capital Management believes that the fee arrangements are fair to each Series and competitive with compensation arrangements in pools involving independent general partners and advisors. Superfund Capital Management will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive.
      Superfund Capital Management’s principals do not devote their time exclusively to each Series. Superfund Capital Management (or its principals or affiliates) may or do currently act as general partner to other commodity pools and trading advisor to other accounts which may compete with each Series for Superfund Capital Management’s services. Thus, Superfund Capital Management (or its principals or affiliates) could have a conflict between its responsibilities to each Series and to those other pools and accounts. Superfund Capital Management believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. Superfund Capital Management (or its principals or affiliates) may receive higher advisory fees from some of those other accounts than it receives from each Series. Superfund Capital Management and its affiliates, however, trade all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.
      In addition, Superfund Capital Management may find that futures positions established for the benefit of each Series, when aggregated with positions in other accounts of Superfund Capital Management (or its principals or affiliates) approach the speculative position limits in a particular commodity. Superfund Capital Management may decide to address this situation either by liquidating each Series’ positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of Superfund Capital Management may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of Superfund Capital Management are prohibited from trading for their own accounts.
      A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of each Series. A potential conflict also may occur when Superfund Capital Management or its principals trade their proprietary accounts more aggressively, take positions in proprietary accounts which are opposite, or ahead of, the positions taken by each Series.

Superfund Asset Management, Inc.
      Superfund Asset Management, an affiliate of Superfund Capital Management serves as an introducing broker for the Fund and, as such, receives a portion of the round turn futures trading commissions paid by each Series. The affiliation between Superfund Asset Management and Superfund Capital Management gives rise to a conflict of interest in that Superfund Capital Management may have an incentive to trade more frequently than it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn brokerage commission paid by each Series to Superfund Asset Management was not negotiated at arm’s length. Since Superfund Capital Management is responsible for selecting brokers for each Series, Superfund Capital Management is unlikely to select a different introducing broker, or dismiss Superfund Asset Management, even if doing so was in the best interests of the Series.

The Clearing Brokers
      The clearing brokers, currently ADM Investor Services, Inc. (“ADMIS”), Fimat USA, LLC (“Fimat USA”), Fimat Alternative Strategies, Inc. (“FAST”), Man Financial Inc. (“MFI”), Bear Stearns Forex Inc. (“BSF”), Bear Stearns Securities Corp. (“BSSC”), and Barclays Capital Inc. (“BCI”), and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with each Series. The clearing brokers also may serve as a brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to each Series and to those pools and clients. Any clearing broker that is also a selling agent of each Series could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.
     The Selling Agents
      The selling agents receive substantial selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive initial selling commissions and ongoing selling commissions based on Units sold by them pursuant to this Prospectus equal to, in the aggregate, up to 10% of the initial public offering price for each Unit (which is equal to approximately $50,975,168 out of the approximately $509,751,679 in Units registered in this offering). Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests.

Fiduciary Duty and Remedies
      Subject to the provisions of the Partnership Agreement, a prospective investor should be aware that Superfund Capital Management, as general partner of a Series, has a responsibility to Limited Partners of that Series to exercise good faith and fairness in all dealings affecting such Series. The Partnership Agreement provisions limiting this responsibility are summarized below under “Indemnification and Standard of Liability.” The fiduciary responsibility of a general partner to the Limited Partners is a developing and changing area of the law and Limited Partners who have questions concerning the duties of Superfund Capital Management as general partner should consult with their counsel. In the event that a Limited Partner of a Series believes that Superfund Capital Management has violated its fiduciary duty to the Limited Partners of such Series, he may seek legal relief individually or on behalf of such Series under applicable laws, including under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Act”) and under commodities laws, to recover damages from or require an accounting by Superfund Capital Management. The Partnership Agreement is governed by Delaware law and any breach of Superfund Capital Management’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law.
      The Partnership Agreement does not limit Superfund Capital Management’s fiduciary obligations under Delaware or common law; however, Superfund Capital Management may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Superfund Capital Management have been disclosed in this Prospectus. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Superfund Capital Management where the losses result from a violation by Superfund Capital Management of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Superfund Capital Management of its fiduciary duty to each Series is measured by the terms of the Partnership Agreement as well as applicable law. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Superfund Capital Management.

Indemnification and Standard of Liability
      Superfund Capital Management and its controlling persons may not be liable to each Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.
      The Partnership Agreement provides that Superfund Capital Management and its controlling persons shall not have any liability to each Series or to any Limited Partner for any loss suffered by such Series which arises out of any action or inaction if Superfund Capital Management, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of Superfund Capital Management. Each Series has agreed to indemnify Superfund Capital Management and its controlling persons against claims, losses or liabilities based on their conduct relating to such Series, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to such Series and was done in good faith and in a manner which Superfund Capital Management, in good faith, determined to be in the best interests of such Series. Controlling persons of Superfund Capital Management are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Superfund Capital Management or for losses incurred in performing the duties of Superfund Capital Management. See Section 17 of the Partnership Agreement, included as Exhibit A to this Prospectus. Each Series will not indemnify Superfund Capital Management or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units of such Series unless Superfund Capital Management or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 17 of the Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.
CHARGES TO EACH SERIES
      The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Superfund Capital Management, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of each Series. Prospective investors should refer to the Breakeven Analysis for each Series on page 5 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” in the first year of trading.

Management Fee
      Each Series will pay Superfund Capital Management a monthly management fee equal to one-twelfth of 1.85% (1.85% annually) of the month-end net asset value of such Series. This fee will be paid to Superfund Capital Management for providing ongoing advisory services and is payable notwithstanding Superfund Capital Management’s actual trading performance.

Performance Fee
      Each Series will pay Superfund Capital Management a monthly incentive fee equal to 25% of the new appreciation (if any) in the net asset value of that Series. “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by Superfund Capital Management. The performance fee is not reduced for extraordinary expenses, if any, of the Series, and no fee is paid with respect to interest income. If a performance fee payment is made by each Series, and each Series thereafter incurs a net loss, Superfund Capital Management will retain the amount previously paid.

Thus, Superfund Capital Management may be paid a performance fee during a year in which each Series overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.
      Below is a sample calculation of the performance fee with respect to a Series: Assume a Series paid a performance fee at the end of the first month of 2007 and assume that such Series recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the second month of 2007. The new appreciation for the month (before interest earned) would be $200,000 and Superfund Capital Management’s performance fee would be $50,000 (0.25 × $200,000). Alternatively, assume that such Series paid a performance fee at the end of the eleventh month of 2006 but did not pay a performance fee at the end of the twelfth month of 2006 because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of the first month of 2007, the new appreciation (before interest earned) for the month would be $100,000 ($200,000 - $100,000 loss carry forward) and Superfund Capital Management’s performance fee would be $25,000 (0.25 × $100,000). Please note that this simplified example assumes that no Limited Partners of such Series have added or redeemed Units within such Series during this sample time frame. Such capital changes require that the calculation be determined on a “per Unit” per Series basis. If the net asset value per Unit within a Series at the time when a particular investor acquires Units is lower than the net asset value per Unit within a Series as of the end of the most recent prior calendar month for which a performance fee was payable (due to losses incurred between such month-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar month-end because such Series as a whole has not experienced new appreciation. If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of a Series declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all Units within such Series equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.

Organization and Offering Expenses
      Each Series will pay a monthly fee up to one-twelfth of 1% (1% annually) of the month-end net asset value of that Series for organization and offering expenses incurred in connection with this offering of the Units, not to exceed the actual amount of such expenses. Organization and offering expenses include all fees and expenses incurred in connection with the formation of each Series and distribution of the Units including printing, mailing, filing fees, fees of accountants and counsel and Blue Sky expenses. Organization and offering expenses in connection with this offering are estimated at approximately $973,650 during the life of this offering. Actual organization and offering expenses may be greater or less than the estimated amount, but the amount of organization and offering expenses charged to the Fund will not exceed the amount of the actual expenses incurred. Any organization and offering expenses above 1% of net asset value per year will be borne by Superfund Capital Management. Each Series is required by certain state securities administrators to disclose that the “organization and offering expenses” of each Series, as defined by the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”), will not exceed 15% of the total subscriptions accepted.

Operating Expenses
      Each Series bears its operating expenses, including but not limited to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by each Series, at a fixed rate of 1/12 of 0.15% per month (0.15% annually) of each Series’ month-end net asset value. Superfund Capital Management will be responsible for any such expenses during any year of operations which exceed 0.15% of each Series’ net assets per annum. Indirect expenses in connection with the administration of each Series, such as indirect salaries, rent, travel and overhead of Superfund Capital Management, may not be charged to each Series.

Brokerage and Trailing Commissions
      Each Series will be charged $25.00 per round-turn transaction plus applicable NFA and exchange fees for brokerage commissions, where brokerage commissions are charged in U.S. Dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management which serves as introducing broker for each Series. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. Dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $25.00 based on the then current U.S. Dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $25.00. Each Series will also be charged an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value of each Series per month. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit is 10% of the initial public offering price for such Unit (which is equal to approximately $50,975,168 out of the approximately $509,751,679 in Units registered in the offering). Superfund Asset Management will also remit a portion of the selling commission to the selling agents for ongoing administrative services to the Limited Partners. The compensation to be paid will not exceed the NASAA Guidelines.
      Superfund Asset Management may engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of the Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Any such wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). In keeping with NASD Conduct Rule 2810, the aggregate selling commissions paid to wholesalers and the selling agents they introduce shall not exceed 10% of the initial public offering price of the Units sold by such selling agents (which is equal to approximately $50,975,168 out of the approximately $509,751,679 in Units registered in the offering).
      Superfund Asset Management may also sell Units to investors who participate in registered investment advisers’ asset-based fee or fixed fee investment advisory programs. If a Limited Partner participates in a registered investment adviser’s asset-based fee or fixed fee advisory program and the Limited Partner’s investment adviser recommends a portfolio allocation to the Fund, the Limited Partner’s Units purchased through Superfund Asset Management will not be subject to the selling commissions described above.
      If a Limited Partner’s Units are not subject to the selling commissions described above, as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.

USE OF PROCEEDS
      The entire offering proceeds received from subscription for each Series will be credited to such Series’ bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management will also be paid from funds in these accounts. Each Series meets its margin requirements by depositing U.S. government securities and cash, which is held in interest bearing accounts, with the clearing broker. In this way, substantially all (i.e., 95% or more) of each Series’ assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities or interest bearing accounts. Investors should note that maintenance of each Series’ assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. Each Series receives all interest earned on its assets. Up to 50% of each Series’ assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. The remaining Series assets will normally be invested in U.S. Treasury Bills. Each Series’ assets are not and will not be, directly or indirectly, commingled with the property of any other Series, or any other person by Superfund Capital Management nor invested with or loaned to Superfund Capital Management or any affiliated entities.
THE CLEARING BROKERS; ADMINISTRATION
ADM Investor Services, Inc.
      ADMIS is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 1600A, Chicago, IL 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.
      Neither ADMIS nor any of its principals have been the subject of any material administrative or criminal actions within the past five years.
Fimat USA, LLC and Fimat Alternative Strategies, Inc.
      Currently, Fimat USA serves as the Fund’s clearing broker to execute and clear the Fund’s futures transactions and provide other brokerage-related services. FAST may execute foreign exchange or other over the counter transactions with the Fund, as principal. Fimat USA and FAST are indirect, wholly-owned subsidiaries of Société Générale and are members of the Fimat Group (the Fimat Group refers to all companies or divisions of companies owned directly or indirectly by Société Générale bearing the “Fimat” name). As of January 1, 2007, the Fimat Group is present on 46 derivatives exchanges and 20 stock exchanges worldwide. Fimat USA is an futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of the NFA and NASD. Fimat USA is also a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. FAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.
      Fimat USA and FAST are headquartered at 630 Fifth Avenue, Suite 500, New York, NY 10111 with branch offices in San Francisco, California; Evergreen, Colorado; Chicago, Illinois; Philadelphia, Pennsylvania; Kansas City, Missouri; and Houston, Texas.
      Except as described below, neither Fimat USA, FAST nor any of their principals has been the subject of any material administrative, civil, or criminal action within the past five years, nor is any such action pending. In 2002, the Chicago Board of Trade charged Fimat with various violations of its rules related to Fimat’s execution of certain combination trades during 2001 involving at least one Chicago Board of Trade transaction. Without admitting or denying the Chicago Board of Trade’s allegations, Fimat settled this matter by payment of a $500,000 fine and undertaking to make restitution to affected customers.
      Neither Fimat USA, FAST nor any affiliate, officer, director or employee thereof have passed on the merits of this Prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.
Man Financial Inc.
      MFI is a clearing broker for the Fund. MFI is registered under the Commodity Exchange Act as a futures commission merchant and a commodity pool operator, and is a member of the NFA in such capacities. MFI, which is part of the Man Group of companies, is a member of all major U.S. futures exchanges. MFI’s main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MFI’s telephone number at such location is (212) 589-6200.
      At any given time, MFI is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this Prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund. There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against MFI or its principals within the five years preceding the date of this Prospectus that MFI would deem material for purposes of Part 4 of the Regulations of the CFTC, except as follows:
      MFI has been sued by the Receiver for Philadelphia Alternate Asset Partnership (“PAAF”) and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the “Litigation”). The Receiver’s claims for damages are not quantified in the Complaint, but are believed to be substantial. MFI has informed Superfund Capital Management, that in acting as clearing broker for PAAF it was not responsible for its losses, that it has denied the material allegations of the complaint, that it has brought in third party defendants, that it will move for summary judgment and will otherwise vigorously defend the litigation. Further, the outcome of the Litigation should not materially affect MFI or its ability to perform as a clearing broker. The CFTC is also investigating the events involving PAAF’s losses and MFI’s relationship to PAAF. To date, the CFTC has not brought any action against MFI.
      On February 20, 2007, MFI settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and MFI Inc, CFTC Docket No. 07-04) in which MFI was alleged to have failed to supervise one of its former associated persons (“AP”) who was charged with fraudulently soliciting customers to open accounts at MFI. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, MFI agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. MFI also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.
      MFI acts only as clearing broker for the Fund and as such is paid commissions for executing and clearing trades on behalf of the Fund. MFI has not passed upon the adequacy or accuracy of this Prospectus. MFI neither will act in any supervisory capacity with respect to Superfund Capital Management nor participate in the management of Superfund Capital Management or the Fund. Therefore, prospective investors should not rely on MFI in deciding whether or not to participate in the Fund.
Bear Stearns Forex Inc. and Bear, Stearns Securities Corp.
      The Bear Stearns Companies Inc. (“TBSCI”) is a publicly traded financial services holding company. Its wholly owned subsidiary, Bear, Stearns & Co. Inc. (“BSCI”), is a leading investment banking, securities and futures trading and brokerage firm, serving institutional and individual investors located inside and outside the United States. In July 1991, to enhance the safety of customers’ assets, BSCI formed BSSC, a separately capitalized, wholly owned and guaranteed subsidiary of BSCI for the express purpose of having all customer accounts and transactions held, processed and cleared in an entity that would not conduct any proprietary trading or market making activities. Each of BSCI and BSSC is registered as a futures commission merchant and a broker-dealer.
      BSF, a subsidiary of TBSCI, is a foreign exchange and precious metals dealer executing FX and precious metals transactions on a principal-to-principal basis.
      Where appropriate in this discourse, BSCI and BSSC may be referred to collectively as “Bear Stearns.”
      At any given time, either BSCI or BSSC, or both, may be involved in legal and/or administrative actions. Some actions relate to futures trading and some, whether related to futures or other activities due to the combined futures commission merchant and broker-dealer status of each entity, seek significant damages. Matters that may be considered material and relevant for this disclosure are set forth below.
      There were no material administrative actions and no criminal actions against Bear Stearns, in its capacity as a futures commission merchant, in the past five years. However, there were private civil actions against BSCI in its capacity as a futures commission merchant in the past five years. Included in these matters was an action in U.S. Federal Court, Southern District of New York, filed by Henryk de Kwiatkowski, a former customer of Bear Stearns. The amended complaint in this action alleged claims for breach of fiduciary duty and negligence. On May 17, 2000, a jury returned a verdict finding that Bear Stearns and BSF were liable to Mr. de Kwiatkowski for negligence, and awarded damages in the amount of $111.5 million. Significantly, the jury also found that the defendants had not breached any fiduciary duties. On June 2, 2000, the Court awarded pre-judgment interest of $52.3 million. Bear Stearns and BSF made a motion for a judgment notwithstanding the verdict, or, in the alternative, a new trial, or remittitur for $18 million, which were denied in January 2001. Bear Stearns and BSF appealed the decision to the Second Circuit Court of Appeals on January 7, 2002. On September 19, 2002, the Circuit Court reversed the entire judgment and directed that the complaint against Bear Stearns and BSF be dismissed. The plaintiff, de Kwiatkowski, filed a petition for a rehearing with a request for “Rehearing En Banc”, i.e., by all of the Second Circuit’s judges. By order of December 5, 2002, the United States Court of Appeals rejected de Kwiatkowski’s petition for a panel rehearing and his petition for a “Rehearing En Banc”, and now the Second Circuit Court of Appeals’ reversal of the de Kwiatkowski judgment stands as final.
      On July 3, 1998, in the United States District Court, Southern District of New York, an Amended Complaint was brought by approximately 256 customers of a Lebanese introducing broker (“Mid East Trading”) which cleared its business first through Lehman Brothers, Inc. and later through BSSC (A.I.A. Holdings v. Lehman Brothers and Bear, Stearns). This Amended Complaint alleged breach of fiduciary duty, fraud, constructive fraud, breach of contract, negligent hiring, retention and supervision, aiding and abetting fraud, and aiding and abetting breach of fiduciary duty. Argument was heard in a series of trials, with the 256 plaintiffs organized into fourteen groups of plaintiffs. In a decision, dated January 23, 2002, Bear Stearns’ motion for summary judgment was granted in part and denied in part; the Court dismissed all claims against Bear Stearns by four of the nineteen plaintiffs in the first group. For the remaining plaintiffs, only the claims of breach of fiduciary duty and aiding and abetting survived. At that point, Bear Stearns and Lehman Brothers, Inc. (the “Defendants”), and all of the approximately 256 individual plaintiffs voluntarily settled the litigation. The terms of the settlement agreement are confidential. However, there was no admission of liability or wrongdoing of any type by the Defendants.
      There were also pending against Bear Stearns two lawsuits filed in Lebanon by two other former Mid East Trading customers, in which judgments were rendered in the Lebanese proceedings against Bear Stearns, but, not against the co-defendant, Mr. Daouk, the principal of Mid East Trading (the customers’ broker), and who was incarcerated in Lebanon for committing the fraud. Further, the judgment was reached in Lebanon in each case without Bear Stearns submitting to the jurisdiction of the Lebanese courts. While Bear Stearns contemplated submission to jurisdiction and an appeal of those two decisions, each case was ultimately resolved by confidential settlement.
      On March 19, 2004, a complaint, titled George Dale, Commissioner of Insurance for the State of Mississippi, in his official capacity as receiver of Franklin Protective Life Insurance Company, et al. v. Bear,

Stearns & Co., Inc., Bear, Stearns Securities Corp. and Thomas Blair, was filed in the Federal Court for the Southern District of New York. Plaintiffs were court-appointed receivers for seven insurance companies seeking recovery of assets allegedly misappropriated by Martin Frankel from 1990 to 1999. Bear Stearns and a former employee were alleged to have violated the Racketeer Influenced and Corrupt Organizations Act (“RICO”) and common law by purportedly providing assistance to Frankel. Compensatory damages in excess of $200 million before being trebled under RICO were sought. Bear Stearns denied all liability and ultimately settled the litigation for $1,250,000.
      None of the preceding actions are believed to be material to an investor’s decision to invest with a commodity pool operator or commodity trading advisor that clears its transactions through Bear Stearns.
      As noted above, Bear Stearns, in addition to being registered futures commission merchants, are registered broker-dealers and as such have been and continue to be subject to various disciplinary inquiries and actions, none of which have or are expected by TBSCI to have a material adverse effect on the business.
      In each of the matters described below, none of the activities were related to futures trading.
      On February 14, 2005, BSCI received a notice that the Office of the Secretary of State, Illinois Securities Department, naming BSCI as a respondent in a hearing to determine if an order should be entered under the Illinois Securities Law of 1953, imposing a monetary fine and/or revoking BSCI’s registration in the State of Illinois for conduct relating to an alleged violation of failure to respond to a subpoena by the due date. BSCI produced the documents subpoenaed, and on June 17, 2005, settled this matter by agreeing to pay $10,000 to the Illinois Securities Audit and Enforcement Fund, without any revocation of its registration. The fine was paid on June 24, 2005.
      In another matter, BSCI, among other major brokerage firms, was the subject of an NASD industry-wide investigation into certain initial public offering practices. On May 3, 2004, without admitting or denying the allegations or findings and without an adjudication of any issue of law or fact, Bear Stearns consented to a settlement with the NASD. Pursuant to the settlement agreement, Bear Stearns agreed to a censure and the payment of $450,000 as penalty and $4.5 million as disgorgement. On May 18, 2004, the NASD accepted the settlement.
      Bear Stearns, along with numerous other broker-dealer firms, was the subject of an SEC industry-wide investigation regarding practices and procedures in the Auction Rate Securities Market between January 2003 and June 2004. On May 31, 2006, the SEC announced a settlement of this matter with BSCI and 14 other firms. Pursuant to the terms of the settlement, under which the firms neither admitted nor denied the findings, the firms agreed to a censure, payment of penalties, and implementation of procedures that are reasonably designed to prevent and detect violations in the Auction Rate Securities area. The penalty imposed on Bear Stearns and seven other firms was $1.5 million. In conjunction with the settlement, the SEC noted that the firms involved had cooperated with the investigation and had voluntarily disclosed the practices at issue to the SEC.
      On April 24, 2001, an action, entitled Helen Gredd, Chapter 11 Trustee for Manhattan Investment Fund Ltd. v. Bear, Stearns Securities Corp., was commenced in the United States Bankruptcy Court for the Southern District of New York by the Chapter 11 Trustee for Manhattan Investment Fund Limited (“MIFL”). BSSC is the sole defendant. The complaint alleges, among other things, that certain transfers of cash and securities to BSSC in connection with short sales of securities by MIFL in 1999 were “fraudulent transfers” made in violation of Sections 548 and 550 of the United States Bankruptcy Code and are recoverable by the Trustee. The Trustee also alleges that any claim that may be asserted by BSSC against MIFL should be equitably subordinated to the claims of other creditors pursuant to Sections 105 and 510 of the Bankruptcy Code. The Trustee seeks to recover in excess of $1.9 billion in connection with the allegedly fraudulent transfers to BSSC. On March 21, 2002, the District Court dismissed the Trustee’s claims seeking to recover allegedly fraudulent transfers in amounts exceeding $1.9 billion. The District Court also remanded to the Bankruptcy Court the Trustee’s remaining claims, which seek to recover allegedly fraudulent transfers in the amount of $141.4 million and to equitably subordinate any claim that may be asserted by BSSC against MIFL to the claims of other creditors. On October 17, 2002, BSSC filed an answer to the complaint in which it denied all allegations of wrongdoing and asserted affirmative defenses. By Order and Decision dated January 9, 2007, the Bankruptcy Court ruled on the parties cross motions for summary judgment. The Court denied BSSC’s motion for summary judgment seeking dismissal of the Trustee’s complaint in its entirety and granted the Trustee’s motion for summary judgment on the fraudulent transfer claims against BSSC. BSSC has appealed the Bankruptcy Court’s decision to the United States District Court for the Southern District of New York.
      The SEC, NASD, the New York Stock Exchange, Inc. (“NYSE”) and several state attorney generals’ offices conducted an industry-wide investigation of certain research and initial public offering practices of major brokerage firms, including BSCI. Bear Stearns cooperated with the investigation. On April 28, 2003, without admitting or denying the allegations, findings or conclusions of the various federal and state regulators and self-regulatory organizations, Bear Stearns consented to a final settlement involving many of the leading securities firms operating in the United States. The various regulatory complaints alleged conflicts of interest relating to the alleged involvement of research analyst with investment banking activities. Under the terms of the settlement, Bear Stearns entered into consent agreements and other definitive documents with the SEC, NYSE, NASD and the State of New Jersey, Bureau of Securities, to resolve their investigations of Bear Stearns relating to those matters. Pursuant to the settlement, which resolved the research aspects of the investigations, but not the NASD’s investigations relating to initial public offering practices, BSCI consented, among other things, to (i) pay an aggregate of $25 million as penalties, (ii) pay an aggregate of $25 million as disgorgement to a distribution fund for the benefit of certain customers, (iii) contribute $25 million to provide independent third-party research over five years to clients, (iv) contribute an aggregate of $5 million over five years for investor education, (v) adopt various additional policies, systems, procedures and other safeguards to ensure further the integrity of Bear Stearns’ investment research and (vi) be permanently restrained and enjoined from violating certain rules of the NYSE and NASD relating to investment research activities. In connection with the settlement, Bear Stearns has also consented to a voluntary initiative imposing restrictions on the allocation of shares in initial public offerings to executives and directors of public companies. On October 31, 2003, the Untied States District Court for the Southern District of New York entered a series of orders effectuating the settlement. The State of New Jersey, Bureau of Securities acted as Bear Stearns’ lead state regulator in connection with the settlement. Bear Stearns has reached similar arrangements with all of the states, the District of Columbia and the Commonwealth of Puerto Rico. Any monetary penalties and other payments by such arrangements are included within the aggregate amounts discussed above. In May 2003, the SEC, NYSE and NASD issued subpoenas to TBSCI requesting documents and information in connection with its continuing investigation, focusing on supervision by the heads of equity research and investment banking as well as the chief executive officer. Similar subpoenas were issued by these regulatory agencies to all the firms that recently settled research investigations. Bear Stearns has cooperated with these regulatory agencies in connection with this matter.
      In March 2006, the SEC and the NYSE announced a settlement with Bear Stearns of previously disclosed investigations relating to mutual fund trading. The terms of the settlement include a payment of $250 million and retention of independent consultants to review aspects of Bear Stearns’ mutual fund trading and global clearing operations.
      Bear Stearns reports all material matters in its public filings, including all material legal, regulatory, and administrative matters concerning activities as a futures commission merchant and a broker-dealer. Copies of the most recent 10-K and 10-Q filings are available upon request.
      The Fund has obtained this information from Bear Stearns. Other than providing this information, Bear Stearns has not reviewed or passed upon the merits of this Prospectus. Bear Stearns will not participate in the Fund beyond its clearing duties pursuant to a clearing agreement as long as that agreement is in effect. No Bear Stearns entity is or will be a fiduciary to or for the Fund, nor will any Bear Stearns entity have, at any time, any investment advisory relationship with the Fund. The Bear Stearns entities have no oversight over any aspect of the Fund’s management, administration or performance and have no involvement in any internal policies, investment goals or limitations of the Fund. No Bear Stearns entity shall be responsible for any losses suffered by the Fund.

Barclays Capital Inc.
      BCI is a registered securities broker-dealer and futures commission merchant. BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business, including some proceedings relating to the collapse of Enron. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition. There have been no other administrative civil or criminal actions, whether pending or concluded, against BCI within the last 5 years that would be considered to be material as defined in regulations under the Commodity Exchange Act.
      Superfund Capital Management is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided Superfund Capital Management believes that their service and pricing are competitive.
The Administrator
      PFPC, Inc., a Massachusetts corporation (“PFPC” or the “Administrator”) is currently the Fund’s administrator. Pursuant to an Administration, Accounting, and Investor Services Agreement entered into between the Fund and PFPC, (the “Accounting Agreement”), PFPC will be responsible for, among other things: (i) journalizing investment, capital and income and expense activities; (ii) recording futures trading activity by receiving a data file from each of the Series’ clearing brokers; (iii) calculating the monthly fees and performance fees, as applicable, payable to Superfund Capital Management with respect to each Series; (iv) computing the net asset value and net asset value per Unit of each Series; and (v) performing all other accounting, administration, and investor services necessary in connection with each Series.
      The Accounting Agreement provides that PFPC shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence gross negligence, intentional acts or willful misconduct. In addition, the Fund has agreed to indemnify PFPC from any and all expenses, costs, damages or causes of action, including but not limited to, reasonable attorney’s fees, incurred by PFPC in connection with the Accounting Agreement and not resulting from the unauthorized acts of expenses, costs, damages or causes of action, including but not limited to, reasonable attorney’s fees, incurred by PFPC in connection with the Accounting Agreement and not resulting from the unauthorized acts of PFPC, it employees or agents, the negligence or willful misconduct of PFPC in the performance of such obligations and duties or by reason of its breach of the Accounting Agreement. The Accounting Agreement may be terminated by either of the parties upon not less than 60 days’ written notice.
      PFPC is a member of The PNC Financial Services Group. Its main office address is 301 Bellevue Parkway, Wilmington, Delaware 19809.
DISTRIBUTIONS AND REDEMPTIONS
Distributions
      Each Series is not required to make any distributions to Limited Partners. While each Series has the authority to make such distributions, it does not intend to do so in the foreseeable future. Superfund Capital Management believes that distributions of Fund assets is not necessary since Limited Partners may redeem any or all of their Units at the then current net value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, each Series is recommended for those seeking a medium- to long-term investment, i.e., three to five years). If each Series realizes profits for any fiscal year, such profits will constitute taxable income to the Limited Partners of such Series in accordance with their respective investments in such Series whether or not cash or other property has been distributed to Limited Partners. Any distributions, if made by a Series, may be inadequate to cover such taxes payable by the Limited Partners of such Series.

Redemptions
      A Limited Partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited Partners must transmit a written request of such redemption to Superfund Capital Management not less than 10 business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. The Request for Redemption must specify the dollar amount for which redemption is sought. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Superfund Capital Management. The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”
      A Limited Partner may exchange his or her investment in one Series for an investment in the other Series by simultaneously redeeming his or her Units in one Series and Subscribing for new Units in the other Series at the then current net asset values of each Series.
Net Asset Value
      The net asset value of a Unit within a Series as of any date is (i) the sum of all cash, plus U.S. Treasury Bills valued at cost plus accrued interest, and other securities of such Series valued at market, plus the market value of all open futures, forward and option positions maintained by such Series, less all liabilities of each Series and accrued performance fees payable by such Series, determined in accordance with the principles specified in the Partnership Agreement, divided by (ii) the number of Units of such Series outstanding as of the date of determination. Where no principle is specified in the Partnership Agreement, the net asset value of a Series is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.
QUADRIGA SUPERFUND, L.P. THIRD AMENDED AND RESTATED LIMITED
PARTNERSHIP AGREEMENT
      The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.
Organization and Limited Liabilities
      The Fund is organized under the Act. The Partnership Agreement provides that the Fund shall be organized as separate Series. Under the Partnership Agreement, Superfund Capital Management has created Series A and Series B. Superfund Capital Management may create other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. (However, Limited Partners could be required, as a matter of bankruptcy law, to return to each Series’ estate any distribution which they received at a time when such Series was in fact insolvent or in violation of the Partnership Agreement.) The assets and estate of one Series is not liable for the liabilities of another Series.
Management of Fund Affairs
      The Partnership Agreement effectively gives Superfund Capital Management, as general partner, full control over the management and operations of each Series and the Partnership Agreement gives no management role to the Limited Partners. To facilitate matters for Superfund Capital Management, the Limited Partners must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).
      Registered Agents Legal Services, LLC will accept service of legal process on each Series in the State of Delaware. Only Superfund Capital Management has signed the Registration Statement of which this Prospectus is a part, and only the assets of each Series are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Partnership Agreement, the power and authority to manage, operate and control all aspects of the business of each Series are vested in Superfund Capital Management. In addition, Superfund Capital Management has been designated as the “tax matters partner” of each Series and of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).
      The Limited Partners have no voice in the operations of each Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, Superfund Capital Management may, in its sole and absolute discretion, appoint an affiliate or affiliates of Superfund Capital Management as additional general partners (except where Superfund Capital Management has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of Superfund Capital Management, as it deems necessary for the efficient operation of each Series.
Sharing of Profits and Losses
      Each Limited Partner within a Series has a capital account. Initially, the Limited Partner’s balance equals the amount paid for the Units in such Series. The Limited Partner’s balance is then proportionally adjusted monthly to reflect any additions or withdrawals by each Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.
Federal Tax Allocations
      At year-end, each Series will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Limited Partners, the taxable gain or loss is allocated to each Limited Partner within a Series in proportion to his capital account therein and each Limited Partner is responsible for his share of taxable income of such Series. See Section 8 of the Partnership Agreement, and “Federal Income Tax Aspects.” For net capital gain and loss, the gains and losses are first allocated to each Limited Partner who redeemed Units during the year. The remaining net capital gain or loss is then allocated to each Limited Partner in proportion to his capital account. Each Limited Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon each Series’ liquidation, each Limited Partner within such Series will receive his proportionate share of the assets of such Series.
Dispositions
      A Limited Partner may transfer or assign his Units in a Series upon 30 days’ prior written notice to Superfund Capital Management and subject to approval by Superfund Capital Management of the assignee. Superfund Capital Management will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of such Series for federal income tax purposes. An assignee not admitted to a Series as a Limited Partner will have only limited rights to share the profits and capital of such Series and a limited redemption right. Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.
Dissolution and Termination of Each Series
      Each Series will be terminated and dissolved upon the happening of the earlier of: 1) the expiration of each Series’ stated term on December 31, 2050; 2) Limited Partners owning more than 50% of the outstanding Units of such Series vote to dissolve such Series; 3) Superfund Capital Management withdraws as general partner and no new general partner is appointed; 4) a decline in the aggregate net assets of such Series to less than $500,000; 5) the continued existence of such Series becomes unlawful; or 6) such Series is dissolved by operation of law.
Amendments and Meetings
      The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. Superfund Capital Management may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of each Series. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of such Series. At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: 1) amend the Partnership Agreement with respect to such Series without the consent of Superfund Capital Management; 2) dissolve such Series; 3) terminate contracts with Superfund Capital Management; 4) remove and replace Superfund Capital Management as general partner; and 5) approve the sale of the Fund’s assets.
Indemnification
      Each Series agrees to indemnify Superfund Capital Management, as general partner, for actions taken on behalf of such Series, provided that Superfund Capital Management’s conduct was in the best interests of such Series and the conduct was not the result of negligence or misconduct. Indemnification by each Series for alleged violation of securities laws is only available if the following conditions are satisfied: 1) a successful adjudication on the merits of each count alleged has been obtained, or 2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or 3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and 4) in the case of 3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.
Reports to Limited Partners
      The Limited Partners in a Series shall have access to and the right to copy such Series’ books and records. A Limited Partner may obtain a list of all Limited Partners within such Series together with the number of Units owned by each Limited Partner within such Series, provided such request is not for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. Superfund Capital Management will provide various reports and statements to the Limited Partners within a Series including: 1) monthly, Superfund Capital Management will provide an unaudited income statement of the prior month’s Series’ activities; 2) annually, Superfund Capital Management will provide audited financial statements of such Series accompanied by a fiscal year-end summary of the monthly reports described above; 3) annually, Superfund Capital Management will provide tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns; and 4) if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.
FEDERAL INCOME TAX ASPECTS
      The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.

Each Series’ Partnership Tax Status
      Superfund Capital Management believes that all of the income generated by and expected to be generated by each Series will constitute “qualifying income” and has so advised Sidley Austin LLP. As a result, in the opinion of Sidley Austin LLP, each Series will be classified as a partnership for federal income tax purposes and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes.
Taxation of Limited Partners on Profits and Losses of Each Series
      Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series’ gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.
Deduction of Series Losses by Limited Partners
      A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner’s tax basis in a Unit of a Series is the amount paid for the Unit reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series’ income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.
“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss
      The trading activities of each Series are not a “passive activity.” Accordingly, a Limited Partner can deduct Series losses from taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Series gains.
Cash Distributions and Unit Redemptions
      Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner’s adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units in a Series is not increased on account of his distributive share of such Series’ income until the end of such Series’ taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series’ income allocable to a Limited Partner at the end of the Series’ taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.
      Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series’ income or loss for the year of such redemption.

Potential Series-Level Consequences of Withdrawals and Transfers of Units
      If a Partner receives a distribution of property in liquidation of its Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.
      If immediately after the transfer of a Unit in a Series, the Series’ adjusted basis in its property exceeds the fair market value by more than $250,000 of such property, the Series generally will be required to adjust the basis of its property with respect to the transferee Partner.
Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts
      Section 1256 Contracts are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts are generally short-term capital gain or loss or ordinary income or loss.
Tax on Capital Gains and Losses
      Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts — are subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series’ interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.
Interest Income
      Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”
Limited Deduction for Certain Expenses
      Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, to be investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The IRS could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner would have the amount of the ordinary expenses allocated to him reduced accordingly.
Syndication Fees
      Neither each Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value.

Investment Interest Deductibility Limitations
      Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.
Unrelated Business Taxable Income
      Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that Superfund Capital Management does not utilize leverage.
Taxation of Foreign Limited Partners
      A Limited Partner who is a non-resident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss is treated as “effectively connected.” An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code, an investment fund whose U.S. business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange. Superfund Capital Management has advised Sidley Austin LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Limited Partner under Section 1446 of the Code.
      A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.
IRS Audits of the Fund and its Limited Partners
      The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as “tax matters partner” for each Series, and has the authority to determine each Series’ responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes
      In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.
INVESTMENTS BY EMPLOYEE BENEFIT PLANS
General
      This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.
      In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.
      Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan and related trust.
      EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.
“Plan Assets”
      ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code. The Publicly-Offered Security Exception applies if the equity interest acquired by Plans is a security that is: 1) “freely transferable” (as described below); 2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The

ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or stat law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) “any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions).
      Superfund Capital Management believes that the Publicly-Offered Security Exception applies to the Fund for the following reasons. First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the Units are held by 100 or more investors that Superfund Capital Management believes are independent of the Fund and of each other. Lastly, Superfund Capital Management believes that the Units should be considered to be “freely transferable” because the minimum investment for investors is $5,000 and Limited Partners may transfer their Units by giving notice to Superfund Capital Management, provided that the transfer would not violate applicable federal or state securities laws. In addition, if Superfund Capital Management does not consent to substitution of an assignee as a limited partner, the economic benefits of ownership can be transferred by the assignor without regard to such consent. Therefore, Superfund Capital Management believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, Superfund Capital Management believes that the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.
Ineligible Purchasers
      In general, Units may not be purchased with the assets of a Plan if Superfund Capital Management, HSBC Bank USA (the “Escrow Agent”), ADMIS, Fimat USA, FAST, MFI, BSF, BSSC, BCI, the Administrator, Superfund Asset Management, any other selling agent, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.
      Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.
      ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY SUPERFUND CAPITAL MANAGEMENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN EACH SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION
Subscription Procedure
      Each Series will offer the Units to the public during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Administrator. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Prospectus. Superfund Capital Management may suspend, limit or terminate the continuing offering period at any time. The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of NASD. Superfund Capital Management is also offering Units, through Superfund Asset Management, to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as Superfund Capital Management terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. Each Series’ escrow account is maintained at the Escrow Agent, 452 Fifth Avenue, New York, New York 10018. All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term U.S. Treasury Bills or comparable authorized instruments while held in escrow. Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the Limited Partner’s customer securities account at the selling agent. Promptly after debiting the customer’s securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement and Power of Attorney attached as Exhibit D. A Limited Partner can pay either by a check made payable to “Quadriga Superfund, L.P. Series (A or B, as applicable), Escrow Account” or by authorizing his selling agent to debit his customer securities account. Superfund Capital Management will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow.
Representations and Warranties of Investors in the Subscription Agreement
      Investors are required to make representations and warranties in the Subscription Agreement. Each Series’ primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in each Series. Each Series is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in each Series. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to: 1) eligibility of investors to invest in each Series, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. See the Subscription Agreement and Power of Attorney attached as Exhibit D for further detail.
Minimum Investment
      The minimum investment is $5,000 in one Series. Limited Partners in one Series may increase their investment in that same Series with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit of a Unit in a Series during the continuing offering period will vary depending upon the month-end net asset value per Unit of such Series. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.
Investor Suitability
      There can be no assurance that each Series will achieve its objectives or avoid substantial losses. An investment in each Series is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in each Series than he can afford to lose. The Limited Partner’s selling agent is responsible for determining if the Units are a suitable investment for the investor. At an absolute minimum, investors must have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (as calculated above) of at least $45,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund. THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER “EXHIBIT C — SUBSCRIPTION REQUIREMENTS” HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN EACH SERIES IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE LIMITED PARTNERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN EACH SERIES AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES, FORWARD AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN EACH SERIES IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.
The Selling Agents
      The selling agents, the broker-dealers who offer the Units, offer the Units on a best efforts basis without any firm underwriting commitment. Each Series and Superfund Capital Management may retain additional selling agents. The selling agents, including Superfund Asset Management, an affiliate of Superfund Capital Management, and certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with each Series. Subject to the limitation contained in the next sentence, Superfund Asset Management and any additional selling agents will receive collectively an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value per Unit with respect to any Units they sell. Superfund Capital Management may also engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Any wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative sales commission per Unit is 10% of the initial public offering price of such Unit (which is equal to approximately $50,975,168 out of the approximately $509,751,679 in Units registered in this offering) and in no event will the maximum amount of compensation to be paid to NASD members in connection with this offering exceed such amount. Other than as described above, Superfund Capital Management will pay no person any commissions or other fees in connection with the solicitation of purchases for Units. In the Selling Agreement with each selling agent, Superfund Capital Management has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933, as amended. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.
CERTAIN LEGAL MATTERS
      Sidley Austin LLP, Chicago, Illinois, served as legal counsel to Superfund Capital Management in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise Superfund Capital Management in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.
      Sidley Austin LLP’s engagement by Superfund Capital Management in respect of the Fund is limited to the specific matters as to which it is consulted by Superfund Capital Management and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or Superfund Capital Management’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility.
EXPERTS
      The financial statements of Quadriga Superfund, L.P. Series A and Series B as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and of Superfund Capital Management, Inc. as of December 31, 2006 have been included herein in reliance upon reports of Deloitte & Touche LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
      The financial statements of Quadriga Superfund, L.P. Series A and Series B for the year ended December 31, 2004 have been included herein in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF ASSETS AND LIABILITIES
March 31, 2007 (unaudited) and December 31, 2006

	March 31,	December 31,
	2007	2006

ASSETS
U.S. Government securities, at fair value (amortized cost $55,573,151 and $57,832,344 as of March 31, 2007 and December 31, 2006, respectively)	$55,573,151	$57,832,344
Due from brokers	1,488,141	9,952,214
Unrealized appreciation on open forward contracts	1,841,866	1,556,257
Futures contracts purchased	428,222	693,920
Cash	704,854	555,433

Total assets	60,036,234	76,552,324

LIABILITIES
Unrealized depreciation on open forward contracts	218,401	977,472
Futures contracts sold	63,504	—
Advance subscriptions	513,500	277,500
Redemptions payable	392,127	2,552,956
Fees payable	345,573	439,235

Total liabilities	1,533,105	4,247,163

NET ASSETS	$58,503,129	$72,305,161

Number of Units	47,679.693	48,197.014
Net asset value per Unit	$1,227.00	$1,500.20

See accompanying notes to financial statements

QUADRIGA SUPERFUND, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
March 31, 2007 (unaudited)

		Percentage
	Face Value	of Net Assets	Fair Value

Debt securities United States, at fair value:
United States Treasury Bills due May 31, 2007 (amortized cost $55,573,151), securities are held in margin accounts as collateral for open futures and forwards	$56,050,000	95.0%	$55,573,151

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		3.0%	$1,736,266
Metals		0.2	105,600

Total unrealized appreciation on forward contracts		3.2	1,841,866

Unrealized depreciation on forward contracts
Currencies		(0.2)	(114,317)
Metals		(0.2)	(104,084)

Total unrealized depreciation on forward contracts		(0.4)	(218,401)

Total forward contracts, at fair value		2.8%	$1,623,465

Futures contracts, at fair value
Futures contracts purchased
Currencies		0.9%	$509,757
Food & Fiber		(0.2)	(124,009)
Indices		0.0 *	21,760
Metals		0.0 *	20,714

Total futures contracts purchased		0.7	428,222

Futures contracts sold
Currencies		0.2%	$115,240
Energy		(2.2)	(1,308,990)
Financial		1.3	794,821
Food & Fiber		0.6	335,425

Total futures contracts sold		(0.1)	(63,504)

Total futures contracts, at fair value		0.6%	$364,718

Futures and forward contracts by country composition
European Monetary Union		1.7%	$971,650
Japan		0.0 *	16,074
United States		(1.7)	(976,179)
Other		3.4	1,976,638

Total futures and forward contracts by country		3.4%	$1,988,183

*	Due to rounding.
See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

		Percentage
	Face Value	of Net Assets	Fair Value

Debt securities United States, at fair value:
United States Treasury Bills due March 1, 2007 (amortized cost $57,832,344), securities are held in margin accounts as collateral for open futures and forwards	$58,300,000	80.0%	$57,832,344

Forward contracts, at fair value:
Unrealized appreciation on forward contracts:
Currencies		1.4%	$961,041
Metals		0.8	595,216

Total unrealized appreciation on forward contracts		2.2	1,556,257

Unrealized depreciation on forward contracts:
Currencies		(0.6)	(426,597)
Metals		(0.8)	(550,875)

Total unrealized depreciation on forward contracts		(1.4)	(977,472)

Total forward contracts, at fair value		0.8%	$578,785

Futures contracts, at fair value:
Futures contracts purchased:
Currencies		0.1%	$35,962
Food & Fiber		(0.1)	(83,698)
Indices		1.2	887,282
Metals		(0.2)	(145,626)

Total futures contracts purchased		1.0	693,920

Futures contracts sold:
Currencies		0.2%	$164,000
Energy		4.6	3,333,225
Financial		3.4	2,464,931

Total futures contracts sold		8.2	5,962,156

Total futures contracts, at fair value		9.2%	$6,656,076

Futures and forward contracts by country composition:
European Monetary Union		2.9%	$2,107,995
Japan		1.3	911,956
United States		4.2	3,012,867
Other		1.6	1,202,043

Total futures and forward contracts by country		10.0%	$7,234,861

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF OPERATIONS
Three months ended March 31, 2007 and 2006
(unaudited)

	2007	2006

Investment income:
Interest	$847,926	$629,632
Other income	972	—

Total income	848,898	629,632

Expenses:
Management fee	299,988	292,381
Organization and offering expenses	162,155	158,044
Operating expenses	24,323	23,707
Selling commission	648,622	632,176
Brokerage commissions	470,143	493,426
Other	1,526	1,909

Total expenses	1,606,757	1,601,643

Net investment loss	$(757,859)	$(972,011)

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on futures and forward contracts	(7,101,036)	4,044,526
Net change in unrealized appreciation on futures and forward contracts	(5,246,678)	1,444,213

Net gain (loss) on investments	(12,347,714)	5,488,739

Net increase (decrease) in net assets from operations	$(13,105,573)	$4,516,728

Net increase (decrease) in net assets from operations per Unit (based upon weighted average number of Units outstanding during period)	$(272.71)	$100.98

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit during period)	$(273.20)	$100.56

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF CHANGES IN NET ASSETS
Three months ended March 31, 2007 and 2006
(unaudited)

	2007	2006

Increase (decrease) in net assets from operations:
Net investment loss	$(757,859)	$(972,011)
Net realized gain (loss) on futures and forward contracts	(7,101,036)	4,044,526
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(5,246,678)	1,444,213

Net increase (decrease) in net assets from operations	(13,105,573)	4,516,728
Capital share transactions:
Issuance of Units	1,851,810	4,634,293
Redemption of Units	(2,548,269)	(3,451,690)

Net increase (decrease) in net assets from capital share transactions	(696,459)	1,182,603
Net increase (decrease) in net assets	(13,802,032)	5,699,331
Net assets, beginning of period	72,305,161	59,422,048

Net assets, end of period	$58,503,129	$65,121,379

Units, beginning of period	48,197.014	44,734.441
Issuance of Units	1,328.339	3,375.294
Redemption of Units	(1,845.660)	(2,534.948)

Units, end of period	47,679.693	45,574.787

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF CASH FLOWS
Three months ended March 31, 2007 and 2006
(unaudited)

	2007	2006

Cash flows from operating activities:
Net increase (decrease) in net assets from operations	$(13,105,573)	$4,516,728
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
U.S. Government securities	2,259,193	(2,202,611)
Due from brokers	8,464,073	(1,928,150)
Unrealized appreciation (depreciation) on open forward contracts	(285,609)	1,801,437
Futures contracts purchased	265,698	(1,299,783)
Unrealized depreciation on open forward contracts	(759,070)	(357,337)
Unrealized appreciation on open swap contracts	—	(28,050)
Unrealized depreciation on open swap contracts	—	(193,624)
Futures contracts sold	6,025,660	(1,366,856)
Fees payable	(93,662)	25,075

Net cash provided by (used in) operating activities	2,770,709	(1,033,171)

Cash flows from financing activities:
Subscriptions, net of change in advance subscriptions	2,087,810	3,767,400
Redemptions, net of redemption payable	(4,709,098)	(3,451,690)

Net cash provided by (used in) financing activities	(2,621,288)	315,710

Net increase (decrease) in cash	149,421	(717,461)
Cash, beginning of period	555,433	888,918

Cash, end of period	$704,854	$171,457

Supplemental disclosure of non-cash financing activities
2006 subscriptions received in 2005		$866,893

2007 subscriptions received in 2006	$277,500

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF ASSETS AND LIABILITIES
March 31, 2007 (unaudited) and December 31, 2006

	March 31, 2007	December 31, 2006

ASSETS
U.S. Government securities, at fair value (amortized cost $23,533,259 and $28,172,293 as of March 31, 2007 and December 31, 2006, respectively)	$23,533,259	$28,172,293
Due from brokers	954,612	4,806,227
Unrealized appreciation on open forward contracts	1,197,696	1,059,483
Other receivable	—	88,391
Futures contracts purchased	280,384	470,087
Cash	1,141,016	468,093

Total assets	27,106,967	39,178,905

LIABILITIES
Unrealized depreciation on open forward contracts	150,339	670,242
Futures contracts sold	36,394	4,114,331
Advance subscriptions	937,022	259,808
Redemptions payable	1,477,340	1,594,044
Fees payable	151,569	223,118

Total liabilities	2,752,664	2,747,212

NET ASSETS	$24,354,303	$36,431,693

Number of Units	17,955.543	19,995.520
Net asset value per Unit	$1,356.37	$1,821.99
See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
March 31, 2007 (unaudited)

		Percentage of
	Face Value	Net Assets	Fair Value

Debt securities United States, at fair value:
United States Treasury Bills due May 31, 2007 (amortized cost $25,533,259), securities are held in margin accounts as collateral for open futures and forwards	$23,735,000	96.6%	$23,533,259

Forward contracts, at fair value:
Unrealized appreciation on forward contracts:
Currencies		4.7%	$1,144,896
Metals		0.2	52,800

Total unrealized appreciation on forward contracts		4.9	1,197,696

Unrealized depreciation on forward contracts:
Currencies		(0.3)	(75,173)
Metals		(0.3)	(75,166)

Total unrealized depreciation on forward contracts		(0.6)	(150,339)

Total forward contracts, at fair value		4.3%	$1,039,825

Futures contracts, at fair value:
Futures contracts purchased:
Currencies		1.4%	$336,058
Food & Fiber		(0.3)	(82,346)
Indices		0.0 *	13,101
Metals		0.0 *	13,571

Total futures contracts purchased		1.1	280,384

Futures contracts sold:
Currencies		0.3%	$76,380
Energy		(3.5)	(860,670)
Financial		2.2	526,344
Food & Fiber		0.9	221,553

Total futures contracts sold		(0.1)	(36,394)

Total futures contracts, at fair value		1.0%	$243,990

Futures and forward contracts by country composition:
European Monetary Union		2.6%	$640,586
Japan		0.0 *	9,610
United States		(2.7)	(664,259)
Other		5.4	1,305,410

Total futures and forward contracts by country		5.3%	$1,291,347

*	Due to rounding
See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

		Percentage
	Face Value	of Net Assets	Fair Value

Debt securities United States, at fair value:
United States Treasury Bills due March 1, 2007 (amortized cost $28,172,293), securities are held in margin accounts as collateral for open futures and forwards	$28,400,000	77.3%	$28,172,293

Forward contracts, at fair value:
Unrealized appreciation on forward contracts:
Currencies		1.8%	$659,480
Metals		1.1	400,003

Total unrealized appreciation on forward contracts		2.9	1,059,483

Unrealized depreciation on forward contracts:
Currencies		(0.8)	(294,123)
Metals		(1.0)	(376,119)

Total unrealized depreciation on forward contracts		(1.8)	(670,242)

Total forward contracts, at fair value		1.1%	$389,241

Futures contracts, at fair value:
Futures contracts purchased:
Currencies		0.1%	$24,736
Food & Fiber		(0.2)	(57,797)
Indices		1.7	603,694
Metals		(0.3)	(100,546)

Total futures contracts purchased		1.3	470,087

Futures contracts sold:
Currencies		0.3%	$112,837.00
Energy		6.3	2,302,839
Financial		4.7	1,698,655
Total futures contracts sold		11.3	4,114,331

Total futures contracts, at fair value		12.6%	$4,584,418

Futures and forward contracts by country composition:
European Monetary Union		4.0%	1,452,747
Japan		1.7	624,242
United States		5.7	2,075,380
Other		2.3	821,290

Total futures and forward contracts by country		13.7%	$4,973,659

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF OPERATIONS
Three months ended March 31, 2007 and 2006
(unaudited)

	2007	2006

Investment income:
Interest income	$400,869	$412,029
Other income	1,969	—

Total income	402,838	412,029

Expenses:
Management fee	140,787	187,263
Organization and offering expenses	76,101	101,223
Operating expenses	11,415	15,184
Selling commission	304,405	404,894
Brokerage commissions	334,750	436,158
Other	939	1,792

Total expenses	868,397	1,146,514

Net investment loss	(465,559)	(734,485)

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on futures and forward contracts	(4,859,753)	4,163,272
Net change in unrealized appreciation on futures and forward contracts	(3,682,312)	631,848

Net gain (loss) on investments	(8,539,065)	4,795,120

Net increase (decrease) in net assets from operations	$(9,004,624)	$4,060,635

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)	$(461.88)	$166.14

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$(465.62)	$165.54

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF CHANGES IN NET ASSETS
Three months ended March 31, 2007 and 2006
(unaudited)

	2007	2006

Increase (decrease) in net assets from operations:
Net investment loss	$(465,559)	$(734,485)
Net realized gain (loss) on futures and forward contracts	(4,856,753)	4,163,272
Net change in unrealized appreciation on futures and forward contracts	(3,682,312)	631,848

Net increase (decrease) in net assets from operations	(9,004,624)	4,060,635
Capital share transactions:
Issuance of Units	1,051,856	402,322
Redemption of Units	(4,124,622)	(4,232,134)

Net decrease in net assets from capital share transactions	(3,072,766)	(3,829,812)

Net increase (decrease) in net assets	(12,077,390)	230,823
Net assets, beginning of period	36,431,693	39,783,829

Net assets, end of period	$24,354,303	$40,014,652

Units, beginning of period	19,995.520	26,145.940
Issuance of Units	633.683	252.286
Redemption of Units	(2,673.660)	(2,680.851)

Units, end of period	17,955.543	23,717.375

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF CASH FLOWS
Three months ended March 31, 2007 and 2006
(unaudited)

	2007	2006

Cash flows from operating activities:
Net increase (decrease) in net assets from operations	$(9,004,624)	$4,060,635
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
U.S. Government securities	4,639,034	1,302,255
Due from brokers	3,851,615	(676,986)
Other receivable	88,391	—
Unrealized appreciation on open forward contracts	(138,213)	1,832,865
Unrealized appreciation on open swap contracts	—	(28,637)
Futures contracts purchased	189,703	(908,011)
Unrealized depreciation on open forward contracts	(519,903)	(405,417)
Unrealized depreciation on open swap contracts	—	(11,333)
Due to brokers	—	(264,413)
Futures contracts sold	4,150,725	(1,111,315)
Fees payable	(71,549)	1,355

Net cash provided by operating activities	3,185,179	3,790,998

Cash flows from financing activities:
Subscriptions, net of change in advance subscriptions	1,729,070	236,542
Redemptions, net of redemption payable	(4,241,326)	(4,232,134)

Net cash used in financing activities	(2,512,256)	(3,995,592)

Net increase (decrease) in cash	672,923	(204,594)
Cash, beginning of period	468,093	269,034

Cash, end of period	$1,141,016	$64,440

Supplemental disclosure of noncash financing activities:
2006 contributions received in 2005		$165,780

2007 contributions received in 2006	$259,808

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A AND B
NOTES TO FINANCIAL STATEMENTS
March 31, 2007
(Unaudited)
QUADRIGA SUPERFUND, L.P. — SERIES A AND B

1.	Nature of operations

Organization and Business
      Quadriga Superfund, L.P., a Delaware limited partnership (the “Fund”), commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America and international commodity futures markets using a strategy developed by Superfund Capital Management, Inc., the general partner and trading manager of the Fund (“Superfund Capital Management”). The Fund has issued two series of Units of Limited Partnership Interest (“Units”), Series A and Series B. Series A and Series B are traded and managed the same way with the exception of the degree of leverage.
      The term of the Fund shall continue until December 31, 2050, unless terminated earlier by Superfund Capital Management or by operation of the law or a decline in the aggregate net assets of such series to less than $500,000.

2.	Basis of presentation and significant accounting policies

Basis of Presentation
      The unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities Exchange Commission (“SEC”) and U.S. generally accepted accounting principles and reflect all adjustments which in the opinion of management are normal and recurring, and which are necessary for a fair statement of the results of interim periods presented. It is suggested that these financial statements be read in conjunction with the financial statements and the related notes for the year ended December 31, 2006 included in this Prospectus.

Valuation of Investments in Futures Contracts, Forward Contracts, and U.S. Treasury Bills
      All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.
      Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing the U.S. Treasury Bills due to the short term nature of such investments; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value.

Translation of Foreign Currency
      Assets and liabilities denominated in foreign currencies are translated into U.S. Dollar amounts at the period end exchange rates. Purchases and sales of investments, and income and expenses, that are denominated in foreign currencies, are translated into U.S. Dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.
      The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.

QUADRIGA SUPERFUND, L.P. — SERIES A AND B
NOTES TO FINANCIAL STATEMENTS — (Continued)

Investment Transactions and Related Investment Income
      Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis.

Income Taxes
      The Fund does not record a provision for income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Superfund Capital Management to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results could differ from those estimates.

Recently Issued Accounting Standards
      In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Fund recognize in its financial statements, the impact of a tax position, and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Fund adopted FIN 48 effective January 1, 2007. The adoption of FIN 48 did not have a material impact on the Fund’s financial position or results of operations.
      In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Fund is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to the Fund’s financial statements has not been determined.

3.	Due from/to brokers
      Due from brokers consists of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities.
      In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with which it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

4.	Allocation of net profits and losses
      In accordance with the Fund’s Third Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.
      Advance subscriptions represent cash received prior to the balance sheet date for subscriptions of the subsequent month and do not participate in the earnings of the Fund until the following month.

QUADRIGA SUPERFUND, L.P. — SERIES A AND B
NOTES TO FINANCIAL STATEMENTS — (Continued)

5.	Related party transactions
      Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month end net assets (1.85% per annum) of net assets. Effective September 27, 2006, each Series is charged up to one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by Superfund Capital Management. Prior to this date, each Series was charged for initial and ongoing organization and offering expenses at a rate of one-twelfth of 1% of month end net assets (1% per annum). The Fund is charged monthly operating expenses equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). In accordance with the Prospectus dated September 27, 2006, included within the Registration Statement on Form S-1 (File No. 333-136804 as subsequently supplemented), Superfund Asset Management, Inc., an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold pursuant to such Prospectus.
      Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.

6.	Financial highlights
      Financial highlights for the period January 1 through March 31 are as follows:

	2007		2006

	Series A	Series B	Series A	Series B

Total return before incentive fees*	(18.2)%	(25.6)%	7.6%	10.9%
Incentive fees	0.0%	0.0%	0.0%	0.0%

Total return after incentive fees*	(18.2)%	(25.6)%	7.6%	10.9%

Ratios to average net assets **
Operating expenses before incentive fees	9.8%	11.0%	10.5%	11.6%
Incentive fees	0.0%	0.0%	0.0%	0.0%

Total expenses	9.8%	11.0%	10.5%	11.6%

Net investment income (loss)	(4.6)%	(5.9)%	(6.4)%	(7.4)%

Net asset value per unit, beginning of period	$1,500.20	$1,821.99	$1,328.33	$1,521.61
Net investment loss	(15.76)	(23.73)	(21.33)	(30.97)
Net gain (loss) in investments	(257.44)	(441.89)	121.89	196.51

Net asset value per unit, end of period	$1,227.00	$1,356.37	$1,428.89	$1,687.15

  * Not annualized
** Annualized
      Financial highlights are calculated for each series taken as a whole. An individual partner’s return, per unit data, and ratios may vary based on the timing of capital transactions.

7.	Financial instrument risk
      In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may

QUADRIGA SUPERFUND, L.P. — SERIES A AND B
NOTES TO FINANCIAL STATEMENTS — (Continued)
result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counter party to an OTC contract.
      For Series A, gross unrealized gains and losses related to exchange traded futures were $1,878,895 and $1,514,177, respectively, and gross unrealized gains and losses related to non-exchange traded swaps and forwards were $1,841,866 and $218,401, respectively at March 31, 2007.
      For Series B, gross unrealized gains and losses related to exchange traded futures were $1,240,237 and $996,247, respectively, and gross unrealized gains and losses related to non-exchange traded swaps and forwards were $1,197,696 and $150,339, respectively at March 31, 2007.
      Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity of security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses.
      Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk because the brokers with respect to the Fund’s assets are ADM Investor Services Inc., Fimat USA, LLC, Bear Stearns Forex Inc. and Bear Stearns Securities Corp., Barclays Capital Inc. and Man Financial Inc.
      Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow the Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.
      The majority of these instruments mature within one year of March 31, 2007. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

8.	Subscriptions and redemptions
      Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to HSBC Bank USA (the “Escrow Agent”). Subscriptions must be accepted or

QUADRIGA SUPERFUND, L.P. — SERIES A AND B
NOTES TO FINANCIAL STATEMENTS — (Continued)
rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned.
      A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such redemption to Superfund Capital Management not less than ten business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay.

Report of Independent Registered Public Accounting Firm
To the Partners of
Quadriga Superfund, L.P. — Series A and Series B:
      We have audited the accompanying statements of assets and liabilities of Quadriga Superfund, L.P. — Series A and Series B (the “Fund”), including the condensed schedules of investments, as of December 31, 2006 and 2005, and the related statements of operations, changes in net assets, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such 2006 and 2005 financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 29, 2007

Independent Auditors’ Report
The Partners
Quadriga Superfund L.P. — Series A and Series B:
      We have audited the accompanying statements of operations, changes in net assets and cash flows of Quadriga Superfund, L.P. — Series A and Series B (the Fund), for the year ended December 31, 2004. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
      We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, Quadriga Superfund, L.P. — Series A and Series B’s results of operations, changes in net assets, and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/     KPMG LLP
March 4, 2005
New York, New York

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2006 and 2005

	2006	2005

ASSETS
US Government securities, at fair value, amortized cost $57,832,244 and $53,351,488 as of December 31, 2006 and December 31, 2005	$57,832,344	$53,351,488
Due from brokers	9,952,214	2,705,847
Unrealized appreciation on open forward contracts	1,556,257	2,733,570
Futures contracts purchased	693,920	2,110,992
Futures contracts sold	5,962,156	286,562
Cash	555,433	888,918

Total assets	76,552,324	62,077,377

LIABILITIES
Unrealized depreciation on open forward contracts	977,472	1,237,784
Unrealized depreciation on open swap contracts	—	193,624
Advance subscriptions	277,500	866,893
Redemptions payable	2,552,956	—
Fees payable	439,235	357,028

Total liabilities	4,247,163	2,655,329

NET ASSETS	$72,305,161	$59,422,048

Number of Units	48,197.014	44,734.441
Net asset value per Unit	$1,500.20	$1,328.33

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

		Percentage
	Face Value	of Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due March 1, 2007 (amortized cost $57,832,344), securities are held in margin accounts as collateral for open futures and forwards	$58,300,000	80.0%	$57,832,344

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		1.4	961,041
Metals		0.8	595,216

Total unrealized appreciation on forward contracts		2.2	1,556,257

Unrealized depreciation on forward contracts
Currencies		(0.6)	(426,597)
Metals		(0.8)	(550,875)

Total unrealized depreciation on forward contracts		(1.4)	(977,472)

Total forward contracts, at fair value		0.8	578,785

Futures contracts, at fair value
Futures contracts purchased
Currency		0.1	35,962
Food & Fiber		(0.1)	(83,698)
Indices		1.2	887,282
Metals		(0.2)	(145,626)

Total futures contracts purchased		1.0	693,920

Futures contracts sold
Currency		0.2	164,000
Energy		4.6	3,333,225
Financial		3.4	2,464,931

Total futures contracts sold		8.2	5,962,156

Total futures contracts, at fair value		9.2%	$6,656,076

Futures, swap and forward contracts by country composition
European Monetary Union		2.9%	$2,107,995
Japan		1.3	911,956
United States		4.2	3,012,867
Other		1.6	1,202,043

Total futures and forward contracts by country		10.0%	$7,234,861

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2005

		Percentage
	Face Value	of Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due June 1, 2006 (amortized cost $53,351,488), securities are held in margin accounts as collateral for open futures and forwards	$54,300,000	89.8%	$53,351,488

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		0.6	349,388
Metals		4.0	2,384,182

Total unrealized appreciation on forward contracts		4.6	2,733,570

Unrealized depreciation on forward contracts
Currencies		(2.1)	(1,237,784)

Total unrealized depreciation on forward contracts		(2.1)	(1,237,784)

Total forward contracts, at fair value		2.5	1,495,786

Swap contracts, at fair value
Unrealized depreciation on swap contracts
02/24/06 Corn Swap**		(0.0)*	(4,013)
02/24/06 Wheat Swap**		(0.3)	(189,611)

Total swap contracts, at fair value		(0.3)	(193,624)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.0)*	(3,825)
Energy		0.4	222,119
Financial		(0.1)	(44,622)
Food & Fiber		2.0	1,195,909
Indices		0.8	489,551
Livestock		0.0 *	10,340
Metals		0.4	241,520

Total futures contracts purchased		3.5	2,110,992

Futures contracts sold
Currency		0.7	413,828
Energy		(0.3)	(177,030)
Financial		0.1	49,764

Total futures contracts sold		0.5	286,562

Total futures contracts, at fair value		4.0%	$2,397,554

Futures, swap and forward contracts by country composition
Japan		0.3%	$174,154
United Kingdom		0.2	102,468
United States		5.2	3,108,970
Other		0.5	314,124

Total futures, swap and forward contracts by country		6.2%	$3,699,716

*	Due to rounding

**	Valued daily off the underlying commodity’s future price
See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF OPERATIONS
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Investment income, interest	$3,010,369	$1,165,809	$291,745

Expenses:
Management fee	1,237,907	759,356	451,601
Organization and offering expenses	669,139	410,462	244,109
Operating expenses	100,371	61,569	36,616
Selling commission	2,676,556	1,641,851	976,433
Incentive fee	—	—	651,950
Brokerage commissions	1,953,214	1,669,455	907,482
Other	5,254	6,996	45,465

Total expenses	6,642,441	4,549,689	3,313,656

Net investment loss	(3,632,072)	(3,383,880)	(3,021,911)

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on futures and forward contracts	7,720,119	(648,158)	5,753,291
Net change in unrealized appreciation on futures and forward contracts	3,535,145	1,984,418	174,704

Net gain on investments	11,255,264	1,336,260	5,927,995

Net increased from payments by affiliate	426,879	—	—

Net increase (decrease) in net assets from operations	$8,050,071	$(2,047,620)	$2,906,084

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF CHANGES IN NET ASSETS
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Increase (decrease) in net assets from operations:
Net investment loss	$(3,632,072)	$(3,383,880)	$(3,021,911)
Net realized gain (loss) on futures and forward contracts	7,720,119	(648,158)	5,753,291
Net change in unrealized appreciation on futures and forward contracts	3,535,145	1,984,418	174,704
Net increase from payment by affiliate	426,879	—	—

Net increase (decrease) in net assets from operations	8,050,071	(2,047,620)	2,906,084
Capital share transactions
Issuance of Units	17,399,062	35,807,158	15,308,393
Redemption of Units	(12,566,020)	(6,105,759)	(2,590,997)

Net increase in net assets from capital share transactions	4,833,042	29,701,399	12,717,396

Net increase in net assets	12,883,113	27,653,779	15,623,480
Net assets, beginning of year	59,422,048	31,768,269	16,144,789

Net assets, end of year	$72,305,161	$59,422,048	$31,768,269

Units, beginning of year	44,734.441	21,660.138	12,256.648
Issuance of Units	12,569.711	27,740.454	11,395.938
Redemption of Units	(9,107.138)	(4,666.151)	(1,992.448)

Units, end of year	48,197.014	44,734.441	21,660.138

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A
STATEMENTS OF CASH FLOWS
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Cash flows from operating activities
Net increase in net assets from operations	$8,050,071	$(2,047,620)	$2,906,084
Adjustments to reconcile net increase (decrease) in net assets to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
US Government securities*	(4,480,856)	(27,712,491)	(11,889,389)
Due from brokers	(7,246,367)	1,459,157	(3,175,358)
Unrealized appreciation on open forward contracts	1,177,313	(932,505)	(604,216)
Futures contracts purchased	1,417,072	(1,816,615)	289,269
Unrealized depreciation on open forward contracts	(260,312)	827,285	179,193
Unrealized depreciation on open swap contracts	(193,624)	193,624	—
Due to brokers	—	—	(532,552)
Futures contracts sold	(5,675,594)	(256,207)	(38,950)
Fees payable	82,207	170,626	91,671

Net cash used in operating activities	(7,130,090)	(30,114,746)	(12,774,248)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	16,809,669	36,198,201	14,686,961
Redemptions, net of redemption payable	(10,013,064)	(6,105,759)	(2,599,037)

Net cash provided by financing activities	6,796,605	30,092,442	12,087,924

Net decrease in cash	(333,485)	(22,304)	(686,324)
Cash, beginning of year	888,918	911,222	1,597,546

Cash, end of year	$555,433	$888,918	$911,222

Supplemental disclosure of non-cash financing activities
2004 subscriptions received in 2003			$1,097,282
2005 subscriptions received in 2004		$475,850
2006 subscriptions received in 2005	$866,893
Redemption payable	$2,552,956	—	—

*	Includes gross purchases of ($186,849,080) and ($103,552,844), gross sales of $185,042,641 and $76,887,696, and discount amortization of ($2,674,417) and ($1,047,343) in 2006 and 2005, respectively.
See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF ASSETS AND LIABILITIES
December 31, 2006 and 2005

	2006	2005

ASSETS
US Government securities, at fair value, amortized cost $28,172,293 and $36,402,834 as of December 31, 2006 and December 31, 2005	$28,172,293	$36,402,834
Due from brokers	4,806,227	—
Unrealized appreciation on open forward contracts	1,059,483	2,670,563
Futures contracts purchased	470,087	1,969,503
Futures contracts sold	4,114,331	296,889
Cash	468,093	269,034
Other receivable	88,391	—

Total assets	39,178,905	41,608,823

LIABILITIES
Unrealized depreciation on open forward contracts	670,242	1,150,034
Unrealized depreciation on open swap contracts	—	11,333
Advance subscriptions	259,808	165,780
Redemptions payable	1,594,044	—
Due to broker	—	264,413
Fees payable	223,118	233,434

Total liabilities	2,747,212	1,824,994

NET ASSETS	$36,431,693	$39,783,829

Number of Units	19,995,520	26,145.940
Net asset value per Unit	$1,821.99	$1,521.61

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2006

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due March 1, 2007 (amortized cost $28,172,293), securities are held in margin accounts as collateral for open futures and forwards	$28,400,000	77.3%	$28,172,293

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		1.8	659,480
Metals		1.1	400,003

Total unrealized appreciation on forward contracts		2.9	1,059,483

Unrealized depreciation on forward contracts
Currencies		(0.8)	(294,123)
Metals		(1.0)	(376,119)

Total unrealized depreciation on forward contracts		(1.8)	(670,242)

Total forward contracts, at fair value		1.1	389,241

Futures contracts, at fair value
Futures contracts purchased
Currency		0.1	24,736
Food & Fiber		(0.2)	(57,797)
Indices		1.7	603,694
Metals		(0.3)	(100,546)

Total futures contracts purchased		1.3	470,087

Futures contracts sold
Currency		0.3	112,837
Energy		6.3	2,302,839
Financial		4.7	1,698,655

Total futures contracts sold		11.3	4,114,331

Total futures contracts, at fair value		12.6	4,584,418

Futures and forward contracts by country composition
European Monetary Union		4.0	1,452,747
Japan		1.7	624,242
United States		5.7	2,075,380
Other		2.3	821,290

Total futures and forward contracts by country		13.7%	$4,973,659

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
CONDENSED SCHEDULE OF INVESTMENTS
December 31, 2005

		Percentage of
	Face Value	Net Assets	Fair Value

Debt Securities United States, at fair value
United States Treasury Bills due June 1, 2006 (amortized cost $36,402,834), securities are held in margin accounts as collateral for open futures and forwards	$37,050,000	91.5%	$36,402,834

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currencies		0.8	$324,702
Metals		5.9	2,345,861

Total unrealized appreciation on forward contracts		6.7%	$2,670,563

Unrealized depreciation on forward contracts
Currencies		(2.9)	$(1,150,034)

Total unrealized depreciation on forward contracts		(2.9)	$(1,150,034)

Total forward contracts, at fair value		3.8%	$1,520,529

Swap contracts, at fair value
Unrealized depreciation on swap contracts 02/24/06 Wheat Swap**		(0.0)*	$(11,333)

Total swap contracts, at fair value		(0.0)*	$(11,333)

Futures contracts, at fair value
Futures contracts purchased
Currency		(0.0)*	$(4,049)
Energy		0.5	207,908
Financial		(0.1)	(40,816)
Food & Fiber		2.8	1,115,630
Indices		1.2	456,060
Livestock		0.0 *	10,210
Metals		0.6	224,560

Total futures contracts purchased		5.0%	$1,969,503

Futures contracts sold
Currency		1.0	$410,006
Energy		(0.4)	(162,868)
Financial		0.1	49,751

Total futures contracts sold		0.7	$296,889

Total futures contracts, at fair value		5.7%	$2,266,392

Futures and forward contracts by country composition
Japan		0.9%	$360,181
United Kingdom		0.2	95,363
United States		8.1	3,202,581
Other		0.3	117,463

Total futures and forward contracts by country		9.5%	$3,775,588

*	Due to rounding

**	Swap contracts are valued daily off the underlying commodities futures price.
See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF OPERATIONS
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Investment income, interest	$1,662,449	$1,092,688	$376,469

Expenses:
Management fee	684,468	727,205	606,117
Organization and offering expenses	369,983	393,084	327,631
Operating expenses	55,498	58,962	49,145
Selling commission	1,479,931	1,572,336	1,310,521
Incentive fee	—	—	1,158,857
Brokerage commissions	1,499,287	2,062,396	1,702,193
Other	5,906	6,598	81,955

Total expenses	4,095,073	4,820,581	5,236,419

Net investment loss	(2,432,624)	(3,727,893)	(4,859,950)

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on futures and forward contracts	7,227,032	(2,166,857)	10,178,977
Net change in unrealized appreciation on futures and forward contracts	1,198,071	761,341	259,633

Net gain (loss) on investments	8,425,103	(1,405,516)	10,438,610

Net increase from payments by affiliate	584,801	—	—

Net increase (decrease) in net assets from operations	$6,577,280	$(5,133,409)	$5,578,660

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF CHANGES IN NET ASSETS
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Increase (decrease) in net assets from operations:
Net investment loss	$(2,432,624)	$(3,727,893)	$(4,859,950)
Net realized gain (loss) on futures and forward contracts	7,227,032	(2,166,857)	10,178,977
Net change in unrealized appreciation on futures and forward contracts	1,198,071	761,341	259,633
Net increase from payment by affiliate	584,801	—	—

Net increase (decrease) in net assets from operations	6,577,280	(5,133,409)	5,578,660
Capital share transactions:
Issuance of Units	3,400,981	10,407,653	18,893,934
Redemption of Units	(13,300,397)	(7,964,779)	(4,135,001)

Net increase (decrease) in net assets from capital share transactions	(9,929,416)	2,442,874	14,758,933

Net increase (decrease) in net assets	(3,352,136)	(2,690,535)	20,337,593
Net assets, beginning of year	39,783,829	42,474,364	22,136,771

Net assets, end of year	$36,431,693	$39,783,829	$42,474,364

Units, beginning of year	26,145.940	24,547.544	14,945.226
Issuance of Units	2,103.903	6,884.857	12,425.604
Redemption of Units	(8,254.323)	(5,286.461)	(2,823.286)

Units, end of year	19,995.520	26,145.940	24,547.544

See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES B
STATEMENTS OF CASH FLOWS
Years ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Cash flows from operating activities
Net increase (decrease) in net assets from operations	$6,577,280	$(5,133,409)	$5,578,660
Adjustments to reconcile net increase (decrease) in net assets to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
US Government securities*	8,230,541	(3,438,346)	(15,559,325)
Due from brokers	(4,806,227)	6,206,789	(3,019,412)
Unrealized appreciation on open forward contracts	1,611,080	763,098	(1,257,062)
Futures contracts purchased	1,499,416	(1,465,625)	526,404
Unrealized depreciation on open forward contracts	(479,792)	173,327	539,838
Unrealized depreciation on open swap contracts	(11,333)	11,333	—
Due to brokers	(264,413)	264,413	(1,006,857)
Futures contracts sold	(3,817,442)	(243,474)	(68,813)
Other receivable	(88,391)	—	—
Fees payable	(10,316)	(15,787)	119,332

Net cash provided by (used in) operating activities	8,440,403	(2,877,681)	(14,147,235)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	3,495,009	9,284,803	19,262,169
Redemptions, net of redemption payable	(11,736,353)	(7,964,779)	(4,143,153)

Net cash provided by (used in) financing activities	(8,241,344)	1,320,024	15,119,016

Net increase (decrease) in cash	199,059	(1,557,657)	971,781
Cash, beginning of year	269,034	1,826,691	854,910

Cash, end of year	$468,093	$269,034	$1,826,691

Supplemental disclosure of non-cash financing activities
2004 subscriptions received in 2003			$920,395
2005 subscriptions received in 2004		$1,288,630
2006 subscriptions received in 2005	165,780
Redemptions payable	1,594,044	—	—

*	Includes gross purchases of ($93,416,005) and ($79,581,725), gross sales of $103,132,139 and $77,327,217, and discount amortization of ($1,485,593) and ($1,183,838) in 2006 and 2005, respectively.
See accompanying notes to financial statements.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS
December 31, 2006

(1)	Nature of Operations

Organization and Business
      Quadriga Superfund, L.P. (the “Fund”), a Delaware Limited Partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (“U.S.”) and international commodity futures markets using a fully-automated computerized trading system. The Fund has issued two classes of Units, Series A and Series B. The two Series will be traded and managed the same way except for the degree of leverage.
      The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the General Partner or by operation of the law or a decline in the aggregate net assets of such Series to less than $500,000.

(2)	Significant Accounting Policies

(a)	Valuation of Investments in Futures and Forward Contracts
      All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.
      Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing the U.S. Treasury Bills due to the short-term nature of such instrument; accordingly, the cost of securities plus accreted discount, or minus amortized premium approximates fair value.

(b)	Translation of Foreign Currency
      Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments, and income and expenses, that are denominated in foreign currencies, are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.
      The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net gain (loss) on investments in the statements of operations.

(c)	Investment Transactions and Related Investment Income
      Investment transactions are accounted for on a trade-date basis. Interest is recognized on the accrual basis.

(d)	Income Taxes
      The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)

(e)	Use of Estimates
      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Superfund Capital Management to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results could differ from those estimates.
(f)     Recently Issued Accounting Standards
      In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes- an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Fund recognize in its financial statements, the impact of a tax position, and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. Adoption of FIN 48 is effective for the Fund on January 1, 2007 and is to be applied to all open tax years as of the effective date. Management does not believe the guidance provided by FIN 48 will have a material effect on the Fund’s financial statements.
      In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements, but does not change existing guidance as to whether an instrument is carried at fair value. The provisions of SFAS No. 157 are effective for the Fund on January 1, 2008. The Fund is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to the Fund’s financial statements has not been determined.

(3)	Due from/to Brokers
      Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities.
      In the normal course of business, all of the Fund’s marketable securities transactions, money balances, and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with which it conducts business is unable to fulfill contractual obligations on its behalf. Superfund Capital Management monitors the financial condition of such brokers and does not anticipate any losses from these counterparties.

(4)	Allocation of Net Profits and Losses
      In accordance with the Third Amended and Restated Limited Partnership Agreement (the “Limited Partnership Agreement”), net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.
      Advance subscriptions represent cash received prior to December 31, 2006 for contributions of the subsequent month and do not participate in the earnings of the Fund until January 1, 2007.

(5)	Related Party Transactions
      Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month end net assets (1.85% per annum) of net assets, organization and offering expenses equal to one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month end net assets (0.15% per annum), not to exceed the amount of actual expenses incurred. In accordance with the Prospectus dated September 27, 2006, included within the Registration Statement on Form S-1 (File No. 333-136804 as subsequently supplemented), Superfund Asset Management, Inc., an entity related to Superfund Capital Management by

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold pursuant to such Prospectus.
      Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered.
      These financial statements, which are presented on an accrual basis, reflect an increase in net assets of $426,879 for Series A and $584,801 for Series B due to a reimbursement to the Fund by Superfund Asset Management, Inc. for brokerage commissions that were charged in excess of $25 per round turn transaction as a result of foreign currency conversion. These reimbursement amounts were recorded by the Fund as a receivable during the second quarter of 2006 and were received by the Fund on August 17, 2006.

(6)	Financial Highlights
      Financial highlights for the period January 1, 2006 through December 31, 2006 are as follows:

	Series A	Series B

Total return:
Total return before incentive fees*	12.9%	19.7%
Incentive fees	0.0	0.0

Total return after incentive fees*	12.9%	19.7%

Ratio to average partners’ capital
Operating expenses before incentive fees	10.1%	11.1%
Incentive fees	0.0	0.0

Total expenses	10.1%	11.1%

Net investment income (loss)	(5.5)%	(6.6)%
Net asset value per unit, beginning of period	$1,328.33	$1,521.61
Net investment income	(75.48)	(105.32)
Net gain (loss) on investments	238.80	377.68
Net increase from payments by affiliate	8.55	28.02

Net asset value per unit, end of period	$1,500.20	$1,821.99

Other per Unit information:
Net increase (decrease) in net assets from operations per Unit (based upon weighted average Number of Units during period)	$166.24	$288.01

Net increase (decrease in net asset from operations per Unit (based upon change in net asset value per Unit)	$171.87	$300.38

*	The total return includes a net increase in net assets from payments by affiliates in the amount of $426,879 for Series A and $584,801 for Series B. If the net increase in net assets from payments by affiliates was not included, the total return would have been 12.3% for Series A and 17.9% for Series B.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Financial highlights for the period January 1, 2005 through December 31, 2005 are as follows:

	Series A	Series B

Total return
Total return before incentive fees	(9.4)%	(12.1)%
Incentive fees	0.0	0.0

Total return after incentive fees	(9.4)%	(12.1)%

Ratio to average partners’ capital
Operating expenses before incentive fees	11.2%	12.3%
Incentive fees	0.0	0.0

Total expenses	11.2%	12.3%

Net investment loss	(8.3)%	(9.5)%
Net assets value per unit, beginning of period	$1,466.67	$1,730.29
Net investment income	(228.62)	(151.54)
Net gain (loss) on investments	90.28	(57.14)

Net asset value per unit, end of period	$1,328.33	$1,521.61

Other per Unit information:
Net increase (decrease) in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(65.36)	$(193.19)

Net increase (decrease) in net assets from operations per Unit (based upon change in net asset value per Unit)	$(138.34)	$(208.68)

      Financial highlights for the period January 1, 2004 through December 31, 2004 are as follows:

	Series A	Series B

Total return
Total return before incentive fees	13.6%	20.0%
Incentive fees	(2.3)	(3.2)

Total return after incentive fees	11.3%	16.8%

Ratio to average partners’ capital
Operating expenses before incentive fees	10.8%	12.4%
Incentive fees	2.7	3.6

Total expenses	13.5%	16.0%

Net investment loss	12.3%	14.8%
Net asset value per unit, beginning of period	$1,317.23	$1,481.19
Net investment income	(179.76)	(244.77)
Net gain on investments	329.20	493.87

Net asset value per unit, end of period	$1,466.67	$1,730.29

      Financial highlights are calculated for each series taken as a whole. An individual partner’s return and ratios may vary based on the timing of capital transactions.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)

(7)	Financial Instrument Risk
      In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures, and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter (“OTC”). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counter party to an OTC contract.
      For Series A, gross unrealized gains and losses related to exchange traded futures were $7,213,482 and $557,406, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $1,556,257 and $557,406, respectively at December 31, 2006.
      For Series B, gross unrealized gains and losses related to exchange traded futures were $4,968,980 and $384,562, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $1,059,483 and $670,242, respectively at December 31, 2006.
      Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity of security prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses.
      Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counter party to the transactions. The Fund’s risk of loss in the event of counter party default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. The Fund has credit risk and concentration risk because the brokers with respect to the Fund’s assets are ADM Investor Services Inc., FIMAT USA LLC, Bear Stearns Securities Corp., Bear Stearns Forex Inc., Barclays Capital Inc., and Man Financial, Inc.
      Superfund Capital Management monitors and controls the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow the Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions, and collateral positions.
      The majority of these instruments mature within one year of December 31, 2006. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

QUADRIGA SUPERFUND, L.P. — SERIES A AND SERIES B
NOTES TO FINANCIAL STATEMENTS — (Continued)

(8)	Subscriptions and Redemptions
      Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscriptions funds are required to be promptly transmitted to HSBC Bank USA (the “Escrow Agent”). Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in short-term U.S. Treasury bills or comparable authorized instruments while held in escrow.
      A limited partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such limited partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited partners must transmit a written request of such withdrawal to Superfund Capital Management not less than ten business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are subject of such default or delay.

SUPERFUND CAPITAL MANAGEMENT, INC.
STATEMENT OF FINANCIAL CONDITION
(Unaudited) (In U.S. Dollars)
March 31, 2007

ASSETS
Current Assets:
Cash	$3,297,679
Due from affiliated limited partnership	217,959
Investment in affiliated limited partnership (cost $2,500,000)	2,105,521
Investment in money market funds (cost $3,454,571)	3,891,172
Other short term investments	53,284

Total Current Assets	9,565,615
Fixed assets, net of accumulated depreciation of $183,260	15,977
Other assets	1,866

Total Assets	$9,583,458

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Current liabilities	$197,481

Total Liabilities	$197,481

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income	311,472
Retained earnings	6,747,127

Total Stockholder’s Equity	9,385,977

Total Liabilities and Stockholder’s Equity	$9,583,458

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.
See accompanying notes.

SUPERFUND CAPITAL MANAGEMENT, INC.
NOTES TO UNAUDITED STATEMENT OF FINANCIAL CONDITION
March 31, 2007

(1)	General Information and Summary of Significant Accounting Policies

Nature of Business
      Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (“Quadriga Superfund”) and Quadriga Partners L.P. (“Quadriga Partners”). The Company is wholly owned by one shareholder.
      A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:

Cash and Cash Equivalents
      Cash and Cash equivalents consist of cash on hand and balances held at banks.

Investment in Money Market Funds
      The Company has investments in money market funds that are recorded based upon the investments’ fair market value at March 31, 2007.

Investment in Affiliated Limited Partnership
      The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Quadriga Superfund is recorded based upon the equity method of accounting.

Fixed Assets
      Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from 1-3 years.

Use of Estimates
      The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

Income Taxes
      The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the quarter ended March 31, 2007.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
NOTES TO UNAUDITED STATEMENT OF FINANCIAL CONDITION — (Continued)

Functional Currency
      The Company’s functional currency is the U.S. Dollar. In addition to maintaining a bank account in the U.S. Dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses and investment accounts in money market funds denominated in Euros and Canadian Dollars. Transactions denominated in these foreign currencies are translated to the U.S. Dollar as follows: the current exchange rate is used when translating transactions based in Euros and Canadian Dollars to the U.S. Dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean Dollar to the U.S. Dollar. Management believes that such exchange rates approximate the average exchange rates throughout the first quarter of 2007.

New Accounting Pronouncements
      In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes- an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements, the impact of a tax position, and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provision of FIN 48 are effective for fiscal periods beginning after December 15, 2006, with the cumulative effect of the accounting principle being recorded as an adjustment to opening retained earnings. The Company believes there will be no impact to the financial statements as a result of the adoption of FIN 48.
      In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements, but does not change existing guidance as to whether an instrument is carried at fair value. The provisions of SFAS No. 157 are effective for the Company on January 1, 2008. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to the Company’s financial statements has not been determined.

(2)	Related Parties
      The Company is the general partner and is responsible for the trading and management of Quadriga Superfund. As general partner of Quadriga Superfund, the Company receives a 1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series of Quadriga Superfund. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions, one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by Superfund Capital Management. Prior to this date, each Series was charged for initial and ongoing organization and offering expenses at a rate of one-twelfth of 1% of month end net assets (1% per annum). The Fund is charged monthly operating expenses equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At March 31, 2007, the Company had accrued management fee, organization and offering fee, and operating fee revenue receivable of $213,060, which is included in due from affiliated limited partnerships.
      The Company is the general partner and is responsible for the trading and management of Quadriga Partners, L.P. As general partner of Quadriga Partners, the Company receives a quarterly management fee computed at an annual rate of 2.00% of the net assets of Quadriga Partners at the beginning of each month. Management fees, which are accrued ratably as services are performed, compensate the Company for services rendered to and on behalf of Quadriga Partners. In addition, the Company receives an incentive fee from
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
NOTES TO UNAUDITED STATEMENT OF FINANCIAL CONDITION — (Continued)
Quadriga Partners in an amount equal to 25% of the excess of net profits over net losses allocated to the limited partners’ capital accounts as of the end of each month. At March 31, 2007, the Company has accrued management fee revenue receivable of $4,899, which is included in due from affiliated limited partnerships.
      The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Quadriga Superfund, on a non — exclusive basis and at no cost.
      The Company executes its trades through Superfund Asset Management, Inc. (SAM), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also a majority shareholder of SAM.
      Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.
      Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company founded in Grenada W.I.
      The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

(3)	Investment in Affiliated Limited Partnerships
      The following represents investments in Quadriga Superfund as of March 31, 2007:

Investment in Quadriga Superfund at January 1, 2006	$2,703,485
Equity in loss	(597,964)

Investment in Quadriga Superfund at March 31, 2007	$2,105,521

      The summarized assets, liabilities, and net decrease in net assets from operations for Quadriga Superfund as of and for the three months ended March 31, 2007 are as follows:

Assets	$87,143,201

Liabilities	$4,285,769

Net decrease in assets from operations	$(22,110,197)

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder of
Superfund Capital Management, Inc.
St. George, Grenada, West Indies
      We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2006 (expressed in United States dollars). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
      In our opinion, such statement of financial condition presents fairly, in all material respects, the financial position of the Company as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
      As discussed in Note 2, the accompanying financial statement has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
Yours truly,
/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 10, 2007
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
STATEMENT OF FINANCIAL CONDITION
December 31, 2006
(In U.S. Dollars)
Assets

Current Assets:
Cash	$2,026,979
Due from affiliated limited partnerships	283,865
Investment in affiliated limited partnerships (cost $2,500,000)	3,683,090
Investment in money market funds (cost $3,454,571)	3,816,802
Other short term investments	33,284

Total Current Assets	9,844,020
Fixed assets, net of accumulated depreciation of $155,960	13,889
Other assets	2,086

Total Assets	$9,859,995

Liabilities and Stockholder’s Equity
Liabilities:
Accrued expenses	$407,238

Total Liabilities	407,238

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Accumulated other comprehensive income	264,353
Retained earnings	6,861,026

Total Stockholder’s Equity	9,452,757

Total Liabilities and Stockholder’s Equity	$9,859,995

See accompanying notes to the statement of financial condition.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
NOTES TO THE STATEMENT OF FINANCIAL CONDITION
December 31, 2006

(1)	General Information and Summary of Significant Accounting Policies

Nature of Business
      Superfund Capital Management Inc. (the “Company”), was incorporated in Grenada, West Indies, in March 2001. The Company’s sole business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Quadriga Superfund L.P. (“Quadriga Superfund”) and served as commodity pool operator for Quadriga Partners L.P. (“Quadriga Partners”) until October 10, 2003. The Company is wholly owned by one shareholder.
      A summary of the significant accounting policies which have been followed in preparing the accompanying financial statements is set forth below:

Cash
      Cash consists of cash on hand and balances held at banks.

Investment in Money Market Funds
      The Company has investments in money market funds that are recorded based upon the investments’ fair market value at December 31, 2006.

Investment in Affiliated Limited Partnerships
      The Company has invested in Quadriga Superfund, a Delaware limited partnership, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Quadriga Superfund is recorded based upon the equity method of accounting.
      The Company has invested in Quadriga Partners, a limited partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act. The Company’s investment in Quadriga Partners is recorded based upon the equity method of accounting.

Revenue Recognition
      The Company earns management fees and incentive fees for trading and management services provided to Quadriga Superfund. Management fees and incentive fees are accrued as earned. Investment income includes interest income earned on investments in money market funds which is recognized when earned.

Expenses
      The Company incurs operating expenses relating to normal activities in connection with managing the business. Expenses are recorded as incurred.

Fixed Assets
      Fixed assets are stated net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
NOTES TO THE STATEMENT OF FINANCIAL CONDITION — (Continued)

Use of Estimates
      The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

Income Taxes
      The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the year ended December 31, 2006.

Functional Currency
      The Company’s functional currency is the U.S. Dollar. In addition to maintaining a bank account in the U.S. Dollar, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses and investment accounts in money market funds denominated in Euros and Canadian Dollars. Transactions denominated in these foreign currencies are translated to the U.S. Dollar as follows: the current exchange rate is used when translating transactions based in Euros and Canadian Dollars to the U.S. Dollar and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean Dollar to the U.S. Dollar. Management believes that such exchange rates approximate the average exchange rates throughout 2006. The resulting foreign currency translation gains for the year ended December 31, 2006 was $345,625, which is included as a component of other comprehensive income.

New Accounting Pronouncements
      In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements, the impact of a tax position, and if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provision of FIN 48 are effective for fiscal periods beginning after December 15, 2006, with the cumulative effect of the accounting principle being recorded as an adjustment to opening retained earnings. The Company believes there will be no impact to the financial statements as a result of the adoption of FIN 48.
      In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements, but does not change existing guidance as to whether an instrument is carried at fair value. The provisions of SFAS No. 157 are effective for the Company on January 1, 2008. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements. At this time, the impact to the Company’s financial statements has not been determined.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
NOTES TO THE STATEMENT OF FINANCIAL CONDITION — (Continued)
      In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements”, providing guidance on quantifying financial statement misstatement and implementation (e.g. restatement or cumulative effect to assets, liabilities, and retained earnings) when first applying this guidance. SAB 108 is effective for the Company for the year ended December 31, 2006. The adoption of SAB 108 did not have a material effect on the Company’s financial statements.

(2)	Related Parties
      The Company is the general partner and is responsible for the trading and management of Quadriga Superfund. As general partner of Quadriga Superfund, the Company receives a 1.85% annual management fee (one-twelfth of 1.85% payable monthly) for each Series of Quadriga Superfund. In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions, one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by Superfund Capital Management. Prior to this date, each Series was charged for initial and ongoing organization and offering expenses at a rate of one-twelfth of 1% of month end net assets (1% per annum). The Fund is charged monthly operating expenses equal to one-twelfth of 0.15% of month-end net assets (0.15% per annum). At December 31, 2006, the Company had accrued management fee, organization and offering fee, and operating fee revenue receivable of $283,865, which is included in due from affiliated limited partnerships. For the period from January 1 to December 31, 2006, the Company earned management fees, organization, and operating expenses of $3,117,364, which are included in management and incentive fees from affiliated limited partnerships.
      The Company utilizes an automated trading system provided by an affiliated company. This trading system executes its commodity trades on behalf of Quadriga Superfund, on a non-exclusive basis and at no cost.
      The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, IL. The sole stockholder of the Company is also a majority shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.
      Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company founded in Grenada W.I. For the year ended December 31, 2006, the company incurred $17,280 in rent expense payable to Quadriga Office Management.
      The accompanying financial statements have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.
NOTES TO THE STATEMENT OF FINANCIAL CONDITION — (Continued)

(3)	Investment in Affiliated Limited Partnerships
      The following represents investments in Quadriga Superfund as of December 31, 2006:

Investment in Quadriga Superfund at January 1, 2006	$2,321,413
Equity in earnings	382,072

Investment in Quadriga Superfund at December 31, 2006	$2,703,485

      The summarized assets, liabilities, and net increase in net assets from operations for Quadriga Superfund as of and for the year ended December 31, 2006 is as follows:

Assets	$115,731,229

Liabilities	$(6,994,375)

Net increase in net assets from operations	$14,627,351

      The following represents investments in Quadriga Partners, L.P. as of December 31, 2006:

Investment in Quadriga Partners at January 1, 2006	$1,000,000
Equity in loss	$(20,395)

Investment in Quadriga Partners at December 31, 2006	$979,605

      The summarized assets, liabilities, and net decrease in net assets from operations for Quadriga Partners L.P. as of and for the year ended December 31, 2006 is as follows:

Assets	$1,052,162

Liabilities	$(72,558)

Net decrease in net assets from operations	$(558)

(4)	Subsequent Events
      Effective January 1, 2007, the Company is responsible for the trading and management of Quadriga Partners, L.P. As manager of Quadriga Partners, the Company will receive a quarterly management fee computed at an annual rate of 2.00% of the net assets of Quadriga Partners at the beginning of each month. Management fees, which are accrued ratably as services are performed, compensate the Company for services rendered to and on behalf of Quadriga Partners. In addition, the Company will receive an incentive fee from Quadriga Partners in an amount equal to 25% of the excess of net profits over net losses allocated to the limited partners’ capital accounts as of the end of each month.
PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION
QUADRIGA SUPERFUND, L.P.
$254,725,431 SERIES A
$255,740,895 SERIES B
UNITS OF LIMITED PARTNERSHIP INTEREST

      THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE “THE RISKS YOU FACE” BEGINNING AT PAGE 8 IN PART ONE

      THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

      SUPERFUND CAPITAL MANAGEMENT, INC.
GENERAL PARTNER

PART TWO
STATEMENT OF ADDITIONAL INFORMATION

STRATEGY

Market Diversification
      Superfund Capital Management, Inc. and its affiliates and members of the Superfund group of companies (collectively, “Superfund”) use proprietary trading systems designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of more than 100 futures markets in both commodity and financial futures. Fundamental to Superfund’s trading style is low correlation between the different instruments and high liquidity for order execution.
      The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to liquidity, volatility and risk considerations.
      On May 31, 2007, the approximate allocations among market sectors traded on behalf of the Series were as follows: stock indices, 4.7%; currencies, 12.7%; bonds, 76.1%; grains, 0.7%; energy, 2.2%; metals, 2.8%; agricultural markets, 0.6%; meat, 0.2%.

Technical Trading Systems
      Positions are initiated using proprietary technical algorithms that attempt to identify price trends at their early stages. Most systematic trend following systems employ technical indicators such as moving averages or bollinger bands to identify trending markets. Superfund believes the key to using such indicators successfully lies in the way they are interrelated and applied in combination.

Trend Following
      At present, Superfund’s trading strategy is based on short and midterm time horizons. One key to Superfund’s past success is to limit drawdowns by daily maintenance of stop orders. In this way, if a trend reverses Superfund’s loss is theoretically limited, while if a trend continues Superfund’s profits are theoretically protected. By this measure, Superfund seeks to optimize winning trades. However, past performance is not necessarily indicative of future results.

Money Management
      Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total funds assets. In addition, the systems continuously screen volatility and signal adjustments of portfolio exposure accordingly.

HISTORICAL PERFORMANCE

SUPERFUND L.P. SERIES A

	2002	+9.56%	2003	+20.23%				
	2004		**2005**		**2006**		**2007**	
Jan	1,349.63	+ 2.46%	1,321.97	- 9.87%	1,419.62	+ 6.87%	1,453.90	- 3.09%
Feb	1,520.39	+ 12.65%	1,345.51	+ 1.78%	1,367.68	- 3.66%	1,344.33	- 7.54%
Mar	1,488.43	- 2.10%	1,428.28	+ 6.15%	1,428.89	+ 4.48%	1,227.00	- 8.73%
Apr	1,277.14	- 14.20%	1,253.71	- 12.22%	1,511.57	+ 5.79%	1,325.05	+ 7.99%
May	1,369.16	+ 7.21%	1,257.46	+ 0.30%	1,397.12	- 7.57%	1,356.77	+ 2.39%
Jun	1,210.02	- 11.62%	1,288.17	+ 2.44%	1,392.48	- 0.33%		
Jul	1,208.13	- 0.16%	1,251.48	- 2.85	1,248.37	- 10.35%		
Aug	1,125.48	- 6.84%	1,322.67	+ 5.69	1,253.10	+ 0.38%		
Sep	1,242.96	+ 10.44%	1,329.46	+ 0.51	1,293.20	+ 3.20%		
Oct	1,303.61	+ 4.88%	1,224.10	- 7.93	1,364.68	+ 5.53%		
Nov	1,463.89	+ 12.30%	1,332.00	+ 8.81	1,347.16	- 1.28%		
Dec	1,466.67	+ 0.19%	1,328.33	- 0.28	1,500.20	+ 11.36%		
		+ 11.35%		- 9.43 %		+ 12.94%		- 9.56%

SUPERFUND Q-AG

	1996	- 10.30%	1997	+ 20.70%	1998	+ 62.55%	1999	+ 25.39%
	2000	+ 23.19%	2001	+ 18.82%	2002	+ 38.42%	2003	+24.33%
	2004		**2005**		**2006**		**2007**	
Jan	5,724,10	+ 2.97%	5,739.67	- 6.97%	6,250.10	+ 4.77%	6,631.36	+ 0.62%
Feb	6,221,70	+ 8.69%	5,767.99	+ 0.49%	6,042.83	- 3.32%	6,205.03	- 6.43%
Mar	6,247,76	+ 0.42%	5,879.65	+ 1.94%	6,183.07	+ 2.32%	5,990.09	- 3.46%
Apr	5,517,40	- 11.69%	5,347.90	- 9.04%	6,399.95	+ 3.51%	6,445.89	+ 7.61%
May	5,742,62	+ 4.08%	5,488.02	+ 2.62%	6,062.90	- 5.27%	6,672.79	+ 3.52%
Jun	5,338,37	- 7.04%	5,701.04	+ 3.88%	5,932.94	- 2.14%		
Jul	5,366,23	+ 0.52%	5,654.56	- 0.82%	5,400.13	- 8.98%		
Aug	5,162,34	- 3.80%	5,588.97	- 1.16%	5,390.43	- 0.18%		
Sep	5,370,75	+ 4.04%	5,650.82	+ 1.11%	5,714.57	+ 6.01%		
Oct	5,509,52	+ 2.58%	5,295.33	- 6.29%	6,038.16	+ 5.66%		
Nov	6,004,61	+ 8.99%	5,799.91	+ 9.53%	6,022.67	- 0.26%		
Dec	6,169,38	+ 2.74%	5,965.75	+ 2.86%	6,590.45	+ 9.43%		
		+ 10.98%		-3.30%		+10.47%		+1.25%

STATISTICS

	11/2002–05/2007	03/1996–05/2007
RETURN STATISTICS	**Superfund L.P. Series A**	**Superfund Q-AG**
since inception	35.68 %	567.28 %
annualized geometric*	6.88 %	18.40 %
YTD	-9.56 %	1.25 %
one year rolling	-2.89 %	10.06 %
three year rolling	-0.90 %	16.20 %
five year rolling	N/A	119.99 %
average monthly*	0.56 %	1.42 %
highest monthly*	19.45 %	18.96 %
lowest monthly*	-20.12 %	-16.72 %
% of positive months*	58.18 %	57.04 %

* since inception

	11/2002–05/2007	03/1996–05/2007
RISK STATISTICS	**Superfund L.P. Series A**	**Superfund Q-AG**
annual standard deviation*	28.43 %	23.00 %
monthly standard deviation*	8.21 %	6.64 %
max. initial risk per trade	1.00 %	1.00 %
typical margin to equity	20%	20%
maximum drawdown*	25.97 %	19.93 %
maximum time off peak*	39 months	22 months
sharpe ratio	0.10	0.63
correlation to S&P 500	0.22	-0.11
correlation to CISDM	0.82	0.71
correlation to CSFB	0.57	0.24

* modified

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

* "Quadriga Superfund, L.P. – Series A" employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series A achieving the same results as Superfund Q-AG as (i) Quadriga Superfund, L.P. Series A has higher fees than Superfund Q-AG, (ii) Quadriga Superfund, L.P. Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Quadriga Superfund, L.P. Series A and Superfund Q-AG have different levels of net assets and (iv) Quadriga Superfund, L.P. Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

HISTORICAL PERFORMANCE

SUPERFUND L.P. SERIES B

	2002	+15.98 %	2003	+27.71%				
	2004		**2005**		**2006**		**2007**	
Jan	1,532.81	+ 3.49%	1,475.16	- 14.74%	1,669.55	+ 9.72%	1,738.27	- 4.60%
Feb	1,818.37	+ 18.63%	1,533.29	+ 3.94%	1,586.92	- 4.95%	1,552.78	- 10.67%
Mar	1,771.36	- 2.59%	1,663.54	+ 8.49%	1,687.15	+ 6.32%	1,356.37	- 12.65%
Apr	1,424.26	- 19.60%	1,383.15	- 16.86%	1,827.33	+ 8.31%	1,510.78	+ 11.38%
May	1,554.08	+ 9.11%	1,389.74	+ 0.48%	1,637.83	- 10.37%	1,562.30	+ 3.41%
Jun	1,319.81	- 15.07%	1,439.18	+ 3.56%	1,642.55	+ 0.29%		
Jul	1,318.60	- 0.09%	1,386.27	- 3.68%	1,410.76	- 14.11%		
Aug	1,196.15	- 9.29%	1,497.48	+ 8.02%	1,418.53	+ 0.55%		
Sep	1,372.57	+ 14.75%	1,513.39	+ 1.06%	1,481.70	+ 4.45%		
Oct	1,468.76	+ 7.01%	1,350.34	- 10.77%	1,596.31	+ 7.74%		
Nov	1,723.25	+ 17.33%	1,525.00	+ 12.93%	1,568.76	- 1.73%		
Dec	1,730.29	+ 0.41%	1,521.61	- 0.22%	1,821.99	+ 16.14%		
		+ 16.82		**- 12.06**		**+ 19.74%**		**- 14.25%**

SUPERFUND GCT

	2000	+ 40.16%	2001	+ 42.56%	2002	+ 69.23%	2003	+ 26.35%
	2004		**2005**		**2006**		**2007**	
Jan	2,400.95	+ 1.96%	2291.49	- 12.48%	2575.94	+ 8.26%	2698.06	+ 0.19%
Feb	2738.17	+ 14.05%	2349.80	+ 2.54%	2463.50	- 4.37%	2410.07	- 10.67%
Mar	2723.31	- 0.54%	2450.01	+ 4.26%	2570.18	+ 4.33%	2273.05	- 5.69%
Apr	2180.94	- 19.92%	2071.20	- 15.46%	2689.96	+ 4.66%	2521.50	+ 10.93%
May	2283.54	+ 4.70%	2105.46	+ 1.65%	2436.59	- 9.42%	2672.45	+ 5.99%
Jun	2050.52	- 10.20%	2231.36	+ 5.98%	2346.32	- 3.70%		
Jul	2085.33	+ 1.70 %	2230.19	- 0.05%	2023.75	- 13.75%		
Aug	1965.50	- 5.75 %	2243.38	+ 0.59%	1,988.78	- 1.73%		
Sep	2126.50	+ 8.19%	2319.80	+ 3.41%	2162.49	+ 8.73%		
Oct	2251.49	+ 5.88%	2018.27	- 13.00%	2334.98	+ 7.98%		
Nov	2598.77	+ 15.42%	2304.89	+ 14.20%	2314.43	- 0.88%		
Dec	2618.37	+ 0.75%	2379.51	+ 3.24%	2693.07	+ 16.36%		
		+ 11.20%		**– 9.12%**		**+ 13.18%**		**- 0.77%**

STATISTICS

	11/2002–05/2007	01/2000–05/2007
RETURN STATISTICS	**Superfund L.P. Series B**	**Superfund GCT**
since inception	56.23 %	384.88 %
annualized geometric*	10.22 %	23.75 %
YTD	-14.25 %	-0.77 %
one year rolling	-4.61 %	9.68 %
three year rolling	0.53 %	17.03 %
five year rolling	N/A	153.65 %
average monthly*	0.81 %	1.79 %
highest monthly*	27.33 %	28.42 %
lowest monthly*	-29.11 %	-23.21 %
% of positive months*	60.00 %	60.67 %

* since inception

	11/2002–05/2007	01/2000–05/2007
RISK STATISTICS	**Superfund L.P. Series B**	**Superfund GCT**
annual standard deviation*	40.67 %	35.51 %
monthly standard deviation*	11.74 %	10.25 %
max. initial risk per trade	1.50 %	1.50 %
typical margin to equity	30%	30%
maximum drawdown*	34.22 %	28.22 %
maximum time off peak*	26 months	39 months
sharpe ratio	0.15	0.56
correlation to S&P 500	0.20	-0.22
correlation to CISDM	0.83	0.80
correlation to CSFB	0.57	0.19

* modified

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

* "Quadriga Superfund, L.P. – Series B" employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series B achieving the same results as Superfund GCT as (i) Quadriga Superfund, L.P. Series B has higher fees than Superfund GCT, (ii) Quadriga Superfund, L.P. Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Quadriga Superfund, L.P. Series B and Superfund GCT have different levels of net assets and (iv) Quadriga Superfund, L.P. Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

CHANGING INVESTMENT WORLD

Series A
Series B
QAG
GCT
MSCI
S&P 500
NASDAQ
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007

SF Q-AG = Superfund Q-AG*
SF GCT = Superfund GCT**
MSCI = MSCI World Index
S&P 500 = S&P 500 Comosite Index

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The foregoing performance results are shown net of all fees.

* "Quadriga Superfund, L.P. – Series A" employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series A achieving the same results as Superfund Q-AG as (i) Quadriga Superfund, L.P. Series A has higher fees than Superfund Q-AG, (ii) Quadriga Superfund, L.P. Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Quadriga Superfund, L.P. Series A and Superfund Q-AG have different levels of net assets and (iv) Quadriga Superfund, L.P. Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

** "Quadriga Superfund, L.P. – Series B" employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Quadriga Superfund, L.P. Series B achieving the same results as Superfund GCT as (i) Quadriga Superfund, L.P. Series B has higher fees than Superfund GCT, (ii) Quadriga Superfund, L.P. Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Quadriga Superfund, L.P. Series B and Superfund GCT have different levels of net assets and (iv) Quadriga Superfund, L.P. Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

WHY SUPERFUND?
Why a Managed Futures Fund?
      Managed futures investments are intended to generate long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Quadriga Superfund, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.
Why Superfund?
      Superfund has a proven track record of performance over the past eleven years. The Superfund funds trade more than 100 futures and forward markets worldwide using proprietary trading systems. The funds have produced double-digit returns, even during down markets, due to diversified trades and the ability of Superfund’s proprietary trading systems to identify trends, while employing strict risk controls. The past performance of Superfund and its funds is not necessarily indicative of the future results of Quadriga Superfund, and there can be no assurance that an investment in Quadriga Superfund will be profitable or will not incur losses.
Why Now?
      The recent fluctuations in world markets has proven that long-only equity portfolios generally do not make money during downward cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.
Historical Non-Correlated Performance
      Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a traditional investment portfolio of stocks and bonds. Having the ability to go long and short gives managed futures the opportunity to profit in both up or down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles. There can be no assurance, however, that Quadriga Superfund will trade profitably or not incur losses.
GLOSSARY
Quadriga Superfund
      Quadriga Superfund has two series of Units, Series A and Series B. Series A has a strategy similar to Superfund Q-AG, which has a managed futures trading strategy and an eleven year track record. Series B has a strategy similar to the Superfund GCT, which employs more leverage than Superfund Q-AG, and also has a managed futures trading strategy.
Superfund Q-AG
      Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8th, 1996. This product is not available for U.S. investors.
Superfund GCT
      Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. This product is not available for U.S. investors.

Aggregate subscriptions
      Total gross capital subscriptions made to a pool or account from inception through the date indicated.
Drawdown
      Losses experienced by a pool or account over a specified period.
Worst month peak-to-valley drawdown
      Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

MSCI World Index
      The MSCI World Index generally consists of more than 1,500 stocks in 23 developed market countries and typically represents approximately 85 percent of the total market capitalization in those countries.

Nasdaq Composite Index
      The National Association of Securities Dealers Automated Quotation (“NASDAQ”) is an electronic exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network.
Net Asset Value
      Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.
S&P 500
      The S&P 500 is one of the most commonly used benchmarks for the overall U.S. stock market. It is an index consisting of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 Index represents the price trend movements of the common stock of major U.S. public companies.
CISDM
      Center for International Securities and Derivatives Markets (“CISDM”) is a non-profit academic research center that focuses on security and investment fund performance in both U.S. and international asset markets for approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.
CSFB
      The Credit Suisse/ Tremont Hedge Fund Index (the “CSFB”) is an asset-weighted hedge fund index. The methodology utilized in the CSFB starts by defining the universe it is measuring. The index universe is defined as funds with: (i) a minimum of $50 million in assets under management (“AUM”), (ii) a minimum one-year track record, and (iii) current audited financial statements. The CSFB uses a rules-based construction methodology, identifies its constituent funds, and minimizes subjectivity in the CSFB member selection process. It aims at a maximum representation of the index universe. To minimize survivorship bias, funds are not removed from the CSFB until they are fully liquidated or fail to meet the financial reporting requirements. Funds are separated into ten primary subcategories based on their investment style. The CSFB in all cases represents at least 85% of the AUM in each respective category of the index universe.

THE FUTURES AND FORWARD MARKETS

Futures Contracts
      Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges. Each Series concentrates its futures trading in the U.S. and international futures and equity markets.

Forward Contracts
      Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Superfund Capital Management will use the dealer market in foreign exchange contracts for most of each Series’ trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not “cleared” or guaranteed by a third party. Thus, each Series is subject to the creditworthiness of the foreign exchange dealer with whom it maintains all assets and positions relating to each Series’ forward contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

Swap Transactions
      Each Series may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets are generally not regulated by any United States or foreign governmental authorities; (2) there are generally no limitations on daily price moves in swap transactions; (3) speculative position limits are not applicable to swap transactions, although the counterparties with which each Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which each Series trades. The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. Notwithstanding the CFTC’s position, the CFTC or a court could conclude in the future that certain swap transactions entered into by each Series constitute unauthorized futures or commodity option contracts subject to the CFTC’s jurisdiction or attempt to prohibit each Series from engaging in such transactions. If each Series were restricted in its ability to trade in the swap markets, the activities of Superfund Capital

Management, to the extent that it trades in such markets on behalf of each Series, might be materially affected.
REGULATION
      The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Superfund Capital Management is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Superfund Capital Management would be unable to act as each Series’ commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect each Series’ trading. The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency futures contracts may be less liquid and each Series’ trading results may be adversely affected.

Margin
      In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts but is not required by any applicable regulation. There are two types of margin. “Initial” margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is “maintenance” margin. When the contract value of a trader’s futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.
POTENTIAL ADVANTAGES OF FUTURES FUND INVESTMENTS
      Both the futures and forward markets and funds investing in those markets offer many potential structural advantages that make managed futures an efficient way to participate in global markets.

Profit Potential
      Futures, forwards and options contracts can easily be leveraged. Leverage magnifies profits but also magnifies losses.

100% Interest Credit
      Unlike some alternative investment funds, each Series does not borrow money in order to obtain leverage, so each Series does not incur any interest expense. Rather, each Series’ margin deposits are maintained in cash equivalents, such as U.S. Treasury bills, and interest is earned on 100% of each Series’ available assets, which include unrealized profits credited to each Series’ accounts.

Global Diversification Within a Single Investment
      Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While each Series itself trades across a diverse selection of global markets, an investment in each Series is not a substitute for overall portfolio diversification, and each Series’ market exposure may be concentrated in only one or two market sectors from time to time.

Ability to Profit or Lose in a Rising or Falling Market Environment
      Each Series can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make money, whether markets are rising or falling around the globe, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while an investor has a short position, he will lose money until the short position is exited.

Professional Trading
      Superfund Capital Management’s approach includes the following elements:

•	Disciplined Money Management. Superfund Capital Management generally allocates between 0.6% to 0.8% of portfolio equity to any single market position with a maximum risk of 1% to 1.5% from initial risk. However, no guarantee is provided that losses will be limited to these percentages.

•	Balanced Risk. Superfund Capital Management will allocate each Series’ capital from among more than 100 markets around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics.

•	Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, Superfund Capital Management may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

•	Multiple Systems. While Superfund Capital Management’s approach is to identify emerging trends and follow them to conclusion, no one system is correct all of the time. Superfund Capital Management utilizes a multi-system strategy on behalf of each Series that divides capital among different markets in an attempt to reduce performance volatility.

Convenience
      Through each Series, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity
      In most cases the underlying markets have sufficient liquidity. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular market, Superfund Capital Management attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Illiquidity of Your Investment.” Also, investors may redeem all or a portion of their Units on a monthly basis. See “Distributions and Redemptions.”

Limited Liability
      Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to each Series.

POTENTIAL DISADVANTAGES OF FUTURES FUND INVESTMENTS
      Some potential disadvantages of investing in futures and forward markets and funds investing in those markets include the following:
     Lack of Diversification
      Because a single advisor fund does not allocate its assets among a group of advisors, such fund is less likely to achieve the potential benefits derived from diversification in trading strategies and markets associated with a multi-advisor fund or available to an investor that makes its own allocation decisions.
     Selection of Brokers and Clearing Firm
      The manager of a futures fund typically selects the brokers and clearing firm or firms whose services the fund will utilize and investors in the fund are not consulted in such decision. As a result, investors are not able to evaluate competing brokers and clearing firms and select those they feel most satisfactorily suits their requirements.
     Potentially Higher Fees
      A futures fund typically incurs various fees and expenses not associated with separate managed accounts. Organization and offering expenses and selling expenses are not generally incurred in managed accounts. As a result, investors in such funds must realize a greater gross return from the fund in order to net the same effective return after allowing for such expenses.
     Lack of Transparency
      Clearing brokers produce daily and monthly statements for accounts they carry. Such information is not directly available to investors in a futures fund and, consequently, such investors do not have access to the same degree of information regarding trading activity that holders of separately managed accounts do.

EXHIBIT A
QUADRIGA SUPERFUND, L.P.
FORM OF THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
      This Third Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of September 27, 2006, by and among Superfund Capital Management, Inc. (formerly, Quadriga Capital Management, Inc.), a Grenada corporation (the “General Partner”) and each other party who becomes a party to this Limited Partnership Agreement as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).
      1. Formation; Name. The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Quadriga Superfund, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.
      2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.

(b) Creation of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Quadriga Superfund, L.P. Series A” (“Series A”) and “Quadriga Superfund, L.P. Series B” (“Series B”) (each, a “Series”). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:

(i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.

(ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate”. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.

(iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.

(c) Creation of Accounts. For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Quadriga Superfund, L.P. Series A Account” (the “Series A Account”). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Quadriga Superfund, L.P. Series B Account” (the “Series B Account”). The General Partner hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account and that it has deposited the sum of $1,000 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.

(d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:

(i) to receive and deposit subscriptions for such Series; and

(ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.

The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.

(e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.
      3. Principal Office. The address of the principal office of each Series shall be c/o Quadriga Capital Management, Inc., Le Marquis Complex, Unit 5, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 606, Wilmington, Delaware 19801.
      4. Business. Each Series’ business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series’ participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series’ business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors (“Advisors”) selected from time to time by the General Partner.
      5. Term, Dissolution, Fiscal Year.

(a) Term. The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:

(1) December 31, 2050;

(2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;

(3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event

Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;

(4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;

(5) dissolution of such Series pursuant hereto; or

(6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.

(c) Fiscal Year. The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit. The “Net Assets” of each Series are such Series’ assets less such Series’ liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The “Net Asset Value per Unit” of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.
      6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner’s net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.
      7. Capital Contributions; Units. The Limited Partners’ respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General Partner will have at all times a capital account equal to at least 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act.
      8. Allocation of Profits and Losses.
      (a) Capital Accounts and Allocations. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner’s Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:

(i) Net Assets will be determined.

(ii) Accrued monthly management, organization and offering, operating fees and selling commissions will then be charged against Net Assets; provided that in respect of Net Assets attributable to Units which are not subject to selling commissions because (a) such Units were sold by Superfund Asset Management, Inc., or an affiliated broker, to Limited Partners whose investment in the Partnership was recommended by a registered investment adviser with which such Limited Partner maintains an asset-based or fee-based advisory relationship or (b) such Units were sold on or after February 28, 2005 and have been charged and have paid selling commissions of 10% of such Unit’s initial offering price, the selling commissions charged as of the end of each month shall not be paid out to any selling agent but shall instead be credited to a suspense account (the “Suspense Account”) which shall be used solely as a means of efficiently accounting for the inapplicability of selling commissions to such Limited Partners while maintaining a uniform Net Asset Value per Unit.

(iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Suspense Account as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.

(iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above and excluding the amount credited in the Suspense Account), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.

(vi) The remainder of the Suspense Account (after reduction by the performance fee, if any) shall then be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Limited Partners.

(vii) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner’s capital account.
      (b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of a Series, the Partnership’s realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

(ii) Net realized capital gain or loss from the Series’ trading activities will be allocated as follows:

(A) For the purpose of allocating the Series’ net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) above, shall not increase the aggregate tax basis of the affected Limited partners in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

(1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(C) below.

(2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(E) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

(B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

(C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(B) above will be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(B) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (b)(ii)(C) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(D) above will be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(D) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (b)(ii)(E) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner’s Units of General Partnership Interest in a Series on a Unit-equivalent basis.

(iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and loss among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).
      (c) Performance Fees. Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner’s account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the allocations set forth in this Section 8(c), in the General Partner’s discretion, if the General Partner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.
      (d) Expenses.

(1) The General Partner shall advance the organization and offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series’ month-end Net Asset Value. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimus amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

(2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees; (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series’ month-end Net Asset Value (0.15% per annum), management fees equal to 1/12 of 1.85% of such Series’ month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the initial public offering price of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum), provided, however, that the selling commission expense charged against a Series in respect of Units sold by Superfund Asset Management, Inc., or an affiliated broker, attributable to Limited Partners whose investments in the Partnership were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships and in respect of Limited Partners’ Units purchased on or after February 28, 2005, which Units have been charged and have paid selling commissions of 10% of the initial offering price of such Units, shall be reversed in respect of such Limited Partners as described above in Section 8(a); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series’ month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.

(3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.

(4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.

      (e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series’ obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.
      (f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.
      9. Management of each Series and the Limited Partnership. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series’ purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the “Prospectus”) in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”) in effect as of the date of the Prospectus, whichever is higher (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner and the Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any advisory agreements and selling agreements as may be described in the Prospectus. The General Partner shall not enter into an advisory agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series’ brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of each Series and the Partnership.
      Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading manager or Advisor or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series’ basic investment policies or structure shall require the approval of Limited Partners of such Series owning Units representing more than fifty percent (50%) of all Units within a Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series’ business and affairs.
      10. Audits and Reports to Limited Partners. Each Series’ books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and (iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series’ Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series’ books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series’ clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner’s opinion, comparable to each Series.
      11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.
      12. Redemptions. A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000 within a Series (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of such Series (including such Series’ allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $5,000.
      Requests for redemption must be received by the General Partner at least ten calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.
      Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.
      A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”). The minimum amount of any Series Exchange is $5,000, unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a Net Asset Value of not less than $5,000 as of the Exchange Date (defined below).
      A Series Exchange shall be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner (“Exchange Date”), provided, that the Series has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem from the Series identified in the exchange subscription agreement the number of Units or dollar amount of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of Units in the other Series at a price per Unit equal to 100% of the Net Asset Value of a Unit of such other Series as of the close of business on the relevant Exchange Date. The General Partner shall cause the net proceeds of the redemption to be delivered to the account of the other Series and shall cause to be mailed to such Limited Partner, generally within 20 business days after such Exchange Date, a written confirmation thereof.

      Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have Units registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all exchange subscription agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.
      The General Partner, on behalf of the Partnership, each Series and each Limited Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 12.
      If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.
      Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.

      The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to hold “plan assets” under the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.
      13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause a Series to hold “plan assets” under ERISA or the Code with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.
      14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.
      15. Special Power of Attorney. Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

      16. Withdrawal of the General Partner or a Limited Partner. The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.
      17. Standard of Liability; Indemnification.
      (a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.
      (b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.
      (c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partner’s activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.
      18. Amendments; Meetings.
      (a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.
      (b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series’ basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.
      (c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.
      19. Miscellaneous.
      (a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.
      (b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

      (c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.
      20. Benefit Plan Investors. Each Limited Partner that is an “employee benefit plan” as defined in and subject to ERISA, or a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:

(a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;

(d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;

(e) none of the General Partner, any Advisor to a Series, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires each Series to trade, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and

(f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, any Advisor to each Series, any selling agent, the clearing broker, the escrow agent, any broker or dealer through which any Advisor requires each Series to trade, and any of their respective affiliates; and (iii) is qualified to make such investment decision.
      21. No Legal Title to Series Estate. The Limited Partners within a Series shall not have legal title to any part of such Series Estate.
      22. Legal Title. Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.
      23. Creditors. No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

      IN WITNESS WHEREOF, the undersigned have duly executed this Third Amended and Restated Limited Partnership Agreement as of the day and year first above written.

Superfund Capital Management, Inc.
as General Partner

By:

Name: Christian Baha
Title: Chief Executive Officer
      All Limited Partners now and hereafter admitted as Limited Partners of each Series, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

By:	Superfund Capital Management, Inc.

as Attorney-in-Fact

By:

Name: Christian Baha
Title: Chief Executive Officer

USEN287/0606

SUPERFUND

THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
REQUEST FOR REDEMPTION

Please send original to:
Quadriga Superfund, L.P.
c/o Superfund Asset Management, Inc.
489 5th Ave
New York, NY 10017

Name

Name of Joint Limited Partner(s)

Name of Entity (if applicable)

Address (P.O. Box is not acceptable)

Name of Custodian (if applicable)

Custodian Address

Limited Partner # **Social Security #** - - **Taxpayer ID #** -

Series ☐ A ☐ B (please check the appropriate box)

Bank Name

Bank Address

ABA Number

Account Name

Account Number

Additional Information*

*Please contact our Fund Administration Department at (212) 750-6300 if you would prefer to have the funds sent to you via Bank Check.

Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Third Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of QUADRIGA SUPERFUND, L.P. ("Partnership"), of $ ______ . __ (insert dollar amount to be redeemed; minimum of $1,000.00 if less than all Limited Partnership Units ("Units") are being redeemed, subject to remaining investment of at least $5,000.00. **(IF NO DOLLAR AMOUNT IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS)**) of the undersigned's Units in the Series indicated above at the net asset value per Unit, as defined in the Partnership Agreement, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received ten (10) business days prior to the end of such month. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

▸ United States Taxable Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned's true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code of 1986.

▸ Non-United States Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

▸ Signature(s) Must Be Identical To Name(s) In Which Units Are Registered

Date | Signature of Limited Partner | Date | Signature of Joint Limited Partner (if any) or Custodian

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

Date | Authorized Signatory | Title

B-1

EXHIBIT C
QUADRIGA SUPERFUND, L.P.
SUBSCRIPTION REPRESENTATIONS
      By executing the Subscription Agreement and Power of Attorney for Quadriga Superfund, L.P. (the “Fund”), each purchaser (“purchaser”) of units (“Units”) of beneficial interest in each Series (“Series”) irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated June 29, 2007 (the “Prospectus”). The minimum subscription is $5,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Quadriga Superfund, L.P. Series (A or B as applicable) ESCROW ACCOUNT” unless the purchaser’s payment will be made by debiting their brokerage account maintained with their selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement and Power of Attorney (Exhibit D to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If purchaser’s Subscription Agreement and Power of Attorney is accepted, purchaser agrees to contribute purchaser’s subscription to each Series and to be bound by the terms of the Third Amended and Restated Limited Partnership Agreement of Quadriga Superfund, L.P. (the “Partnership Agreement”) attached as Exhibit A to the prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc., as general partner, for any expense or loss incurred as a result of the cancellation of purchaser’s Units due to a failure of purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Partnership Agreement. As an inducement to Superfund Capital Management to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to Superfund Capital Management, the clearing broker, the selling agent who solicited purchaser’s subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. (b) Purchaser acknowledges that purchaser has received a copy of the Prospectus, including the Partnership Agreement. (c) All information that purchaser has furnished to Superfund Capital Management or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser’s subscription, purchaser will immediately furnish such revised or corrected information to Superfund Capital Management. (d) Unless (e) or (f) below is applicable, purchaser’s subscription is made with purchaser’s funds for purchaser’s own account and not as trustee, custodian or nominee for another. (e) The subscription, if made as custodian for a minor, is a gift purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Partnership Agreement. (g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the undersigned is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a

“plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”) or an entity (“Plan Assets Entity”) deemed for any purposes of ERISA or Section 4975 of the Code to hold assets of any Plan due to investments made in such entity by benefit plan investors (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, in addition to the representations and warranties set forth above, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in each Series for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in each Series does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in each Series has been duly authorized and approved by all necessary parties; (e) none of Superfund Capital Management, HSBC Bank USA, ADM Investor Services, Inc., Fimat USA, LLC, Man Financial Inc., Bear Stearns Forex Inc., Bear Stearns Securities Corp. and Barclays Capital Inc., any other selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of Superfund Capital Management, HSBC Bank USA, ADM Investor Services, Inc., Fimat USA, LLC, Man Financial Inc., Bear Stearns Forex Inc., Bear Stearns Securities Corp. and Barclays Capital Inc., each other selling agent, and each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of Superfund Capital Management, furnish Superfund Capital Management with such information as Superfund Capital Management may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein. (j) If the undersigned is acting on behalf of a trust (the “Limited Partner Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in each Series is permitted under each Series agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under each Series agreement thereof.
      1. Alaska — Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.
      2. Arizona — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.
      3. California — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $65,000.
      4. Iowa — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $65,000.
      5. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
      6. Kentucky — Kentucky investors should limit their investment in the Fund and other managed futures programs to not more than 20% of their liquid net worth (cash, cash equivalents and readily marketable securities).

      7. Maine — Net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000.
      8. Michigan — Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000.
      9. Missouri — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
      10. New Jersey — Net worth of at least $225,000 or a net worth of at least $60,000 and a taxable income during the preceding year of at least $60,000.
      11. New Mexico — Net worth of at least $200,000 or a net worth of at least $75,000 and an annual income at $75,000.
      12. North Carolina — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of $60,000.
      13. Pennsylvania — Net worth of at least $175,000 or a net worth of at least $100,000 and an annual taxable income of $50,000.
      14. Tennessee — Net worth of at least $250,000 or a net worth of at least $65,000 and an annual taxable income of at least $65,000. Tennessee investors should be aware that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the “Guidelines”) adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the Guidelines. The Guidelines provide that the maximum incentive or performance fee that the Fund may charge investors is 23.3% of new trading profits per quarter. Investors in the Fund will be subject to a monthly performance fee of 25% of new appreciation per month. On comparing the Fund’s fee structure to that permitted under the Guidelines, any Series which experiences new appreciation in any given month in excess of 3.46% (equivalent to annual new appreciation in excess of 41.5%) will pay a combination of management and incentive fees to Superfund Capital Management that would exceed the maximum fees payable under the Guidelines.
      15. Texas — Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000.

08E0273 0697

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
SUBSCRIPTION AGREEMENT

Any person considering subscribing for the units should carefully read and review a current prospectus. The prospectus should be accompanied by the most recent monthly report of each Series.

The date printed on the front of the prospectus can be no later than 9 months old. If the date is more than 9 months old, new materials are available and must be utilized.

1 Check box in **Section 1** if this is an addition to an existing account and list Limited Partner #.

2 Enter the name and address (no post office boxes) of the investor and (if applicable) joint investor in **Section 2**.
For UGMA/UTMA (Minor), enter the Minor's name, followed by "Minor", and address (no post office boxes) in **Section 2**, and enter the custodian name in **Section 6**.
For Trusts, enter the Trustee(s) name(s) and the Trustee(s) address in **Section 2** and the Trust name in **Section 3**.
For Corporations, Partnerships, and Estates, enter the officer or contact person and the entity address in **Section 2** and the entity name in **Section 3**.
Investors who are not individuals may be required to furnish a copy of organizing or other documents evidencing the authority of such entity to invest in each Series. For example, Trusts may be required to furnish a copy of each trust agreement, Corporations must furnish a corporate resolution or by laws.

3 If the mailing address is different from the residence address, please fill in **Section 4**.

4 Enter the Custodian's name and address in **Section 6** if applicable.

5 Check boxes for choosing **Series A and/or B** under **Section 7** and fill in date of received prospectus.

6 Enter the total dollar amount being invested in **Section 8**. If you checked both boxes before, please indicate how much to allocate for each Series.

7 Enter the investor's brokerage account number in **Section 9** if applicable.

8 Enter the Social Security Number OR Taxpayer ID Number, as applicable, in **Section 10** and check the appropriate box to indicate ownership type. For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. For foreign investors, enter Passport Number in Social Security Number field and Country Of Citizenship in Taxpayer ID field. Please submit a copy of your Government ID with your completed subscription documents.

9 The investor must sign and date **Section 11**. If it is a joint account, both investors must sign. In certain cases, the Custodian's signature, as well as the investor's signature, is required.

10 Please check box in **Section 12** if investor is subject to backup withholding.

11 The Registered Representative and the Principal must sign **Section 13**.

12 The name of the Broker-Dealer firm, Registered Representative name, Registered Representative number, address, and phone number must be entered in the box on the top right of the page.

13 On page 2 of the Subscription Agreement please check boxes for choosing **Series A and/or B**.

14 Please fill in the enclosed Suitability Requirements form (front & back page).

The investor should return this Subscription Agreement, Suitability Requirements Form and payment to his or her Broker's office address. Subscription Agreements, Suitabilty Requirements Form, payment, and any other required documents should be sent by the Broker-Dealer to either:

1. the administration or Fund Administration office of the selling firm, if firm procedures require, or
2. to the custodial firm if one is required (Superfund Capital Management, Inc. recommends sending documents early in the month so that they reach it before month-end), or
3. to Superfund Capital Management, Inc. c/o Superfund Asset Management, Inc., 489 5th Avenue, New York, NY 10017. Attention: Fund Administration.

If payment is being made by wire transfer, please wire the specified amount for Series A and/or Series B to the following accounts:

SERIES A:
HSBC, Acct. Nr.: 002-600-161, A/C Name: Issuer Services
Ref Nr.: 10877854, ABA# : 021001088, Swift# MRMDUS33

SERIES B:
HSBC, Acct. Nr.: 002-600-161, A/C Name: Issuer Services
Ref Nr.: 10877856, ABA# : 021001088, Swift# MRMDUS33

Please make sure that the amount of money received by Superfund Capital Management, Inc. is net and equals the amount stated on the Subscription Agreement.

Payments must be received AT LEAST FIVE BUSINESS DAYS prior to the cut-off days (as set forth below).

If Investors and/or Broker-Dealers have specific questions about the subscription process, please call Superfund Capital Management, Inc.'s Fund Administration Department at 212-750-6300.

CUT-OFF DAYS	2007
January 31	July 31
February 28	August 31
March 30	September 28
April 30	October 31
May 31	November 30
June 29	December 31

CUT-OFF DAYS	2008
January 31	July 31
February 29	August 29
March 31	September 30
April 30	October 31
May 30	November 28
June 30	December 31

CUT-OFF DAYS	2009
January 30	July 31
February 27	August 31
March 31	September 30
April 30	October 30
May 29	November 30
June 30	December 31

CUT-OFF DAYS	2010
January 29	July 30
February 26	August 31
March 31	September 30
April 30	October 29
May 28	November 30
June 30	December 31

D-1

SSEN273/0607

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
SUBSCRIPTION AGREEMENT

Broker-Dealer
Broker-Dealer Firm
R.R. Name
R.R. Number/I.D.
R.R. Phone/Fax
R.R. Email Address
R.R. Address

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

1 ☐ Check here if this is an addition to an existing account. Limited Partner #

	Limited Partner	Joint Limited Partner
2 Last name		
First name		
Residence address Street, City, State, Zip Code (P.O. Box not acceptable)		
3 Additional Information (For Estates, Partnerships, Trusts and Corporations)		
4 Mailing address (if different)		
5 E-mail address		
Telephone/date of birth	- - / M M D D Y Y	- - / M M D D Y Y
6 Custodian name, mailing address, telephone # and e-mail address (if applicable)		

7 The investor named above, by execution and delivery of this Subscription Agreement and Power of Attorney, by either (i) enclosing a check/wire payable to "QUADRIGA SUPERFUND, L.P. Series A ☐ B ☐ Escrow Account", or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Quadriga Superfund, L.P. Series A ☐ B ☐ units ("Units") at net asset value per unit by the last business day of each month.

The named investor further acknowledges receipt of the Prospectus dated M M D D Y Y, including the Third Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of Quadriga Superfund, L.P. (the "Fund"), the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

8 **Total Amount $** ______ . __ thereof Series A $ ______ . __

(minimum of $ 5,000 for each Series; $ 1,000 or more for additional investments) Series B $ ______ . __

9 **Brokerage Account #** ______ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

10 **Social Security #** ___ - __ - ____ **Taxpayer ID #** __ ________

Taxable Investors (check one):
- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ Joint Tenants with Right of Survivorship
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ UGMA/UTMA (Minor)

Non-Taxable Investors (check one):
- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)

(* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)

11 **INVESTOR(S) MUST SIGN** (Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

Date ______ Signature of Limited Partner ______ Date ______ Signature of Joint Limited Partner (if any) or Custodian ______

12 **UNITED STATES INVESTORS ONLY**

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number provided is true, correct, and complete.

☐ I have checked the box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code of 1986.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete.

(a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

13 **BROKER-DEALER MUST SIGN**

As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management, Inc. with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable Series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Date ______ Registered Representative Signature ______ Date ______ Principal Signature (if required by Selling Agent procedures) ______

Print Name ______ Print Name ______

SUPERFUND
THE FUTURE OF INVESTING

LIMITED PARTNERSHIP UNITS
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Quadriga Superfund, L.P.
c/o Superfund Asset Management, Inc.
489 5th Avenue
New York, NY 10017

Dear Sir/Madam:

Subscription for Units: I hereby subscribe for the number of Units in Series A ❑ B ❑ of the Fund set forth on the reverse side (minimum $ 5,000) of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the Partnership Agreement. The undersigned's check payable to "Quadriga Superfund, L.P. Series A ❑ B ❑ Escrow Account" in the full amount of the undersigned's subscriptions, (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the Prospectus), accompanies the Subscription Agreement and Power of Attorney Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned. Superfund Capital Management, Inc. may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Superfund Capital Management, Inc. at least 10 days before the end of a month, such attempted revocation is void and will not be deemed a written request for redemption. All Units offered are subject to prior sale.

Representations and Warranties of Subscriber: I have received the Prospectus. By submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C – Subscription Requirements" contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

Power of Attorney: In connection with my acceptance of an interest in each Series, I do hereby irrevocably constitute and appoint Superfund Capital Management, Inc., and its successors and assignees, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle, or compromise litigation, claims, or arbitrations on behalf of each series and (ii) make, execute, sign, acknowledge, swear to, deliver, record, and file any documents or instruments which may be considered necessary or desirable by Superfund Capital Management, Inc. to carry out fully the provisions of the Partnership Agreement, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Partnership Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency, or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in each Series.

Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in each Series. Except as to matters of state or federal securities laws, this Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

SUPERFUND
THE FUTURE OF INVESTING

CONSENT TO DELIVERY OF ELECTRONIC STATEMENTS

I/we hereby expressly agree to the electronic processing and transfer of the below described data regarding my/our investment in the Fund, as well as making these data accessible via the internet through Superfund Capital Management, Inc. as described below. This declaration of consent refers in particular, without limitation, to the following financial data (hereinafter called "financial data"):

- Name of product
- Value of the respective subscription/redemption ("transactions")
- Number of subscribed/redeemed or held Units
- Performance since subscription

My/our financial data will only be made accessible electronically via the internet if the declaration of consent in the application form has been signed by one or both (in the case of a joint account where the signature of both applicants is required for any transaction) investor(s). I/we furthermore expressly agree that all financial data, including the name of the respective investor(s), will be available for those companies (intermediaries) which have effected the investment in the Fund. This also includes companies whose services/consultancy regarding my/our investment in the Fund have explicitly been required. I/we am/are aware that this declaration of consent may be revoked at any time without providing a reason. The above mentioned financial data will be made available free-of-charge except for any applicable internet communication or other usage changes to which I/We may be or may become subject. No responsibility is taken for the completeness and correctness of the data contents by Superfund Capital Management, Inc. or any of its affiliates (hereinafter collectively referred to as "Superfund Group"). The above mentioned data are made available without any (legal) obligation by the Superfund Group. I/we am/are aware of and agree to the provision of the mentioned (electronically processed) financial data (including name) to the above mentioned companies in order to provide me/us with information concerning my/our investment, and deal in connection with any claims, subject to applicable privacy laws, asserted by these companies against the Superfund Group. All financial data will only be accessible on the internet after entering my/our user identification, or the user identification of the respective company, and the respective unique password. The mentioned financial data are made available on the internet free-of-charge and on a voluntary basis by the Superfund Group and may be revoked permanently or temporarily through without notice. Any liability part of the Superfund Group is expressly excluded, as well as claims by the investor(s) towards the Superfund Group in connection with making the mentioned financial data available on the internet. This also applies to cases where the data was not (completely) made available on the internet. The Superfund Group is furthermore not liable for an improper use of the financial data by unauthorized persons, unless it occurs due to a deliberate or grossly negligent, unlawful violation by the Superfund Group of its legal and contractual obligations. Liability regarding any losses resulting from or related to the financial data is hereby explicitly excluded. It is understood that this declaration of consent is not part of the respective agreement(s) or the contractual relationship(s) which forms the basis of my/our investment in the Fund. If any of the provisions of this declaration of consent is or becomes ineffective, unfeasible or unenforceable, this does not affect the effectiveness of the remaining provisions. In such a case the ineffective, unfeasible or unenforceable provision will be replaced by a legally allowed and effective, feasible or enforceable provision, as the case may be, which leads to the same result originally intended by me/us and Superfund Capital Management, Inc., which does not violate any legal provisions. This declaration of consent may be revoked by me/us upon prior written notice to the Superfund Group.

Date	Signature of Limited Partner	Date	Signature of Joint Limited Partner (if any) or Custodian

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
SUITABILITY REQUIREMENTS FORM

By subscribing for Units of the Fund, you will be required to fill out this form in its entirety, and to satisfy any applicable special state suitability requirement described in this form. Therefore, please make sure that you carefully review all representations and warranties and state suitability requirements before signing this form. The undersigned form must be mailed or delivered to the selling agent together with the Subscription Agreement and all other necessary documents. For a successful subscription of Units, all documents must be received at least 5 business days before the initial, or applicable, monthly closing.[1]

[1]Note: If you have already been admitted to the Fund as a Limited Partner and you are purchasing additional Units, you do not need to complete this form. You should instead complete the Subscription Agreement for an Additional Investment form.

Please indicate the Series you are subscribing for: **Series** ☐ A ☐ B (please check the appropriate box)

Limited Partner

Last name

First name

Residence address
Street, City, State, Zip Code

Additional Information
(For Estates, Partnerships, Trusts and Corporations)

E-mail address

Telephone ___ - ___ - ____

Date of birth M M D D Y Y

Sex ☐ Male ☐ Female

Occupation

Family Status ☐ Married ☐ Single ☐ Divorced ☐ Widowed

What is your Annual Income (AI)?

What is your approximate net worth (NW) exclusive of residence and automobiles?

How did you finance the investment? ☐ Own Money ☐ Loan ☐ Other

Receipt of Documentation: The regulations of the Commodity Futures Trading Commission ("CFTC") require that you be given a copy of the Prospectus, as well as certain additional documentation consisting of: (a) a supplement to the Prospectus, which must be given to you if the Prospectus is dated more than nine months before the date that you first received the Prospectus, and (b) the most current monthly account statement (report) for the Fund. By subscribing for Units, you hereby acknowledge receipt of the Prospectus and the additional documentation referred to above, if any.

Admission to the Fund: Please be informed that you will not be issued a certificate evidencing the Units that you are purchasing, but you will receive a written confirmation of the purchase in Superfund Capital Management, Inc.'s customary form.

State Suitability Requirements: Except as indicated below, investors must have a net worth (exclusive of home, furnishings and automobiles) of at least $150,000 or, failing that standard, have both a net worth (same exclusions) of at least $45,000 and an annual gross income of at least $45,000. If an investor is subscribing with his/her spouse as joint owners, he/she may count joint net worth and joint income in satisfying these requirements, as well as the special requirements described below. Investors must also make a minimum aggregate investment of $5,000. However, the states listed below (or, in certain cases, in special Supplements attached to the Prospectus) have more restrictive suitability or minimum investment requirements for their residents. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, furnishings, and automobiles; "AI" means annual gross income; and "TI" means annual taxable income for federal income tax purposes.)

1. Alaska — $60,000 (TI) and $60,000(NW), or $225,000(NW).
2. Arizona — $60,000 (TI) and $60,000(NW), or $225,000(NW).
3. California — $65,000(AI) and $250,000(NW), or $500,000(NW).
4. Iowa — $65,000(TI) and $250,000(NW), or $500,000(NW).
5. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).
6. Kentucky — Kentucky investors should limit their investment in the Fund and other managed futures programs to not more than 20% of their liquid net worth (cash, cash equivalents and readily marketable securities).
7. Maine — $50,000(AI) and $50,000(NW), or $200,000(NW).
8. Michigan — $60,000(TI) and $60,000(NW), or $225,000(NW).
9. Missouri — $60,000(TI) and $60,000(NW), or $225,000(NW).
10. New Jersey — $60,000(TI) and $60,000(NW), or $225,000(NW).
11. New Mexico — $75,000(AI) and $75,000(NW), or $200,000(NW)
12. North Carolina — $60,000(TI) and $60,000(NW), or $225,000(NW)
13. Pennsylvania — $50,000(TI) and $100,000(NW), or $175,000(NW)
14. Tennessee — $65,000(TI) and $65,000(NW), or $250,000(NW)
15. Texas — $60,000(TI) and $60,000(NW), or $225,000(NW)

Representations and Warranties > see reverse side

Communication Issues

I allow the selling agent to contact me either by telephone, facsimile or email in any case of Product or Market-Information directly.

SIGNATURE If Subscriber(s) Are Individuals

Name of Subscriber (Print or Type)

Signature of Subscriber — Date M M D D Y Y

Name of Co-Subscriber (Print or Type)

Signature of Co-Subscriber — Date M M D D Y Y

If Subscriber is an Entity

Name of Entity (Print or Type)

By: Authorized Signatory — Date M M D D Y Y

Name of Signatory (Print or Type)

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
SUITABILITY REQUIREMENTS FORM

Representations and Warranties

By executing the Subscription Agreement, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to Superfund Capital Management, Inc. and the Fund as follows *(As used below, the terms "you and your" refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity)*:

(Please initial each item to indicate your acknowledgement or representation)

______ 1. I have received a copy of the Prospectus, including the Partnership Agreement.

______ 2. If an individual subscriber, I am of legal age to execute the Subscription Agreement and am legally competent to do so.

______ 3. I satisfy the applicable financial suitability and minimum investment requirements, as set forth on page D-5 under the caption State Suitability Requirements (or in a special Supplement to the Prospectus) for residents of the state in which I reside. I agree to provide any additional documentation requested by Superfund Capital Management, Inc., as may be required by the securities administrator of my state of residence, to confirm that I meet the applicable minimum financial suitability standards to invest in the Fund.

______ 4. I understand that the investment objective of the Fund is to generate long-term capital growth while providing an element of diversification to a portfolio of stock and bond investments, which is consistent with my objective in making an investment in the Fund.

______ 5. The address on the Subscription Agreement is my true and correct residence and I have no present intention of becoming a resident of any other state or country. All the information that I have provided on the Subscription Agreement is correct and complete as of the date indicated thereon and, if there is any material change in that information before my admission as a Limited Partner, I will immediately furnish such revised or corrected information to Superfund Capital Management, Inc.

______ 6. If I am representing an employee benefit plan, to the best of my knowledge, neither Superfund Capital Managment, Inc., nor any of its affiliates: (a) has investment discretion with respect to the investment of my plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and under an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets and (ii) will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to that plan. For purposes of this representation (5), an "employee benefit plan" includes plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan, and include corporate "pension" and profit-sharing plans, "simplified employee pension plans", "Keogh" plans for self-employed individuals and individual retirement accounts ("IRAs").

______ 7. Unless representation (8) or (9) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.

______ 8. If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

______ 9. If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

______ 10. If I am subscribing in a representative capacity, I have full power and authority to purchase Units and enter into and be bound by this Agreement on behalf of the entity for which I am purchasing the Units, and that entity has full right and power to purchase the Units and enter into and be bound by the Subscription Agreement, and become a Limited Partner under the Partnership Agreement.

______ 11. I am either: (a) not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the 11.National Futures Association ("NFA"); or (b) if so required, I am duly registered with the CFTC and am a member in good standing of the NFA.
Entities that acquire Units must indicate whether they are registered with the CFTC as commodity pools, whether they are exempt from registration as a commodity pool, or whether they are not a commodity pool.
a.) The entity subscribing for Units is a commodity pool and its sponsor and/or principals are registered as commodity pool operators ("CPOs") and members of the National Futures Association ("NFA").
Provide NFA ID: ____________________ .
b.) The entity subscribing for Units is a commodity pool but its sponsors and/or principals are not required to be registered CPOs because of an exemption under the Commodity Exchange Act or CFTC Regulations.
State the exemption claimed ____________________ .
Such entities must also provide a copy of the exemption letter filed with NFA by its sponsor and/or principals.
c.) The entity subscribing for Units is not a commodity pool. Such entities must provide a seperate statement stating the purpose of forming the entity and that such entity does not solicit or accept funds to trade commodity contracts.

______ 12. I understand that the Partnership Agreement imposes substantial restrictions on the transferability of my Units and that my investment is not liquid except for limited redemption provisions, as set forth in the Prospectus and the Partnership Agreement.

______ 13. For Tennessee investors only: I understand that the rate at which each Series' performance fee is calculated exceeds the maximum rate for incentive or performance fees payable under the Guidelines for Registration of Commodity Pool Programs adopted by the North American Securities Administrators Association, as more fully described on page C-3.

By making the representations and warranties set forth above, investors should be aware that they have not waived any rights of action which they may have under applicable federal or state securities laws. Federal and state securities laws provide that any such waiver would be unenforceable. Investors should be aware, however, that the representations and warranties set forth above may be asserted in the defense of the Fund, Superfund Capital Mangement, Inc., or others in any subsequent litigation or other proceedings.

USEN390/0906

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
REQUEST FOR TRANSFER FORM

Please send original to: Quadriga Superfund, L.P., c/o Superfund Asset Management, Inc., 489 5th Ave. New York, New York 10017

Dear Sir/Madam:

The undersigned hereby requests a transfer of ______ Units ("Units") in ☐ A or ☐ B (check one). The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Limited Partnership Units to which this request for transfer relates with full power and authority to request transfer of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. The undersigned represents that the signature(s) appearing below is/are true and correct.

Transfer Details

Name of Limited Partner

Name of Entity (if applicable)

Limited Partner # (if applicable)

Residence address
(Street, City, State, Zip Code)

Telephone

Tax ID #

Account Type

TRANSFER TO THE ACCOUNT OF:

Transferee Details

Name of Limited Partner

Name of Entity (if applicable)

Limited Partner #

Residence address
(Street, City, State, Zip Code)

Telephone

Tax ID #

Account Type

Signature(s) must be identical to name(s) in which Units are registered.

Date | Signature of Limited Partner | Date | Signature of Joint Limited Partner (if applicable)

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

Date | Authorized Signatory | Title

The undersigned, as Transferee, represents that all information provided to Quadriga Superfund, L.P. in the form of an executed Subscription Agreement is true and correct as of the date of submission of the Request for Transfer. The undersigned further consents to the transfer of Units in Quadriga Superfund, L.P. as described above and agrees to accept such transferred Units for its account and risk.

Date | Signature of Transferee | Date | Signature of Joint Transferee (if applicable)

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

Date | Authorized Signatory | Title

E-1

USEN273/0407

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
Subscription Agreement For An Additional Investment

Broker-Dealer
Broker-Dealer Firm
R.R. Name
R.R. Number/ID.
R.R. Phone/Fax
R.R. Email Address
R.R. Address

	Limited Partner	[1] Limited Partner #	Joint Limited Partner
[2] Last name			
First name			
Residence address Street, City, State, Zip Code (P.O. Box not acceptable)			
[3] Additional Information (for Estates, Partnerships, Trusts and Corporations)			
[4] Mailing address (if different)			
[5] E-mail address			
Telephone/date of birth	– / M M D D Y Y		– / M M D D Y Y
[6] Custodian name, mailing address, telephone # and e-mail address (if applicable)			

[7] The investor named above, by execution and delivery of this Subscription Agreement and Power of Attorney, by either (i) enclosing a check/wire payable to "QUADRIGA SUPERFUND, L.P. Series A ☐ B ☐ Escrow Account", or (ii) authorizing the Selling Agent (or Additional Seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of Quadriga Superfund, L.P. Series A ☐ B ☐ units ("Units") at net asset value per unit by the last business day of each month.

The named investor further acknowledges receipt of the Prospectus dated M M D D Y Y, including the Third Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of Quadriga Superfund, L.P. (the "Fund"), the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

The undersigned represents that there has been no change in the undersigned's financial circumstances and that the Suitability Requirements Form initially completed when making the undersigned's initial investment in Quadrigia Superfund L.P. remains accurate and complete, and the undersigned understands that by agreeing the undersigned will be deemed to make, with respect to this Series Subscription Agreement, all the representations and warranties contained in such Suitability Requirements Form, including those relating to the undersigned satisfying the applicable financial suitability requirements under "State Suitability Requirements." ☐ I agree

[8] **Total Amount $** ______ . __ thereof Series A $ ______ . __

(minimum of $ 5,000 for each Series; $ 1,000 or more for additional investments) Series B $ ______ . __

[9] **Brokerage Account #** ______ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

[10] **Social Security #** ___ – __ – ____ **Taxpayer ID #** __ ______

Taxable Investors (check one):
- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ Joint Tenants with Right of Survivorship
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ UGMA/UTMA (Minor)

Non-Taxable Investors (check one):
- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)

(* APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)

[11] **INVESTOR(S) MUST SIGN** (Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.)

Date ______ Signature of Limited Partner ______ Date ______ Signature of Joint Limited Partner (if any) or Custodian ______

[12] **UNITED STATES INVESTORS ONLY**

Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number provided is true, correct, and complete.

☐ I have checked the box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code of 1986.

NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete.
(a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

[13] **BROKER-DEALER MUST SIGN** As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management, Inc. with respect to an investment in the Units . I ha ve also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable Series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Date ______ Registered Representative Signature ______ Date ______ Principal Signature (if required by Selling Agent procedures) ______

Print Name ______ Print Name ______

F-1

USEN0097/0307

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
SERIES EXCHANGE SUBSCRIPTION AGREEMENT

TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO SUPERFUND ASSET MANAGEMENT, INC., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE BE FORWARDED AND RECEIVED BY SUPERFUND ASSET MANAGEMENT, INC., ON BEHALF OF QUADRIGA SUPERFUND, L.P., TEN (10) DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O SUPERFUND ASSET MANAGEMENT, INC., 489 FIFTH AVENUE, NEW YORK, NY 10017.

EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER.

By execution and delivery of this Series Exchange Subscription Agreement, I hereby redeem the Units of Quadriga Superfund, L.P Series A or Series B, as identified below under "Series Exchange Election," and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing.

I understand that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $5,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $5,000, and that requests for an exchange of less than $5,000, or the Unit equivalent thereof, will not be effected. I further understand that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $5,000 in that Series after the exchange is completed.

PLEASE NOTE: If a partial exchange would result in you holding Units with a Net Asset Value of less than $5,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange.

BY SIGNING BELOW, YOU ACKNOWLEDGE RECEIPT OF THE QUADRIGA SUPERFUND, L.P. PROSPECTUS DATED [M M D D Y Y] **ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, THE CURRENT MONTHLY REPORT FOR THE FUND, THE FUND'S SUBSCRIPTION AGREEMENT AND THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THE TERMS OF ALL OF WHICH GOVERN THE INVESTMENT IN THE UNITS FOR WHICH YOU ARE SUBSCRIBING.**

SERIES EXCHANGE ELECTION

Dollar Amount $ ☐☐☐☐☐☐☐☐☐☐ (not less than $5,000, to be rounded up to nearest whole Unit)

OR

Number of Units ☐☐☐☐☐☐☐☐☐☐ (NAV of at least $5,000)

to be redeemed from Quadriga Superfund, L.P. ☐ Series A **OR** ☐ Series B (check one) and exchanged for Units in the other Series.

ACCOUNT INFORMATION

(Please print).

Account Name: ____________________ Telephone ___-___-____

Account Number: ____________________ Fax ___-___-____

Address
Street, City, State, Zip Code ____________________ E-Mail ____________________

____________________, ____ ________

NOTICE REGARDING SERIES EXCHANGE: No administrative fees will be charged in connection with this Series Exchange transaction. However, a Series Exchange constitutes the redemption of Units of one Series of Quadriga Superfund, L.P. and a concurrent purchase of Units of the other Series subject to a maximum sales commission of 10% of the initial investment amount in the new Series (paid at a rate of 1/12 of 4% per month). Accordingly, investors making a Series Exchange will incur aggregate sales commission charges of up to 10% of the value of the Units being subscribed for in the new Series pursuant to a Series Exchange regardless of the amount of sales commission charges paid in connection with their investment in the other Series of Quadriga Superfund, L.P.

G-1

USEN997/0307

SUPERFUND
THE FUTURE OF INVESTING

QUADRIGA SUPERFUND, L.P.
SERIES EXCHANGE SUBSCRIPTION AGREEMENT

AUTHORITY TO REQUEST EXCHANGE

The undersigned hereby authorizes Superfund Capital Management, Inc. to redeem the dollar amount or number of Units of Quadriga Superfund, L.P. in the Series indicated above, at the Net Asset Value thereof, and to apply the net proceeds of that redemption to the purchase of Units in the other Series at the Net Asset Value thereof.

The undersigned hereby represents and warrants that, if an individual, the undersigned is the true, lawful, and beneficial owner of the Units to which this Series Exchange Subscription Agreement relates with full power and authority to request such exchange or, if an entity, has full power and authority to request such exchange from and on behalf of the entity named below. The undersigned represents that the signature(s) below is/are true and correct. The undersigned represents that there has been no change in the undersigned's financial circumstances and that the Suitability Requirements Form (see Prospectus Exhibit D, Pages D-5 and D-6) initially completed when making the undersigned's initial investment in Quadriga Superfund, L.P. remains accurate and complete, and the undersigned understands that, by signing below, the undersigned will be deemed to make, with respect to this Series Exchange Subscription Agreement, all the representations and warranties contained in such Suitability Requirements Form, including those relating to the undersigned's satisfying the applicable financial suitability requirements under "State Suitability Requirements" and citizenship status. The undersigned reaffirms the Power of Attorney (see Prospectus Exhibit D, Page D-3) submitted when making the undersigned's initial investment, and hereby appoints Superfund Capital Management, Inc., its successors and assigns, as the undersigned's true and lawful attorney-in-fact, for the purposes and to the extent set forth therein, with respect to the undersigned's acceptance of the interest in the Series subscribed for hereby. The undersigned acknowledges that this Series Exchange Subscription Agreement is irrevocable 5 days after submission to the undersigned's broker-dealer. This Series Exchange Subscription Agreement and the power-of-attorney included herein shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. If applicable, the undersigned continues to consent to delivery of electronic statements.

SIGNATURE(S)

(Please print – except signatures).

Name of Investor

Signature	Date (M M D D Y Y)

Name of Co-Investor (or Custodian or Trustee)

Signature	Date (M M D D Y Y)

Signature(s) must be identical to name(s) in which Units are registered.

BROKER-DEALER MUST SIGN

I hereby certify that I have discussed with the investor identified above all of the pertinent facts relating to the risks, tax consequences, lack of liquidity of the Units, and the management and control of Quadriga Superfund, L.P. by Superfund Capital Management, Inc. in connection with an investment in Quadriga Superfund, L.P., and that the investor will incur sales commission charges with respect to the Units acquired as a result of this Series Exchange without regard to sales commissions previously paid. I have reasonable grounds to believe that, based on the information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known to me, that the Series Exchange from an investment in Series ☐ A or ☐ B (check applicable box) to an investment in the other Series is suitable for such investor in light of his/her/their investment objectives and suitability characteristics.

SIGNATURE(S)

(Please print – except signatures).

Broker-Dealer Firm Name

Name of Registered Representative

Signature	Date (M M D D Y Y)

Name of Principal

Signature	Date (M M D D Y Y)

G-2